                                                FILED PURSUANT TO RULE 424(B)(5)
                                                     REGISTRATION NO. 333-136741
PROSPECTUS SUPPLEMENT

LOGO                                                                        LOGO
(TO PROSPECTUS DATED SEPTEMBER 29, 2006)

                           $574,673,000 (APPROXIMATE)
                              C-BASS 2007-CB1 TRUST
                                 Issuing Entity
               CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC
                               Sponsor and Seller
                            LITTON LOAN SERVICING LP
                                    Servicer
                           BOND SECURITIZATION, L.L.C.
                                    Depositor
         C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-CB1

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 7 IN THE ACCOMPANYING PROSPECTUS.

The certificates will represent obligations of the C-BASS 2007-CB1 Trust only and will not represent an interest in, or an obligation of Bond Securitization L.L.C., Credit-Based Asset Servicing and Securitization LLC, J.P. Morgan Securities Inc. or any other entity.

C-BASS 2007-CB1 Trust will issue:
     - seven classes of Class AF Certificates;

     - eight classes of Class M Certificates of which one class is not offered by this prospectus supplement;

     - two classes of Class B Certificates which are not offered by this prospectus supplement; and

     - certain other classes of certificates not offered by this prospectus supplement.

The classes of certificates offered by this prospectus supplement and their expected initial class principal amounts and interest rates are listed in the table on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the table that begins on page S-1 under "Summary -- Offered Certificates" and not to the other classes of certificates listed under "Summary -- Non-Offered Certificates."

The assets of the issuing entity will primarily consist of a pool of first and second lien adjustable-rate and fixed-rate mortgage loans. The mortgage loans will have the additional characteristics described in "Description of the Mortgage Pool" in this prospectus supplement.

Principal and interest on the certificates will be payable on the 25th day of each month, beginning on the distribution date in February 2007, as described in this prospectus supplement.

Credit enhancement for the certificates consist of:

     - subordination of the Class M and Class B Certificates to the Class AF Certificates as described in this prospectus supplement under "Description of the Certificates -- Subordination of the Payment of the Subordinate Certificates"; and

     - excess interest and overcollateralization as described in this prospectus supplement under "Description of the Certificates -- Principal Distributions."

The floating rate certificates will have the benefit of an interest rate swap agreement with JPMorgan Chase Bank, National Association, as swap counterparty, as described in this prospectus supplement under "Description of the Certificates -- Interest Rate Swap Agreement." Amounts received on the interest rate swap agreement are not available to make distributions on the other classes of certificates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the offered certificates will be made on or about February 7, 2007 in book-entry form. Total proceeds to the depositor for the offered certificates will be approximately 99.81% of the aggregate initial principal balance of the offered certificates (net of accrued interest), before deducting expenses payable by the depositor. Approximately 41.49% of the aggregate initial principal balance of the Class M-7 Certificates will not be purchased by the underwriters. They will be transferred to the sponsor on or about February 7, 2007 as partial consideration for the sale of the mortgage loans to the depositor. See "Method of Distribution."

                                    JPMORGAN
                                  LEAD MANAGER
MERRILL LYNCH & CO.                                    RABO SECURITIES USA, INC.
                                   CO-MANAGERS
JANUARY 26, 2007

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

     You should be certain to review the information in this prospectus supplement for a description of the specific terms of your certificates and the prospectus for additional information concerning your certificates.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20548.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

     This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC. You may request a free copy of any of the above filings by writing or calling:

                           J.P. MORGAN SECURITIES INC.
                                JPMSI OPERATIONS
                            10 SOUTH DEARBORN STREET
                               MAIL CODE IL1-0237
                             CHICAGO, ILLINOIS 60670
                                 (312) 732-8505

     You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY ................................................................     S-1
RISK FACTORS ...........................................................    S-10
DESCRIPTION OF THE MORTGAGE LOANS ......................................    S-19
THE POOLING AND SERVICING AGREEMENT ....................................    S-23
STATIC POOL INFORMATION ................................................    S-32
DESCRIPTION OF THE CERTIFICATES ........................................    S-33
   General .............................................................    S-33
   Book-Entry Certificates .............................................    S-35
   Allocation of Available Funds .......................................    S-38
   Pass-Through Rates ..................................................    S-39
   Interest Distributions ..............................................    S-40
   Principal Distributions .............................................    S-41
   Subordination of the Payment of the Subordinate Certificates ........    S-47
   Allocation of Losses ................................................    S-48
   Application of Monthly Excess Cashflow Amounts ......................    S-49
   Basis Risk Reserve Fund .............................................    S-51
   Distributions from the Supplemental Interest Trust ..................    S-52
   Interest Rate Swap Agreement ........................................    S-53
   Reports to Certificateholders .......................................    S-56
   Final Scheduled Distribution Date ...................................    S-56
   Voting Rights .......................................................    S-56
THE TRUSTEE ............................................................    S-56
   U.S. Bank General ...................................................    S-56
   Corporate Trust General .............................................    S-56
   Trustee .............................................................    S-57
THE CUSTODIAN ..........................................................    S-59
THE SPONSOR ............................................................    S-59
UNDERWRITING GUIDELINES ................................................    S-60
   Underwriting Guidelines of the Sponsor ..............................    S-60
   New Century Mortgage Corporation ....................................    S-61
   Wilmington Finance, Inc. ............................................    S-66
THE ISSUING ENTITY .....................................................    S-68
AFFILIATES AND RELATED TRANSACTIONS ....................................    S-69
THE SERVICER ...........................................................    S-69
SERVICING OF THE MORTGAGE LOANS ........................................    S-71
   General .............................................................    S-71
   Accounts ............................................................    S-71
   Flow of Funds .......................................................    S-72
FEES AND EXPENSES OF THE ISSUING ENTITY ................................    S-72
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE ............................    S-73
   Yield Considerations ................................................    S-73
   Subordination of the Offered Subordinate Certificates ...............    S-75
   Weighted Average Life ...............................................    S-76
   Structuring Assumptions .............................................    S-76
USE OF PROCEEDS ........................................................    S-77
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ...............................    S-77
   Tax Treatment of the Offered Certificates ...........................    S-78
STATE TAXES ............................................................    S-80
ERISA MATTERS ..........................................................    S-80
METHOD OF DISTRIBUTION .................................................    S-82
LEGAL MATTERS ..........................................................    S-83
RATINGS ................................................................    S-83
LEGAL INVESTMENT .......................................................    S-83
INDEX OF DEFINED TERMS .................................................    S-84
Annex A-1: Global Clearance, Settlement and
   Tax Documentation Procedures ........................................   A-1-1
Annex A-2: Certain Characteristics of the Mortgage Loans ...............   A-2-1
Annex B-1: Assumed Mortgage Loan Characteristics .......................   B-1-1
Annex B-2: Principal Amount Decrement Tables ...........................   B-2-1
Annex C: Interest Rate Swap Schedule ...................................     C-1

                                   PROSPECTUS

Risk Factors ...........................................................       7
The Trust Fund .........................................................      19
Use of Proceeds ........................................................      41
The Depositor ..........................................................      41
The Sponsor ............................................................      42
Description of the Securities ..........................................      42
Credit Enhancement .....................................................      67
Yield and Prepayment Considerations ....................................      75
The Agreements .........................................................      78
Material Legal Aspects of the Loans ....................................      97
Material Federal Income Tax Consequences ...............................     117
State Tax Considerations ...............................................     147
ERISA Considerations ...................................................     147
Legal Investment .......................................................     153
Method of Distribution .................................................     156
Legal Matters ..........................................................     157
Financial Information ..................................................     157
Rating .................................................................     157
Where You Can Find More Information ....................................     159
Incorporation of Certain Documents by Reference ........................     159
Static Pool Information ................................................     159
Glossary ...............................................................     160

                                     SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

         C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-CB1

The C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB1 consist of the classes of certificates listed in the table below. Only the classes of certificates listed in the table below under "Offered Certificates" are being offered by this prospectus supplement:

                              OFFERED CERTIFICATES

                                                                                                                    PRINCIPAL
                                                          PASS-THROUGH RATE   PASS-THROUGH RATE   AVERAGE LIFE       PAYMENT
               EXPECTED                                    BEFORE OPTIONAL     AFTER OPTIONAL       TO CALL/        WINDOW TO
               PRINCIPAL           EXPECTED RATINGS          TERMINATION         TERMINATION        MATURITY      CALL/MATURITY
  CLASS(1)     AMOUNT(4)       (MOODY'S/S&P/FITCH/DBRS)     DATE(%)(2)(3)       DATE(%)(2)(3)      (YEARS)(5)      (MONTHS)(5)
------------   ------------   -------------------------   -----------------   -----------------   ------------   --------------
Class AF-1A    $123,325,000        Aaa/AAA/AAA/AAA          LIBOR + 0.070%      LIBOR + 0.140%     0.90 / 0.90     1-21 / 1-21
Class AF-1B    $123,325,000        Aaa/AAA/AAA/AAA              6.004%              6.504%         0.90 / 0.90     1-21 / 1-21
Class AF-2     $ 86,879,000        Aaa/AAA/AAA/AAA              5.721%              6.221%         2.00 / 2.00    21-29 / 21-29
Class AF-3     $ 70,062,000        Aaa/AAA/AAA/AAA              5.737%              6.237%         3.00 / 3.00    29-53 / 29-53
Class AF-4     $ 20,420,000        Aaa/AAA/AAA/AAA              5.910%              6.410%         5.00 / 5.00    53-71 / 53-71
Class AF-5     $ 19,857,000        Aaa/AAA/AAA/AAA              6.018%              6.518%        6.71 / 10.42   71-83 / 71-197
Class AF-6     $ 49,319,000        Aaa/AAA/AAA/AAA              5.835%              6.335%         6.11 / 6.82   46-83 / 46-195
Class M-1      $ 17,394,000     Aa1/AA+/AA+/AA (high)       LIBOR + 0.230%      LIBOR + 0.345%     3.54 / 3.54    41-45 / 41-45
Class M-2      $ 17,394,000     Aa2/AA/AA+/AA (high)        LIBOR + 0.280%      LIBOR + 0.420%     4.74 / 4.74    45-78 / 45-78
Class M-3      $ 10,380,000         Aa3/AA/AA/AA            LIBOR + 0.300%      LIBOR + 0.450%     6.85 / 9.13   78-83 / 78-161
Class M-4      $  9,766,000      A1/A+/AA-/AA (low)         LIBOR + 0.350%      LIBOR + 0.525%     4.68 / 5.16   40-83 / 40-142
Class M-5      $  9,156,000       A2/A/A+/A (high)          LIBOR + 0.380%      LIBOR + 0.570%     4.66 / 5.12   39-83 / 39-136
Class M-6      $  8,851,000           A3/A-/A/A             LIBOR + 0.440%      LIBOR + 0.660%     4.64 / 5.07   39-83 / 39-130
Class M-7      $  8,545,000   Baa1/BBB+/BBB+/BBB (high)     LIBOR + 0.750%      LIBOR + 1.125%     4.63 / 5.01   38-83 / 38-123

                            NON-OFFERED CERTIFICATES

Class M-8(6)   $  7,325,000       Baa2/BBB/BBB/BBB          LIBOR + 1.100%      LIBOR + 1.650%     4.62 / 4.94   38-83 / 38-115
Class B-1(6)   $  6,104,000   Baa3/BBB-/BBB-/BBB (low)      LIBOR + 1.800%      LIBOR + 2.700%     4.62 / 4.86   38-83 / 38-106
Class B-2(6)   $  6,407,000     Ba1/BB+/BB+/BB (high)           7.000%              7.500%         4.60 / 4.71    37-83 / 37-97
Class CE-1              N/A              N/A                      N/A                N/A               N/A             N/A
Class CE-2              N/A              N/A                      N/A                N/A               N/A             N/A
Class P                 N/A              N/A                      N/A                N/A               N/A             N/A
Class R                 N/A              N/A                      N/A                N/A               N/A             N/A
Class R-X               N/A              N/A                      N/A                N/A               N/A             N/A

----------
(1) The Certificates will be priced to the Optional Termination Date. The Class AF-1A, Class M and Class B-1 Certificates will settle flat. The Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6 and Class B-2 Certificates will settle with accrued interest, beginning on January 1, 2007.

(2) The pass-through rate on the Class AF-1A, Class M and Class B-1 Certificates will be a floating rate equal to 1-month LIBOR plus a margin. The margin on the Class AF-1A Certificates will equal 2 times its original margin on each Distribution Date after the first possible Optional Termination Date. The margin on the Class M and Class B-1 Certificates will equal 1.5 times their respective original margin on each Distribution Date after the first possible Optional Termination Date. The pass-through rate on the Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6 and Class B-2 Certificates will be a fixed rate which will increase by 0.50% on the first Distribution Date after the first possible Optional Termination Date.

(3) The floating rate and fixed rate certificates will be subject to the applicable rate cap as described in this prospectus supplement.

(4) The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(5) The floating rate and fixed rate certificates will be priced at 23% HEP for the fixed rate collateral, which assumes a constant prepayment rate ("CPR") 2.3% in month 1, building linearly to 23% CPR in month 10 and remaining constant thereafter. The floating rate and fixed rate certificates will be priced at 100% PPC for the adjustable rate collateral, which assumes 2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR through month 22, 50% CPR from month 23 to month 27, and 35% CPR in month 28 and thereafter; provided, however, that the prepayment rate will not exceed 95% CPR in any period for any given percentage of prepayment speed. The call assumes 10% optional termination occurs.

(6) The Class M-8 and Class B Certificates will be privately placed and will not be offered pursuant to the prospectus. Information presented in this prospectus supplement for the Class M-8 and Class B Certificates is solely to assist purchasers of the Offered Certificates.

     The C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB1 will also have the following characteristics:

                              OFFERED CERTIFICATES
               DELAY/    INTEREST   FINAL SCHEDULED
              ACCRUAL     ACCRUAL     DISTRIBUTION      MINIMUM     INCREMENTAL
   CLASS     PERIOD(1)  CONVENTION        DATE       DENOMINATION  DENOMINATIONS    CUSIP
-----------  ---------  ----------  ---------------  ------------  -------------  ---------
Class AF-1A     0 Day   Actual/360    January 2037     $100,000          $1       1248MGAJ3
Class AF-1B    24 Day     30/360      January 2037     $100,000          $1       1248MGAX2
Class AF-2     24 Day     30/360      January 2037     $100,000          $1       1248MGAK0
Class AF-3     24 Day     30/360      January 2037     $100,000          $1       1248MGAL8
Class AF-4     24 Day     30/360      January 2037     $100,000          $1       1248MGAM6
Class AF-5     24 Day     30/360      January 2037     $100,000          $1       1248MGAN4
Class AF-6     24 Day     30/360      January 2037     $100,000          $1       1248MGAP9
Class M-1       0 Day   Actual/360    January 2037     $100,000          $1       1248MGAQ7
Class M-2       0 Day   Actual/360    January 2037     $100,000          $1       1248MGAR5
Class M-3       0 Day   Actual/360    January 2037     $100,000          $1       1248MGAS3
Class M-4       0 Day   Actual/360    January 2037     $100,000          $1       1248MGAT1
Class M-5       0 Day   Actual/360    January 2037     $100,000          $1       1248MGAU8
Class M-6       0 Day   Actual/360    January 2037     $100,000          $1       1248MGAV6
Class M-7       0 Day   Actual/360    January 2037     $100,000          $1       1248MGAW4

                            NON-OFFERED CERTIFICATES
Class M-8       0 Day   Actual/360    January 2037     $100,000          $1       1248MGAA2
Class B-1       0 Day   Actual/360    January 2037     $100,000          $1       1248MGAB0
Class B-2      24 Day     30/360      January 2037     $100,000          $1       1248MGAC8
Class CE-1      N/A         N/A                           N/A           N/A       1248MGAD6
Class CE-2      N/A         N/A                           N/A           N/A       1248MGAE4
Class P         N/A         N/A                          $100           N/A       1248MGAF1
Class R         N/A         N/A                           N/A           N/A       1248MGAG9
Class R-X       N/A         N/A                           N/A           N/A       1248MGAH7

----------
(1) 24 Day = For any distribution date, the interest accrual period will be the calendar month preceding that distribution date. 0 Day = For any distribution date, the interest accrual period will be the period from and including the prior distribution date (or the closing date for the first interest accrual period) to and including the day immediately preceding the related distribution date.

The certificates offered by this prospectus supplement will be issued in book-entry form and in the minimum denominations (or multiples of $1 in excess of that amount) set forth under "Description of the Certificates--General" in this prospectus supplement.

The certificates represent ownership interests in an issuing entity which will consist primarily of one group of mortgage loans sometimes referred to in this prospectus supplement as the "mortgage pool."

Collections from all the mortgage loans will be available to make distributions on the Class A, Class M and Class B Certificates.

                                 ISSUING ENTITY

C-BASS 2007-CB1 Trust will issue the certificates. The issuing entity will be formed pursuant to a pooling and servicing agreement among the depositor, the servicer, the sponsor and the trustee. The certificates solely represent beneficial ownership interests in the issuing entity created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

                                   THE TRUSTEE

U.S. Bank National Association will act as trustee of the issuing entity under the pooling and servicing agreement. The corporate trust office of the trustee is located at 60 Livingston Avenue, St. Paul, Minnesota 55107. For further information regarding the trustee, see "The Trustee" in this prospectus supplement.

                                  THE CUSTODIAN

The Bank of New York will act as custodian pursuant to a custodial agreement. For further information regarding the custodian, see "The Custodian" in this prospectus supplement.

                             THE SPONSOR AND SELLER

Credit-Based Asset Servicing and Securitization LLC, a Delaware limited liability company will be the sponsor of the transaction and the seller of the mortgage loans. The principal executive office of the sponsor is located at 335 Madison Avenue, 19th Floor, New York, New York 10017. For further information regarding the sponsor, see "The Sponsor" in this prospectus supplement.

                                  THE DEPOSITOR

On the closing date, Bond Securitization, L.L.C. will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

                                  THE SERVICER

Litton Loan Servicing LP, a Delaware limited partnership. The principal executive office of the servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. Litton Loan Servicing LP will act as servicer of the mortgage loans under the pooling and servicing agreement and, in that capacity, will:

(1) provide customary servicing functions with respect to the mortgage loans pursuant to the pooling and servicing agreement;

(2)  provide certain reports to the trustee; and

(3)  make certain advances.

For further information regarding the servicer, see "The Servicer" in this prospectus supplement.

                              THE SWAP COUNTERPARTY

JPMorgan Chase Bank, National Association, a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. The swap counterparty has long term, unsecured ratings, as of the date of this prospectus supplement, of "AA-" from Standard & Poor's, "A+" from Fitch Ratings and "Aa2" from Moody's Investors Service, Inc. The information under this heading "--The Swap Counterparty" has been provided by JPMorgan Chase Bank, National Association for use in this prospectus supplement.

                                 RATING AGENCIES

Fitch, Inc., Moody's Investors Service, Inc., Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and DBRS, Inc. will issue ratings with respect to the Offered Certificates, the Class M-8 Certificates and the Class B Certificates.

                                  CUT-OFF DATE

January 1, 2007. The cut-off date is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans.

                                   RECORD DATE

The record date for the floating rate certificates, for so long as they are held in book-entry form, will be the business day immediately preceding a distribution date, and for the fixed rate certificates and any floating rate certificate that is not held in book-entry form, will be the last business day of the month preceding the month of the related distribution date.

                               STRUCTURAL OVERVIEW

The following chart illustrates the distribution priorities and the subordination features applicable to the Offered Certificates, the Class M-8 Certificates and the Class B Certificates.

                                    Class A*
                                    Class M-1
                                    Class M-2
                                    Class M-3
Accrued certificate interest,       Class M-4          Losses**
     then principal*                Class M-5
                                    Class M-6
                                    Class M-7
                                    Class M-8
                                    Class B-1
                                    Class B-2


* See "Distribution Priorities" below for principal allocation among the Class AF Certificates.

** Excess special hazard losses will be allocated pro rata among the Class M and Class B Certificates. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

                            DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding certificate principal balance of that class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

For each distribution date and the floating rate certificates, the accrual period will be the period from and including the immediately preceding distribution date (or the closing date for the first accrual period) to and including the day immediately preceding such distribution date. Interest on the floating rate certificates for all accrual periods will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in each accrual period.

For each distribution date and the fixed rate certificates, the accrual period will be the period from and including the first day of the calendar month preceding that distribution date up to and including the last day of such month and will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

We refer you to "Description of the Certificates--Interest Distributions" in this prospectus supplement for more information.

                           DISTRIBUTIONS OF PRINCIPAL

Principal will be distributed to the holders of the certificates on each distribution date in the amounts described in this prospectus supplement under "Description of the Certificates--Principal Distributions." The amount of principal distributable on the certificates on any distribution date will be determined by:

- funds actually received or advanced on the related mortgage loans that are available to make principal distributions on the certificates;

- the amount of excess interest available to pay principal on the certificates as described below; and

- amounts available under the interest rate swap agreement to cover certain realized losses on the mortgage loans.

The manner of distributing principal among the classes of certificates will differ, as described in this prospectus supplement, depending upon the occurrence of several different events, including:

- whether a distribution date occurs before, or on or after, the related "stepdown date," which is the earlier to occur of (a) the first distribution date after which the aggregate principal balance of the Class AF Certificates has been reduced to zero and (b) the later of (i) the distribution date in February 2010 and (ii) the first distribution date on which the ratio of (x) the total principal balance of the subordinate certificates plus any overcollateralized amount to (y) the total principal balance of the mortgage loans at the end of the related due period after giving effect to principal prepayments in the related prepayment period equals or exceeds the applicable percentage specified in this prospectus supplement;

- whether the rate of delinquencies of the mortgage loans over any six-month period is higher than certain levels set forth in this prospectus supplement; or

- whether the cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement.

We refer you to "Description of the Certificates--Principal Distributions" in this prospectus supplement and "Description of the Securities--Distributions of Principal" in the prospectus for more information.

                          INTEREST RATE SWAP AGREEMENT

On the closing date, the supplemental interest trust trustee on behalf of the supplemental interest trust will enter into an interest rate swap agreement with the swap counterparty for the benefit of the floating rate certificates.

Under the interest rate swap agreement, with respect to the first 51 distribution dates, the supplemental interest trust will pay to the swap counterparty a fixed payment at a rate of 5.1915% per annum and the swap counterparty will pay to the supplemental interest trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), in each case multiplied by the applicable notional amount set forth on the schedule attached as Annex C to this prospectus supplement for that distribution date. To the extent that the fixed payment exceeds the floating payment payable with respect to any of the first 51 distribution dates, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the swap counterparty, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 51 distribution dates, the swap counterparty will owe a net payment to the supplemental interest trust on the business day preceding that distribution date. Any net amounts received by or paid out from the supplemental interest trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under "Description of the Certificates--Distributions from the Supplemental Interest Trust" in this prospectus supplement. The interest rate swap agreement is scheduled to terminate following the distribution date in April 2011.

For further information regarding the interest rate swap agreement, see "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

                        FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the certificates is the distribution date in January 2037.

                                DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in February 2007. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

                OPTIONAL CLEAN-UP REDEMPTION OF THE CERTIFICATES

On any distribution date on or after the distribution date on which the aggregate stated principal balance of the mortgage loans is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the servicer, or an affiliate of the servicer, will have the option to purchase all of the mortgage loans, which will cause an early retirement of the certificates.

See "The Pooling and Servicing Agreement--Termination; Optional Clean-Up Call" in this prospectus supplement.

                               CREDIT ENHANCEMENT

SUBORDINATION. The Class M and Class B Certificates will provide credit enhancement for the Class AF Certificates. Among the Class M and Class B Certificates, each class of Class M Certificates will have payment priority over the Class B Certificates, among the Class M Certificates, the classes that have a lower number designation will have payment priority over those with a higher number designation, and between the Class B Certificates, the classes that have a lower number designation will have payment priority over those with a higher number designation.

ALLOCATION OF LOSSES. If the mortgage loans experience losses, then, generally, the certificate principal balance of the class of Class M or Class B Certificates that is lowest in seniority and still outstanding will be reduced by the amount of those realized losses until the certificate principal balance of that class is reduced to zero.

If a loss has been allocated to reduce the certificate principal balance of your class of certificates, you will receive no payment in respect of that reduction. If the subordination of the Class M and Class B Certificates is insufficient to absorb losses, then the Class AF Certificates may not receive all of their principal payments.

Some losses, however, such as special hazard losses in excess of the amounts set forth in this prospectus supplement, are, in general, allocated pro rata to each class of certificates (other than the Class AF Certificates) instead of first being allocated by priority to the Class M and Class B Certificates. Unlike other realized losses, these excess losses on the mortgage loans will be allocated pro rata among the Class M and Class B Certificates.

See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

We refer you to "Risk Factors--There Are Risks in Holding Subordinate Certificates" and "Description of the Certificates--Allocation of Losses" in this prospectus supplement for more information.

                               THE MORTGAGE LOANS

STATISTICAL INFORMATION. The statistical information on the mortgage loans presented in this prospectus supplement is based on the principal balance of such mortgage loans as of the cut-off date. Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics of the mortgage loans as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

GENERAL. On the cut-off date, the assets of the issuing entity consisted of 3,118 mortgage loans with a total principal balance of approximately $610,378,378. The mortgage loans consist primarily of first and second lien mortgage loans, 97.35% of which have an original term to stated maturity of thirty years.

MORTGAGE POOL CHARACTERISTICS. As of the cut-off date, the mortgage pool consisted of 3,118 mortgage loans having a total principal balance of approximately $610,378,378. Approximately 34.25%, 20.15% and 3.41% of the mortgage loans adjust, commencing approximately 2, 3 and 5 years, respectively, after origination, based on the Six-Month LIBOR Index. The mortgage interest rates of approximately 42.18% of the mortgage loans are fixed.

Approximately 0.60%, 17.01%, 1.17%, and 1.12% of the mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of 24, 60, 84 and 120 months, respectively, following origination of such mortgage loan. Following such month period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

Approximately 38.04% of the mortgage loans are balloon loans, of which approximately 0.75% amortize over a 30 year period and have a maturity date 15 years after origination, approximately 0.06% amortize over a 35 year period and have a maturity date 30 years after origination, approximately 6.39% amortize over a 45 year period and have a maturity date 30 years after origination and approximately 10.65% amortize over a 50 year period and have a maturity date 30 years after origination.

We refer you to "Description of the Mortgage Loans" in this prospectus supplement for more information.

SUMMARY STATISTICAL DATA. The following table summarizes the characteristics of the mortgage loans in the mortgage pool as of the cut-off date. Tabular information concerning the statistical characteristics of the mortgage loans in the mortgage pool as of the cut-off date can be found at "Description of the Mortgage Loans--Tabular Characteristics of the Mortgage Loans" in this prospectus supplement.

AGGREGATE OUTSTANDING PRINCIPAL BALANCE
Mortgage Pool:..........................................   $610,378,378

AGGREGATE NUMBER OF MORTGAGE LOANS
Mortgage Pool:..........................................          3,118

AVERAGE STATED PRINCIPAL BALANCE
Mortgage Pool:..........................................   $    195,760

WEIGHTED AVERAGE MARGIN (ADJUSTABLE RATE MORTGAGES ONLY)
Mortgage Pool:..........................................          6.194%

WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY (IN MONTHS)
Mortgage Pool:..........................................            357

WEIGHTED AVERAGE REMAINING TERM TO MATURITY (IN MONTHS)
Mortgage Pool:..........................................            353

WEIGHTED AVERAGE CURRENT MORTGAGE RATE
Mortgage Pool:..........................................          8.137%

                          SERVICING STANDARD; ADVANCES

Litton Loan Servicing LP will act as servicer and will be obligated to service and administer the mortgage loans on behalf of the issuing entity. The servicer has agreed to service the mortgage loans on a "scheduled/scheduled" basis. This means the servicer is responsible for advancing scheduled payments of principal and interest in accordance with the pooling and servicing agreement. The servicer has also agreed to cause the mortgage loans to be serviced:

- with the same care as it customarily employs in servicing and administering similar mortgage loans for its own account,

- in accordance with accepted mortgage servicing practices of prudent lending institutions and mortgage servicer's that service similar mortgage loans and

- giving due consideration to the interests of holders of all classes of certificates.

The servicer (including the trustee as successor servicer and any other successor servicer, if applicable) will be required to advance delinquent payments of principal and interest on the mortgage loans (except that the servicer will not be required to make advances of principal on second-lien mortgage loans or REO properties or balloon loans) and advance any property protection expenses relating to the mortgage loans. With respect to balloon loans, as to which the balloon payment is not made when due, the servicer will make limited advances based on the original principal amortization schedule for such balloon loan. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicer (and the trustee as successor servicer and any other successor servicer, if applicable) will not be required to make any advance that it determines would be nonrecoverable. The servicer will also be required to pay compensating interest to cover prepayment interest shortfalls for principal prepayments in full to the extent of one-half of its servicing fee.

See "The Servicer" in this prospectus supplement.

                               FEES AND EXPENSES

The servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the servicer from payments received with respect to such mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee will be an amount equal to one-twelfth of 0.50% of the stated principal balance of each mortgage loan.

The trustee is entitled to a monthly fee, which will be an amount equal to one-twelfth of 0.005% of the stated principal balance of each mortgage loan.

The depositor, the servicer and the trustee are entitled to indemnification and reimbursement of certain expenses from the issuing entity prior to distributions to Certificateholders under the pooling and servicing agreement as discussed in the accompanying prospectus under "--The Pooling and Servicing Agreement--P&I Advances and Servicing Advances" and "--Certain Matters Regarding the Depositor, the Servicer and the Trustee" in this prospectus supplement.

See "The Pooling and Servicing Agreement--Servicing Fee and Other Compensation and Payment of Expenses" and "--Collection and Other Servicing Procedures" in this prospectus supplement for more information about fees and expenses of the servicer and the trustee.

The swap counterparty may be entitled to receive certain net payments as described under "Interest Rate Swap Agreement," above.

                             MATERIAL FEDERAL INCOME
                                TAX CONSEQUENCES

The trustee will elect to treat the assets of the issuing entity, exclusive of the basis risk reserve fund, the swap account, and the supplemental interest trust, as comprised of multiple real estate mortgage investment conduits in a tiered structure for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

                                  ERISA MATTERS

Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the offered certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan. Persons acquiring the offered certificates with the assets of such a plan must also satisfy the requirements of an administrative or statutory exemption.

We refer you to "ERISA Matters" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus for more information.

                                LEGAL INVESTMENT

You should consult with counsel to see if you are permitted to buy the offered certificates, since legal investment rules will vary depending on the type of entity purchasing the offered certificates, whether that entity is subject to regulatory authority, and if so, by whom. The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, because the mortgage loans contain second lien mortgage loans. See "Legal Investment" in this prospectus supplement and in the prospectus.

The following diagram illustrates the various parties involved in the transaction and their functions.

-------------------
Various originators
-------------------
         |
         | Mortgage Loans
         |
----------------------------
Credit-Based Asset Servicing                      ------------------------
  and Securitization LLC                          Litton Loan Servicing LP
         (Sponsor)                                        (Servicer)
----------------------------                      ------------------------
         |
         | Mortgage Loans        Mortgage Loan
         |                         Servicing
--------------------------
Bond Securitization L.L.C.
      (Depositor)
--------------------------
         |
         | Mortgage Loans
         |
---------------------
C-BASS 2007-CB1 Trust         Net Cap and Swap         --------------------
  (Issuing Entity)               Payments              JPMorgan Chase Bank,
 U.S. Bank National    ----------------------------    National Association
    Association                                        (Swap Counterparty)
     (Trustee)                                         --------------------
---------------------

                                   Custody of
                                  Mortgage Loan
                                      files



                                                       --------------------
                                                       The Bank of New York
                                                           (Custodian)
                                                       --------------------

                                  RISK FACTORS

     Investors should consider the following factors in connection with the purchase of certificates. You should also consider the risk factors described in the accompanying prospectus. All statistical information referred to in this section is based on the mortgage pool as constituted on the cut-off date.

NATURE OF SUB-PRIME MORTGAGE LOANS MAY INCREASE RISK OF LOSS.

     Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy the credit standards necessary for the borrower to qualify for a prime mortgage loan. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

THERE ARE RISKS INVOLVING UNPREDICTABILITY OF PREPAYMENTS AND THE EFFECT OF PREPAYMENTS ON YIELDS.

     Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment of the certificates.

     - The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate mortgage loans are likely to decrease.

     - The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to the related borrowers, such borrowers may prepay their adjustable-rate mortgage loans. Adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

     - Approximately 88.78% of the mortgage loans (by aggregate principal balance as of the cut-off date) require the mortgagor to pay a penalty if the mortgagor prepays the mortgage loan during periods ranging generally from 5 months to 60 months after the mortgage loan was originated. A prepayment penalty may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Prepayment penalties will be distributed to holders of the Class P Certificates and not to holders of the offered certificates. The servicer is entitled to waive prepayment penalties, subject to certain conditions specified in the pooling and servicing agreement.

     - The sponsor may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties have not been cured or if a borrower fails to make, by a certain due date specified in the mortgage loan purchase agreement, a monthly payment with respect to the related mortgage loan. In addition, the servicer (or its affiliates) has the option to purchase from the issuing entity mortgage loans that are at least 120 days or more delinquent under the circumstances described in the pooling and servicing agreement. These purchases will have the same effect on the holders of the certificates as a prepayment of the mortgage loans. The removal of any delinquent mortgage loans by the servicer or its affiliate pursuant to this option may have an effect on whether or not there exists, or continues to exist, a loss and delinquency trigger event, which determines the level of overcollateralization.

     - If the level of overcollateralization falls below what is required under the pooling and servicing agreement, substantially all of the excess interest will be paid to the floating rate and fixed rate certificates as principal. This will have the effect of reducing the principal balance of these certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

     - The servicer may enter into programs with third parties which may be designed to encourage refinancing. As a result of these programs, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case.

     See "Yield, Prepayment and Weighted Average Life" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

THERE ARE RISKS RELATING TO ALTERNATIVES TO FORECLOSURE.

     Certain of the mortgage loans may become delinquent after the cut-off date. The servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the mortgage loan. In addition, the servicer may write-off any second lien mortgage loan that is delinquent by 180 days or more in accordance with the terms of the pooling and servicing agreement. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION.

     Because the weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the floating rate and fixed rate certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on these certificates as well as certain fees and expenses of the issuing entity (including any net swap payment owed to the swap counterparty and any swap termination payment owed to the swap counterparty, other than a defaulted swap termination payment). After these financial obligations of the issuing entity are covered, substantially all of the available excess interest will be used to maintain overcollateralization. Any portion of such remaining interest will then be used to compensate for losses that occur on the mortgage loans. We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate:

     - When a mortgage loan is prepaid in full or repurchased, excess interest generally will be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     - Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

     - If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

     - The pass-through rates on the floating rate certificates are based on one-month LIBOR. Approximately 57.82% of the mortgage loans have rates that are adjustable based on an index that generally is different from the index used to determine the pass-through rates on such certificates while approximately 42.18% of the mortgage loans have fixed rates of interest. As a result, the pass-through rates on the floating rate certificates may increase relative to interest rates on the mortgage loans, or the interest rates on the floating rate and fixed rate certificates may remain constant as the interest rates on the mortgage loans decline, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on such certificates.

THERE IS A RISK THAT MORTGAGE INTEREST RATES WILL AFFECT THE PASS-THROUGH RATES OF THE OFFERED CERTIFICATES.

     The yields to maturity on the certificates may be affected by the inclusion of fixed-rate mortgage loans and the resetting of the mortgage interest rates on the adjustable-rate mortgage loans on their related adjustment dates due to the factors set forth below. The mortgage interest rates on the fixed-rate mortgage loans are fixed and will not vary with any index and the mortgage interest rates on the adjustable-rate mortgage loans are based primarily on six-month LIBOR and generally do not adjust for two, three or five years after the dates of their origination, while the pass-through rates on the floating rate certificates are based on one-month LIBOR, are subject to the Net WAC Cap and are adjusted monthly. This mismatch of indices and adjustment frequency may cause the one-month LIBOR-based pass-through rates on the floating rate certificates to increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the mortgage loans to be applied to cover interest accrued on such certificates, and could result in the reduction of the pass-through rates on some or all of such certificates to the Net WAC Cap and could therefore adversely affect the yield to maturity on such certificates. In addition, you should note that the Net WAC Cap will decrease if the mortgage loans with relatively high mortgage interest rates prepay at a faster rate than the other mortgage loans in the pool with relatively low mortgage interest rates, which will increase the likelihood that the Net WAC Cap will apply to reduce the pass-through rates on one or more classes of floating rate or fixed rate certificates.

     If the pass-through rate on the floating rate or fixed rate certificates is limited by the Net WAC Cap for any distribution date, the resulting cap carry forward amount may be recovered by the holders of such classes of certificates on that same distribution date or on future distribution dates, to the extent of substantially all of any available funds remaining on that distribution date or future distribution dates after certain other distributions on the floating rate certificates, the fixed rate certificates and the Class CE-1 and Class CE-2 Certificates and the payment of certain fees and expenses of the issuing entity (including any net swap payment owed to the swap counterparty and any swap termination payment owed to the swap counterparty, other than a defaulted swap termination payment). In addition, the cap carry forward amount with respect to the floating rate certificates may also be covered by amounts payable under the interest rate swap agreement. See "Description of the Certificates--Application of Monthly Excess Cashflow Amounts," "--Interest Rate Swap Agreement" in this prospectus supplement. The ratings on such classes of offered certificates will not address the likelihood of any such recovery of cap carry forward amounts by holders of such certificates.

THERE ARE RISKS RELATING TO SUBORDINATE LOANS.

     Approximately 5.04% of the mortgage loans (by aggregate principal balance as of the cut-off date) evidence a second lien that is subordinate to the rights of the mortgagee under a first mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of the related senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. In addition, the servicer may write off any second lien mortgage loan that is delinquent in payment by 180 days in accordance with the pooling and servicing agreement. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on junior mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

THERE ARE RISKS IN HOLDING SUBORDINATE CERTIFICATES.

     The protections afforded the Class AF Certificates in this transaction create risks for the Class M Certificates. Prior to any purchase of any Class M Certificates, consider the following factors that may adversely impact your yield:

     - Because the Class M Certificates receive interest and principal distributions after the Class AF Certificates receive such distributions, there is a greater likelihood that the Class M Certificates will not receive the distributions to which they are entitled on any distribution date.

     - If the servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the Class M Certificates.

     - The portion of the shortfalls in the amount of interest collections on the mortgage loans that are attributable to prepayments in full and are not covered by the servicer and shortfalls in interest collections on any mortgage loans arising from the timing of partial principal prepayments may result in a shortfall in distributions on the certificates, which will disproportionately impact the Class M Certificates.

     - The Class M Certificates are not expected to receive principal distributions until, at the earliest, February 2010 (unless the aggregate certificate principal balance of the Class AF Certificates is reduced to zero prior to such date).

     - Losses resulting from the liquidation of defaulted mortgage loans will first reduce monthly excess cashflow, if any, and then reduce the level of overcollateralization, if any, for the floating rate and fixed rate certificates. If there is no overcollateralization, losses will be allocated first, to the Class B Certificates. If losses exceed the aggregate certificate principal balance of the Class B Certificates, then losses will be allocated to the Class M Certificates. A loss allocation results in a reduction in a certificate principal balance without a corresponding distribution of cash to the holder. A lower certificate principal balance will result in less interest accruing on the certificate.

The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

     See "Description of the Certificates" and "Yield, Prepayment and Weighted Average Life" in this prospectus supplement for more detail.

THERE IS A RISK THAT INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT TO PAY INTEREST ON YOUR CERTIFICATES.

     When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on the mortgage loans, but only up to one-half of the servicing fee for the related accrual period. The servicer is not required to cover any shortfall in interest collections that are attributable to prepayments in part and will not advance principal on REO properties or second lien mortgage loans. If the credit enhancement is insufficient to cover this shortfall in excess of the amount covered by the servicer, you may incur a loss.

     In addition, the servicer will not cover shortfalls in interest collections arising from bankruptcy proceedings or the application of the Servicemembers Civil Relief Act, as amended (the "RELIEF ACT"), or similar state or local laws.

THERE IS A RISK RELATING TO THE POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES.

     The credit enhancement features described in the summary are intended to enhance the likelihood that holders of the offered certificates will receive regular payments of interest and principal.

     If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. However, the servicer will only advance scheduled monthly payments of interest with respect to REO properties, is only required to advance scheduled monthly payments of interest with respect to second lien mortgage loans and will make limited advances with respect to balloon payments. We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of such delinquencies or defaults.

     If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans you may suffer losses.

THE INTEREST RATE SWAP AGREEMENT IS SUBJECT TO COUNTERPARTY RISK.

     The offered certificates are entitled to payments pursuant to an interest rate swap agreement which will require JPMorgan Chase Bank, National Association, the counterparty thereunder, to make certain payments in the circumstances set forth in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement" for the benefit of the holders of the floating rate certificates. To the extent that payments on these certificates depend in part on payments to be received by the trustee under the agreement, the ability of the trustee to make such payments on such certificates will be subject to the credit risk of the counterparty to the agreement.

THERE IS A RISK BECAUSE THE CERTIFICATES ARE NOT OBLIGATIONS OF ANY ENTITY.

     The certificates represent an interest in the issuing entity only. No other person will insure or guarantee the certificates or will have any obligation with respect to the certificates except for the obligations of the sponsor pursuant to certain limited representations and warranties made with respect to the mortgage loans, the servicer with respect to its servicing obligations under the pooling and servicing agreement and the limited obligations of the counterparty under the interest rate swap agreement. No government agency or instrumentality will insure the certificates or the underlying mortgage loans. Proceeds of the assets included in the issuing entity (including the mortgage loans) will be the sole source of payments on the offered certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the offered certificates.

LIMITATIONS ON ADVANCES OF PRINCIPAL OR INTEREST WITH RESPECT TO CERTAIN LOANS COULD ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATES.

     The servicer will make only limited advances with respect to the unpaid principal balance remaining at maturity of a balloon loan, will only make advances with respect to interest on REO properties and is only required to make advances with respect to interest on second lien mortgage loans. The failure to make such advances could result in fewer funds being available to make distributions on the offered certificates than would be available if such advances were made and may negatively affect the yield on the offered certificates.

THERE IS A RISK THAT THERE MAY BE A DELAY IN RECEIPT OF LIQUIDATION PROCEEDS, AND THAT LIQUIDATION PROCEEDS MAY BE LESS THAN THE OUTSTANDING BALANCE OF THE MORTGAGE LOAN.

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES.

     As of the cut-off date, approximately 19.91% of the mortgage loans (by aggregate principal balance as of the cut-off date) have an initial interest only period of 24, 60, 84 or 120 months. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the principal balance of the mortgage loan will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the certificates with respect to these mortgage loans during their interest only period except in the case of a prepayment.

     After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

     Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans in the event that borrowers are unable to pay the increased monthly payment at the end of the interest only period.

THERE IS AN INCREASED RISK OF LOSS RELATING TO HIGH COMBINED LOAN-TO-VALUE
RATIOS.

     Mortgage loans with combined loan-to-value ratios in excess of 80% may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of equal to or below 80%. At origination, approximately 43.75% of the mortgage loans had a combined loan-to-value ratio in excess of 80% and none of the mortgage loans had a combined Loan-to-Value Ratio in excess of 100%, respectively (by aggregate principal balance as of the cut-off date), and are not covered by a primary mortgage insurance policy. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the mortgage loan fully. There can be no assurance that the combined loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original combined loan-to-value ratio. Additionally, an originator's determination of the value of a mortgaged property used in the calculation of the combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.

YOUR YIELD WILL BE AFFECTED BY THE INCLUSION OF 40-YEAR MORTGAGE LOANS.

     At origination 0.52% of the mortgage loans by aggregate principal balance of the mortgage pool as of the cut-off date, had stated terms to maturity of 40 years. Loans with original terms to maturity of 40 years have only begun to be originated recently. As a result, there is no basis on which to predict the performance characteristics of these mortgage loans.

     The longer term to maturity of 40-year mortgage loans results in a lower monthly payment than would be required by a traditional 30-year mortgage loan. The lower monthly payment may allow the borrower to borrow a larger amount than would have been the case for a mortgage loan with a 30-year term to maturity.

     In running the prepayment scenarios required by the rating agencies that are expected to provide ratings on the offered certificates, all of the offered certificates are assumed to mature within 30 years. However, due to the inclusion of 40-year mortgage loans in the mortgage pool, there is no guarantee that the certificates will be fully paid within 30 years. The 40-year mortgage loans may have risks and payment characteristics that are not present with traditional 30-year mortgage loans, including the following:

     - less principal will be distributed to certificateholders on a monthly basis (except in the case of a prepayment) which may extend the weighted average lives of the certificates;

     - due to the smaller monthly payment, 40-year mortgage loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a 30-year fully amortizing mortgage loan; and

     - if a 40-year mortgage loan defaults, the severity of loss is likely to be greater due to the larger unpaid principal balance.

THERE ARE RISKS ASSOCIATED WITH 30-YEAR BALLOON LOANS WHICH AMORTIZE BASED ON AN AMORTIZATION SCHEDULE OF 35, 40, 45 OR 50 YEARS.

     Approximately 0.06% of the mortgage loans amortize over a period of 420 months, and have terms to maturity of 360 months. Approximately 20.19% of the mortgage loans amortize over a period of 480 months, and have terms to maturity of 360 months. Approximately 6.39% of the mortgage loans amortize over a period of 540 months, and have terms to maturity of 360 months. Approximately 10.65% of the mortgage loans amortize over a period of 600 months, and have terms to maturity of 360 months. These loans are a relatively new product and there is little statistical information or history with respect to defaults and prepayment experience for mortgage loans of this type. These loans may have a higher risk of default due to the fact that the borrowers of these mortgage loans may have significantly higher debt-to-income ratios than borrowers who would qualify for a conventional 360 month mortgage loan. It may be difficult to judge prospective defaults on these mortgage loans based on examination of the FICO credit score used in determining the credit-worthiness of a prospective borrower because the borrower's credit is subject to a greater possible fluctuation due the extended payment period. Furthermore, an amortization term of 420, 480, 540 or 600 months on loans with terms to maturity of 360 months permits the borrower to have a lower monthly payment than would be the case with the same down payment under a mortgage loan with an amortization term and term to maturity of 360 months. See "Risk Factors--There are risks relating to balloon loans" in this prospectus supplement.

THERE ARE RISKS RELATING TO GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS.

     Approximately 27.44% of the mortgage loans by aggregate principal balance of the mortgage pool as of the cut-off date), are secured by mortgaged properties located in California. Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. This potential crisis could someday spread to other states and affect the entire nation. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. Amounts available to make distributions on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

     Approximately 16.32% of the mortgage loans (by aggregate principal balance of the mortgage pool as of the cut-off date), are secured by mortgaged properties located in Florida. Properties in Florida may be particularly susceptible to certain types of uninsurable hazards, such as hurricanes. Properties located in Florida may have been damaged by recent hurricanes. The seller will make a representation and warranty that each mortgaged property is free of material damage and in good repair as of the closing date. Also, to the extent that Florida has experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, a concentration of the mortgage loans in Florida may be expected to increase the impact to you of the general risks described in the following paragraph. We cannot quantify the impact of any recent property value declines on mortgage loans nor predict whether, to what extent or for how long declines may continue. You should consider the risk that to the extent losses are not covered by available credit enhancement, such losses will be borne by the certificates.

THERE ARE RISKS RELATING TO BALLOON LOANS.

     Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Approximately 38.04% of the mortgage loans (by aggregate principal balance of the mortgage pool as of the cut-off date) are balloon loans.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS MAY CAUSE LOSSES ON YOUR
CERTIFICATES.

     Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

     - limit the ability of the servicer to collect principal or interest on the mortgage loans,

     -    provide the mortgagors with a right to rescind the mortgage loans,

     - entitle the mortgagors to refunds of amounts previously paid or to set-off those amounts against their mortgage loan obligations,

     - result in a litigation proceeding being brought against the issuing entity, and

     - subject the issuing entity (and other assignees of the mortgage loans) to liability for expenses, penalties and damages resulting from the violations.

     As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. Although none of the mortgage loans were originated with interest rates or fees which make them subject to the Home Ownership and Equity Protection Act of 1994, the mortgage loans may be subject to comparable state or local laws with lower threshold tests. See "Legal Aspects of the Loans--Anti-Deficiency Legislation and the Bankruptcy Code" in the prospectus. The sponsor will make representations and warranties with respect to each mortgage loan relating to compliance with federal, state and local laws at the time of origination and will be required to repurchase or substitute for any mortgage loan that was not originated or serviced in compliance with such laws. In addition, the sponsor will be required to reimburse the issuing entity for any damages or costs incurred by the issuing entity as a result of a breach of the representation as to compliance with such laws. However, if the sponsor is unable to fulfill this reimbursement obligation for financial or other reasons, shortfalls in the distributions due on your certificates could occur.

IN THE EVENT THE SPONSOR IS NOT ABLE TO REPURCHASE OR SUBSTITUTE FOR DEFECTIVE MORTGAGE LOANS YOU MAY SUFFER LOSSES ON YOUR CERTIFICATES.

     The sponsor will make various representations and warranties related to the mortgage loans. If the sponsor fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, the sponsor will be required to repurchase or substitute for the defective loan. See "The Pooling and Servicing Agreement" in this prospectus supplement. In the event that the sponsor is not able to repurchase or substitute for any defective mortgage loans at the date such action is required, for financial or other reasons, you may suffer losses on your certificates. The inability of the sponsor to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur.

SUITABILITY OF THE OFFERED CERTIFICATES AS INVESTMENTS.

     The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

CONFLICTS OF INTEREST BETWEEN THE SERVICER AND THE ISSUING ENTITY.

     The servicer or an affiliate of the servicer will initially, directly or indirectly, own all or a portion of the Class M-7, Class M-8, Class B-1, Class B-2, Class CE-1, Class CE-2, Class P, Class R and Class R-X Certificates. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may affect the weighted average lives and yields of the offered certificates. You should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS.

     The Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Relief Act provides generally that a mortgagor who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

     The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

     We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or any similar state legislation. See "Legal Aspects of the Loans--Servicemembers Civil Relief Act" in the prospectus.

     On Tuesday, December 5, 2006, Ownit Mortgage Solutions Inc. ceased operations and shut down its businesses, and on Thursday, December 28, 2006, Ownit Mortgage Solutions Inc. filed a bankruptcy petition in bankruptcy court in Van Nuys, California. The depositor does not have more specific information regarding the reasons for Ownit Mortgage Solutions Inc.'s bankruptcy. As of the cut-off date, approximately 16.96% of the mortgage loans will have been originated by Ownit Mortgage Solutions Inc. None of the originators of the mortgage loans will be parties to the pooling and servicing agreement. Pursuant to the pooling and servicing agreement, the sponsor will make certain loan-level representations and warranties with respect to the mortgage loans.

                        DESCRIPTION OF THE MORTGAGE LOANS

     Credit-Based Asset Servicing and Securitization LLC (the "SPONSOR" or "C-BASS") provided the information in the following paragraphs.

     Certain information with respect to the Mortgage Loans to be included in the Mortgage Pool is set forth in this prospectus supplement. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Sponsor believes that the information set forth in this prospectus supplement with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary.

GENERAL

     The assets included in the issuing entity (the "ISSUING ENTITY") will consist of a pool of 3,118 closed-end, fixed-rate and adjustable-rate first and second lien mortgage loans (the "MORTGAGE POOL") having original terms to maturity ranging from 180 months to 480 months (the "MORTGAGE LOANS") and an aggregate principal balance as of January 1, 2007 (the "CUT-OFF DATE") of approximately $610,378,378. All Mortgage Loan statistics set forth in this prospectus supplement are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Cut-off Date. All weighted averages specified in this prospectus supplement are based on the principal balances of the Mortgage Loans as of the Cut-off Date, as adjusted for the principal payments received or advanced on or before such date (each, a "CUT-OFF DATE PRINCIPAL BALANCE"). The "STATED PRINCIPAL BALANCE" of a Mortgage Loan, as of any date, is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments and other recoveries in respect of principal made or advanced on such Mortgage Loan. References to percentages of the Mortgage Loans mean percentages based on the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in the Mortgage Pool, unless otherwise specified. The "MORTGAGE POOL BALANCE" is equal to the aggregate of the Stated Principal Balances of the Mortgage Loans in the Mortgage Pool.

     The Depositor will purchase the Mortgage Loans from the Sponsor pursuant to the Mortgage Loan Purchase Agreement (the "MORTGAGE LOAN PURCHASE AGREEMENT"), dated as of the Cut-off Date, between the Sponsor and the Depositor. Pursuant to the Pooling and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the certificateholders. See "The Pooling and Servicing Agreement" in this prospectus supplement.

     Each of the Mortgage Loans was selected from the Sponsor's portfolio of mortgage loans. The Mortgage Loans were acquired by the Sponsor in the secondary market in the ordinary course of its business. The Mortgage Loans were originated or acquired by various mortgage loan originators. Approximately 28.98%, 24.45% and 16.96% of the Mortgage Loans were originated or acquired by New Century Mortgage Company, Wilmington Finance, Inc. and Ownit Mortgage Solutions Inc., respectively. The remainder of the Mortgage Loans were originated by mortgage loan originators that each originated less than 10% of the Mortgage Loans.

     None of the Mortgage Loans are covered by primary mortgage insurance policies which are lender paid.

     Under the Pooling and Servicing Agreement, the Sponsor will make certain representations and warranties to the Trustee relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement, its title to the Mortgage Loans and certain characteristics of the Mortgage Loans and, subject to certain limitations, will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty or deficient documentation materially and adversely affects the certificateholders' interests in such Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or that are otherwise defective. The Sponsor is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as seller other than the repurchase or substitution obligations described above and its reimbursement obligation described under "The Pooling and Servicing Agreement" in this prospectus supplement.

     As calculated in accordance with the "OTS METHOD," a Mortgage Loan is "DELINQUENT" if the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related mortgagor under the related Mortgage Note (the "MONTHLY PAYMENT") and/or any escrow payments due on a due date is not paid by the close of business on the next scheduled due date for such Mortgage Loan. Thus, a Mortgage Loan for which the mortgagor failed to make the Monthly Payment due on January 1, 2007 will be reported as Delinquent on February 2, 2007 if the payment is not made by the close of business on February 1, 2007.

MORTGAGE POOL STATISTICS

     The Mortgage Pool consists of fixed-rate Mortgage Loans and adjustable-rate Mortgage Loans. The Mortgage Pool Loan Balance as of the Cut-off Date is equal to approximately $610,378,378. The Mortgage Loans have original terms to maturity ranging from 120 to 480 months. The following statistical information, unless otherwise specified, is based upon the Mortgage Pool Loan Balance as of the Cut-off Date.

     The Mortgage Loans are secured by mortgages, deeds of trust or other similar security instruments (each, a "MORTGAGE") creating first liens (each, a "FIRST LIEN") or liens that are junior to first liens (each a "SECOND LIEN") on residential properties consisting primarily of one- to four-family dwelling units (each, a "MORTGAGED PROPERTY"). Approximately 43.75% of the Mortgage Loans had a Combined Loan-to-Value Ratio at origination in excess of 80% and do not have primary mortgage insurance. There can be no assurance that the Combined Loan-to-Value Ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original Combined Loan-to-Value Ratio. Approximately 97.86% of the Mortgage Loans have scheduled Monthly Payments due on the first day of the month (the day such Monthly Payments are due with respect to each Mortgage Loan, a "DUE DATE").

     Approximately 88.78% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

     Approximately 38.04% of the Mortgage Loans will not fully amortize by their respective maturity dates (each, a "BALLOON LOAN"). The Monthly Payment for each Balloon Loan is substantially based on an amortization schedule ranging from 360 months to 600 months, except for the final payment (the "BALLOON PAYMENT"), which is substantially due and payable between the 180th month and the 360th month following origination of such Mortgage Loan. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Mortgage Loan. Of these Balloon Loans, approximately 0.75% amortize over a 30 year period and have a maturity date 15 years after origination, approximately 0.06% amortize over a 35 year period and have a maturity date 30 years after origination, approximately 6.39% amortize over a 45 year period and have a maturity date 30 years after origination and approximately 10.65% amortize over a 50 year period and have a maturity date 30 years after origination

     Approximately 0.12% of the Mortgage Loans are owner-financed Mortgage
Loans.

     Each Mortgage Loan accrues interest at a per annum rate (the "MORTGAGE INTEREST RATE") of not less than 5.125% per annum and not more than 16.875% per annum, and as of the Cut-off Date the weighted average Mortgage Interest Rate of the Mortgage Loans was approximately 8.137% per annum.

     The weighted average remaining term to maturity of the Mortgage Loans will be approximately 353 months as of the Cut-off Date. None of the Mortgage Loans had a first Due Date prior to February 1, 2005 or after January 1, 2007 or will have a remaining term to maturity of less than 156 months or greater than 479 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is December 1, 2046.

     The average Stated Principal Balance of the Mortgage Loans at origination was approximately $196,117. The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $195,760. No Mortgage Loans had a Cut-off Date Principal Balance of greater than approximately $999,614 or less than approximately $15,408.

     Approximately 5.04% of the Mortgage Loans are secured by a Second Lien on the related Mortgaged Property, and approximately 94.96% of the Mortgage Loans are secured by a First Lien on the related Mortgaged Property.

     Approximately 19.91% of the Mortgage Loans will provide for interest only Monthly Payments ("INTEREST ONLY MORTGAGE LOAN") for the first 24, 60, 84 or 120 months of the term of the Interest Only Mortgage Loan. The Monthly Payment with respect to such Interest Only Mortgage Loan will include accrued interest and principal on such Mortgage Loan beginning on the 25th, 61st, 85th or 121st month of the term of such Interest Only Mortgage Loan. As a result of this payment structure, Monthly Payments beginning in the 25th, 61st, 85th or 121st month of the term of such Interest Only Mortgage Loan may be significantly larger than the first 24, 60, 84 or 120 Monthly Payments, respectively, required under the Mortgage Note.

     ADJUSTABLE-RATE MORTGAGE LOAN STATISTICS: Approximately 90.54% of the adjustable-rate Mortgage Loans provide for semi-annual adjustment and approximately 9.46% of the adjustable-rate Mortgage Loans provide for annual adjustment to the Mortgage Interest Rate thereon and for corresponding adjustments to the Monthly Payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "ADJUSTMENT DATE"). On each Adjustment Date for each such Mortgage Loan, the Mortgage Interest Rate thereon will be adjusted to equal the sum of the index applicable to determining the Mortgage Interest Rate on each adjustable rate Mortgage Loan (the "INDEX") and a fixed percentage amount (the "GROSS MARGIN"). The Mortgage Interest Rate on each such Mortgage Loan will not increase or decrease by more than a percentage ranging from 1.000% to 6.000% per annum on the first related Adjustment Date (the "INITIAL PERIODIC RATE CAP") and from 1.000% to 3.000% per annum on any Adjustment Date thereafter (the "PERIODIC RATE CAP") for those loans with an Initial Periodic Rate Cap and Periodic Rate Cap. The adjustable-rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.509% per annum and a weighted average Periodic Rate Cap of approximately 1.177% per annum thereafter for those loans with an Initial Periodic Rate Cap and Periodic Rate Cap. Each Mortgage Interest Rate on each such Mortgage Loan will not exceed a specified maximum Mortgage Interest Rate over the life of such Mortgage Loan (the "MAXIMUM MORTGAGE INTEREST RATE") or be less than a specified minimum Mortgage Interest Rate over the life of such Mortgage Loan (the "MINIMUM MORTGAGE INTEREST RATE"). Effective with the first Monthly Payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the Monthly Payment amount will be adjusted to an amount that will amortize fully the outstanding Stated Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Interest Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Interest Rates, the Mortgage Interest Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Indices" in this prospectus supplement. None of the adjustable-rate Mortgage Loans permit the related mortgagor to convert the adjustable Mortgage Interest Rate thereon to a fixed Mortgage Interest Rate.

     None of the adjustable-rate Mortgage Loans permit negative amortization.

     Each adjustable-rate Mortgage Loan had a Net Mortgage Interest Rate of not less than 4.995% per annum and not more than 13.485% per annum and as of the Cut-off Date, the weighted average Net Mortgage Interest Rate of the adjustable-rate Mortgage Loans was approximately 7.598%.

     As of the Cut-off Date, the adjustable-rate Mortgage Loans had Gross Margins ranging from 2.250% to 8.890%, Minimum Mortgage Interest Rates ranging from 5.500% per annum to 12.400% per annum and Maximum Mortgage Interest Rates ranging from 11.500% per annum to 19.990% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 6.194%, the non-zero weighted average Minimum Mortgage Interest Rate was approximately 8.039% per annum and the weighted average Maximum Mortgage Interest Rate was approximately 14.424% per annum. The latest next Adjustment Date following the Cut-off Date on any adjustable-rate Mortgage Loan occurs in May 2027 and the weighted average number of months to the next Adjustment Date following the Cut-off Date for all of the adjustable-rate Mortgage Loans is 26 months.

     The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

     The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans..................................        3,118
Total Stated Principal Balance............................   $610,378,378
Current Mortgage Rates:
   Weighted Average.......................................        8.137%
   Range..................................................   5.125% to 16.875%
Non-Zero Weighted Average Margin..........................        6.194%
Weighted Average Remaining Term to Maturity (in months)...      353 months

     The Stated Principal Balances of the Mortgage Loans range from approximately $15,408 to approximately $999,614. The Mortgage Loans have an average Stated Principal Balance of approximately $195,760.

     The weighted average combined Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 80.66%, and no Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

     No more than approximately 0.27% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement (which is incorporated in this prospectus supplement as part of this prospectus supplement). Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

DELINQUENCY AND FORECLOSURE INFORMATION

     With respect to loans securitized in the Sponsor's "CB" program, it is generally the Sponsor's practice to purchase recently originated loans that are current at the time of purchase. The weighted average seasoning of the Mortgage Loans at the time the Sponsor purchased them was approximately 1.3 months. Approximately 0.52% of the Mortgage Loans were delinquent at the time the Sponsor purchased them. All of the Mortgage Loans were current as of the Cut-off Date.

     Generally, servicing is transferred to Litton Loan Servicing LP between 20 and 45 days after the loans are purchased by the Sponsor. The weighted average length of time from purchase to the transfer of servicing of the Mortgage Loans was approximately 1.3 months.

     Generally, it is the Sponsor's practice to purchase mortgage loans that are subject to early payment default provisions and it is the Sponsor's practice to make claims under these provisions. Not more than approximately 0.3% of the Mortgage Loans that were current at the time they were purchased by the Sponsor were delinquent at the time servicing was transferred to Litton Loan Servicing LP.

     The following tables set forth certain information regarding delinquencies with respect to the Mortgage Loans during the period from the date servicing of the Mortgage Loans was transferred to Litton Loan Servicing LP to the Cut-off Date.

                               FROM THE DATE OF SERVICING TRANSFER TO LITTON LOAN SERVICING LP TO JANUARY 1, 2007
                                                (MORTGAGE LOANS WITH ONE INSTANCE OF DELINQUENCY)
                               -----------------------------------------------------------------------------------
                                     NUMBER OF MORTGAGE LOANS           SCHEDULED PRINCIPAL BALANCE OF MORTGAGE
                                 WITH ONE INSTANCE OF DELINQUENCY        LOANS WITH ONE INSTANCE OF DELINQUENCY
                               -----------------------------------   ---------------------------------------------
                               NUMBER OF MORTGAGE    PERCENTAGE OF   SCHEDULED PRINCIPAL   PERCENTAGE OF SCHEDULED
                                      LOANS         MORTGAGE LOANS         BALANCE            PRINCIPAL BALANCE
                               ------------------   --------------   -------------------   -----------------------
Period of Delinquency
   30-59 days                             9              0.29%         $  1,371,564.36              0.22%
   60-89 days                             6              0.19%         $  1,366,835.52              0.22%
   90 days or more                        3              0.10%         $    737,709.74              0.12%
Foreclosures or Bankruptcies              0              0.00%         $          0.00              0.00%
TOTAL PORTFOLIO                       3,118                            $610,378,377.97

                                FROM THE DATE OF SERVICING TRANSFER TO LITTON LOAN SERVICING LP TO JANUARY 1, 2007
                                           (MORTGAGE LOANS WITH MORE THAN ONE INSTANCE OF DELINQUENCY)
                               -----------------------------------------------------------------------------------
                               NUMBER OF MORTGAGE LOANS WITH MORE    SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS
                                THAN ONE INSTANCE OF DELINQUENCY       WITH MORE THAN ONE INSTANCE OF DELINQUENCY
                               -----------------------------------   ---------------------------------------------
                               NUMBER OF MORTGAGE    PERCENTAGE OF   SCHEDULED PRINCIPAL   PERCENTAGE OF SCHEDULED
                                     LOANS          MORTGAGE LOANS         BALANCE            PRINCIPAL BALANCE
                               ------------------   --------------   -------------------   -----------------------
Period of Delinquency
   30-59 days (2 times)                   4              0.13%         $    776,283.13              0.13%
   30-59 days (3 times)                   3              0.10%         $    341,612.94              0.06%
   60-89 days (2 times)                   2              0.06%         $    497,468.09              0.08%
   90 days or more (2 times)              2              0.06%         $    267,614.83              0.04%
   90 days or more (3 times)              1              0.03%         $    251,610.04              0.04%
Foreclosures or Bankruptcies              0              0.00%         $          0.00              0.00%
TOTAL PORTFOLIO                       3,118                            $610,378,377.97

THE INDICES

     The Mortgage Rate for all of the adjustable-rate Mortgage Loans will be adjusted semi-annually or annually on the related adjustment date. The index for the Mortgage Rate borne by all of the Mortgage Loans may be calculated as follows (in each case, rounded to the nearest one-eighth of one percent):

     6-MONTH LIBOR. The Mortgage Rate borne by approximately 57.82% of the Mortgage Loans (by Aggregate Pool Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, every six or twelve months to equal the London interbank offered rate for six-month U.S. dollar deposits ("6-MONTH LIBOR"), determined as described under "Description of the Securities--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR" in the accompanying prospectus, most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date plus a non-zero weighted average margin of 6.194%.

                       THE POOLING AND SERVICING AGREEMENT

     Litton Loan Servicing LP will act as the servicer (the "SERVICER") of the Mortgage Loans under the Pooling and Servicing Agreement. See "The Servicer" in this prospectus supplement. In servicing the Mortgage Loans, the Servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans and in accordance with the Pooling and Servicing Agreement.

SUBSERVICERS

     The Servicer may enter into subservicing agreements with subservicers for the servicing and administration of the Mortgage Loans. However, as set forth in the Pooling and Servicing Agreement, no subservicing agreement will generally take effect until 30 days after written notice is received by both the Trustee and the Depositor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the Pooling and Servicing Agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of the Pooling and Servicing Agreement, in the event that the Servicer, for any reason, is no longer the Servicer (including termination due to a servicer event of default).

     The Servicer will remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the mortgage loans. The Servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the Servicer's compensation is sufficient to pay the subservicer fees.

SERVICING FEE AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for its activities as servicer under the Pooling and Servicing Agreement, the Servicer is entitled with respect to each Mortgage Loan to the servicing fee (the "SERVICING FEE"), which will be retained by the Servicer or payable monthly from amounts on deposit in the Collection Account. The "SERVICING FEE RATE" will be 0.50% per annum. The Servicing Fee is an amount equal to one-twelfth of the Servicing Fee Rate on the Stated Principal Balance of each Mortgage Loan. For so long as Litton Loan Servicing LP is the servicer of the Mortgage Loans, a servicing fee in the amount of 0.15% per annum on the Stated Principal Balance of each Mortgage Loan will be paid to Litton Loan Servicing LP and 0.35% per annum on the Stated Principal Balance of each Mortgage Loan will be paid to the holder of the Class CE-2 Certificate. If the servicing is transferred from Litton Loan Servicing LP to a qualified successor pursuant to the Pooling and Servicing Agreement, the servicing fee payable to any successor to the Servicer shall be calculated using a per annum rate equal to 0.50%. See "Fees and Expenses of the Issuing Entity" in this prospectus supplement. In addition, the Servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, prepayment interest excess, any late payment charges, modification fees, assumption fees and other similar items. The Servicer will also be entitled to withdraw from the Collection Account and any escrow account (to the extent permitted by applicable law and the Mortgage Loan documents) any net interest or other income earned on deposits in those accounts. The Servicer is required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and is not entitled to reimbursement for such expenses except as specifically provided in the Pooling and Servicing Agreement.

     As compensation for its activities under the Pooling and Servicing Agreement, the Trustee will be entitled to any net interest or other income earned on deposits in the distribution account and to a fee (the "TRUSTEE FEE"). The "TRUSTEE FEE RATE" will be 0.005% per annum. The Trustee Fee is an amount equal to one-twelfth of the Trustee Fee Rate on the Stated Principal Balance of each Mortgage Loan.

P&I ADVANCES AND SERVICING ADVANCES

     P&I Advances. "P&I ADVANCES" are advances made by the Servicer (including the Trustee as successor servicer or any other successor servicer) on each Servicer Remittance Date with respect to delinquent payments of interest and principal on the Mortgage Loans, less the Servicing Fee. The Servicer (including the Trustee as successor servicer and any other successor servicer, if applicable) is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan (other than balloon loans), subject to its determination that such advance would be recoverable. The Servicer is not required to make P&I Advances of principal on second-lien mortgage loans and will not make P&I Advances of principal on REO Properties. With respect to balloon loans, as to which the balloon payment is not made when due, the Servicer will advance an amount equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan. Such P&I Advances by the Servicer are reimbursable to the Servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the Servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the Servicer will be entitled to reimbursement for that advance from the Issuing Entity. The Servicer may reimburse itself for any P&I Advances from amounts held in the collection account; provided, however, the Servicer will be required to replace such funds in the collection account prior to the next distribution date on which such funds are required to be distributed. The Servicer (including the Trustee as successor servicer and any other successor servicer, if applicable) will advance its own funds, or funds in the collection account that are not included in available funds for such distribution date, to make P&I Advances, subject to its own recoverability determination and as required under the pooling and servicing agreement. The Servicer will not be required to make any P&I Advances with respect to reductions in the amount of monthly payments due to bankruptcy proceedings or the application of the Relief Act or similar state or local laws. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

     Servicing Advances. The Servicer is required to advance amounts with respect to the mortgage loans, subject to its determination that such advance would be recoverable, constituting "out-of-pocket" costs and expenses relating to:

     - the preservation, restoration, inspection and protection of the mortgaged property,

     - enforcement or judicial proceedings, including foreclosures and litigation, and

     - certain other customary amounts described in the pooling and servicing agreement.

     These servicing advances by the Servicer are reimbursable from amounts held in the collection account to the Servicer subject to certain conditions and restrictions. In the event that, notwithstanding the Servicer's good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the Servicer will be entitled to reimbursement for that advance from the Issuing Entity.

     Recovery of Advances. The Servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement, including from the collection of principal and interest on the mortgage loans that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the Servicer may be reimbursed for such advance from the collection account. In addition, the Servicer may reimburse itself from amounts in the collection account for any prior P&I Advances or servicing advances that have not been reimbursed at the time a mortgage loan was modified.

     The Servicer will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the Servicer (as stated in an officer's certificate of the Servicer delivered to the Trustee), that P&I Advance or servicing advance would not ultimately be recoverable.

     The Pooling and Servicing Agreement will provide that the Servicer on behalf of the Issuing Entity may enter into a facility with any person that (i) provides that such person may fund P&I Advances and/or servicing advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such P&I Advances and/or servicing advances and (ii) the pooling and servicing agreement may be amended without the consent of the certificateholders to provide for such a facility.

PLEDGE AND ASSIGNMENT OF SERVICER'S RIGHTS

     On the Closing Date, the Servicer may pledge and assign some or all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders (each, a "SERVICING RIGHTS PLEDGEE") selected by the Servicer, including JPMorgan Chase Bank, N.A., as the representative of certain lenders. In the event that a servicer event of default (as defined below) occurs, the Trustee and the Depositor have agreed to the appointment of a Servicing Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies) and that the Servicing Rights Pledgee or such designee agrees to be subject to the terms of the Pooling and Servicing Agreement. Under no circumstances will JPMorgan Chase Bank, N.A, in its capacity as Servicing Rights Pledgee, be required to act as a backup servicer.

PREPAYMENT INTEREST SHORTFALLS

     With respect to any Distribution Date, in the event of any voluntary principal prepayment in full on any Mortgage Loan during the portion of Prepayment Period (excluding any payments made upon liquidation of any mortgage loan) occurring between the first day of the related Prepayment Period and the last day of the calendar month immediately preceding such Distribution Date the Servicer will be obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for the amount of shortfalls in interest collections resulting from those full voluntary principal prepayments. The amount of compensating interest payable by the Servicer will be equal to the lesser of the aggregate of the prepayment interest shortfalls on the Mortgage Loans for the related Distribution Date resulting from principal prepayments in full on the Mortgage Loans during the related prepayment period, and 50% of the Servicing Fee for the related due period ("COMPENSATING INTEREST").

OPTIONAL PURCHASE OF DELINQUENT MORTGAGE LOANS

     As to any mortgage loan that is delinquent in payment by 120 days or more, the Servicer (or its affiliates) may, at its option, purchase such mortgage loan from the Issuing Entity at a purchase price equal to 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest for such mortgage loan, subject to certain terms and conditions set forth in the pooling and servicing agreement.

SERVICER REPORTS

     As set forth in the pooling and servicing agreement, on a date preceding the applicable distribution date, the Servicer is required to deliver to the Depositor and the Trustee a servicer remittance report setting forth the information necessary for the Trustee to make the distributions set forth under "Description of the Certificates--Interest Distributions" and "--Principal Distributions" in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the Trustee. The Servicer is required to deliver to the Depositor, the Trustee and the Rating Agencies by not later than March 15 of each year, starting in March 2008, an officer's certificate stating that:

     - a review of the activities of the Servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

     - to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the pooling and servicing agreement in all material respects for that year, or, if there has been a failure to fulfill any such obligation, specifying each such failure known to such officer and the nature and status of that failure.

     In addition, on or prior to March 15 of each year (in which the Issuing Entity is required to file a Form 10-K), commencing in 2008, the Servicer, the custodian and the Trustee will be required to deliver to the Depositor an assessment of compliance with servicing criteria that contains the following:

     - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     - a statement that the party used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

     - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

     - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

     Each party that is required to deliver an assessment of compliance with servicing criteria will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the Trustee at the address provided in this prospectus supplement.

     Neither the custodian nor the Trustee will be required to deliver these statements or attestation reports once the Issuing Entity is no longer required to file a Form 10-K.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the provisions of the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, the Servicer may
(i) waive any late payment charge or, if applicable, any penalty interest, or
(ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

     The Servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan may not be extended beyond the final scheduled distribution date for the offered certificates.

     The Servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the Servicer will be obligated to accelerate the maturity of the mortgage loan, unless the Servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the Issuing Entity. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the Issuing Entity, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

     Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Loans--Due-on-Sale Clauses" in the accompanying prospectus.

HAZARD INSURANCE

     The Servicer will be required to cause to be maintained for each first lien mortgage loan fire and hazard insurance with extended coverage as is customary in the area where the mortgaged property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the unpaid principal balance of the mortgage loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the mortgaged property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will be required to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the unpaid principal balance of the mortgage loan, (ii) the maximum insurable value of the improvements securing such mortgage loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer will also be required to maintain on the REO Property for the benefit of the certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property and (y) to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the escrow account and applied to the restoration or repair of the mortgaged property or REO Property, or released to the mortgagor in accordance with the Servicer's normal servicing procedures, will be deposited in the collection account subject to withdrawal as set forth in the pooling and servicing agreement. No earthquake or other additional insurance is required to be maintained by the Servicer or the mortgagor or maintained on property acquired in respect of the mortgage loan, other than pursuant to applicable regulations as shall at any time be in force and as shall require such additional insurance. All such policies will be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer will not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the Servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with the Servicer's general loan servicing activities and the pooling and servicing agreement; provided, that the Servicer will not expend its own funds in connection with foreclosure or other conversion or restoration of any property unless the Servicer believes such foreclosure or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the Servicer. In addition, the Servicer may write off any second lien mortgage loan that is delinquent in payment by 180 days or more.

REMOVAL AND RESIGNATION OF THE SERVICER

     The Trustee may, and, at the direction of the holders of a majority of voting rights in the certificates, is required to, remove the Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (a) through (h) below. Each of the following constitutes a "SERVICER EVENT OF DEFAULT":

          (a) any failure by the Servicer to remit to the Trustee any payment required to be made by the Servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the Servicer by the Depositor or by the Trustee, or to the Servicer, the Depositor and the Trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

          (b) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the pooling and servicing agreement, which continues unremedied for a period of 45 days (except that such number of days will be 0 in the case of a failure to observe or perform the obligation to deliver the officer's certificate or the accountant's statement described under "--Servicer Reports" in this prospectus supplement) after the earlier of (i) the date on which written notice of such failure requiring the same to be remedied is given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates and (ii) actual knowledge of such failure by a servicing officer of the Servicer; or

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the Servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 consecutive days; or

          (d) the Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

          (e) the Servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

          (f) the failure by the Servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

          (g) any breach of a representation and warranty of the Servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of 30 days after the date upon which written notice of such breach is given to the Servicer by the Trustee or by the Depositor, or to the Servicer, the Trustee or the Depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

          (h) certain servicing performance criteria related to losses as set forth in the pooling and servicing agreement are not satisfied as of any distribution date.

     Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the Servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the Servicer, the Depositor, and the Trustee or upon the determination that the Servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

     Upon removal or resignation of the Servicer, in accordance with the pooling and servicing agreement, the Trustee or its designee, subject to the rights of the Servicing Rights Pledgee as set forth above under "Pledge and Assignment of Servicer's Rights," will be the successor servicer. The Trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as successor servicer, or if the holders of certificates entitled to at least a majority of the voting rights in the certificates so request, the Trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the Rating Agencies as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

     Any successor to the Servicer as servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as servicer, to maintain in force the insurance policy or policies that the Servicer is required to maintain.

     The Servicer and any successor servicer will at all times be required to be a Fannie Mae-approved and Freddie Mac-approved servicer in good standing, maintain a net worth of at least $15,000,000 (as determined in accordance with generally accepted accounting principles), and maintain its license to do business or service residential mortgage loans in any jurisdictions in which the mortgaged properties are located.

     The Trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the Servicer or such greater compensation if consented to by the Rating Agencies rating the Offered Certificates and a majority of the certificateholders. See "--Servicing and Other Compensation and Payment of Expenses" above.

     The terminated servicer (or, if the predecessor servicer is the Trustee, the initial servicer), subject to certain provisions in the pooling and servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses, without reimbursement from the Issuing Entity, to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer without reimbursement from the Issuing Entity. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the Issuing Entity or if the successor servicer fails to pay, the Trustee will pay such costs from the Issuing Entity.

ELIGIBILITY REQUIREMENTS FOR TRUSTEE; RESIGNATION AND REMOVAL OF TRUSTEE

     The Trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The Trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the Rating Agencies to reduce their respective then current ratings of the certificates. In case at any time the Trustee ceases to be eligible, the Trustee will resign in the manner and with the effect as specified below.

     The Trustee may at any time resign as Trustee by giving written notice of resignation to the Depositor, the Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee ceases to meet the eligibility requirements and fails to resign after written request by the Depositor, or if at any time the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Issuing Entity by any state in which the Trustee or the Issuing Entity is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee.

     The holders of certificates entitled to a majority of the voting rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

     Any resignation or removal of the Trustee and appointment of a successor trustee will become effective upon acceptance of appointment by the successor trustee.

OPTIONAL TERMINATION; OPTIONAL CLEAN-UP CALL

     The Servicer, or an affiliate of the Servicer, will have the right to purchase all of the Mortgage Loans and REO Properties in the Trust Fund and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of such Mortgage Loans and REO Properties is 10% or less of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the "OPTIONAL TERMINATION DATE." In the event that the option is exercised, the purchase will be made at a price (the "TERMINATION PRICE") generally equal to the sum of (x) par plus accrued interest for each Mortgage Loan at the related Mortgage Interest Rate to but not including the first day of the month in which such purchase price is distributed plus the amount of any unpaid Servicing Fees and Trustee Fees, any unreimbursed Advances and Servicing Advances made by the Servicer and any amounts due to the Trustee and (y) any Swap Termination Payment owed to the Swap Counterparty (other than a Defaulted Swap Termination Payment) pursuant to the Swap Agreement. If the Servicer is subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision, however, the Servicer may not exercise this option unless the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the Termination Price. In addition, no option may be exercised until any due and unpaid Reimbursement Amounts have been paid to the Issuing Entity. Proceeds from such purchase will be included in the Interest Remittance Amount and Principal Remittance Amount and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. Any such purchase of Mortgage Loans and REO Properties will result in the early retirement of the Certificates. Any such optional termination will be permitted only pursuant to a "qualified liquidation" as defined in Section 860F of the Code.

     The Issuing Entity also is required to terminate upon notice to the Trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the Servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the Issuing Entity established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

     The pooling and servicing agreement requires the Servicer to direct the Trustee to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the Issuing Entity other than the funds in the collection account. The Trustee will be required to promptly send the notice of final distribution by letter to certificateholders mailed as soon as practicable during the month of such final distribution, however, not later than 5 Business Days prior to the date of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution,
(c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such distribution date is not applicable, as distributions will be made only upon presentation and surrender of the certificates at the office specified in the notice.

     In the event a notice of final distribution is given, the Servicer will be required to remit all funds in the collection account to the Trustee for deposit in the distribution account on the business day prior to the applicable distribution date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the Issuing Entity and the receipt by the Trustee of a request for release of the mortgage loan files, the Trustee will be required to promptly release to the Servicer or its designee the mortgage loan files.

     Upon presentation and surrender of the certificates, the Trustee will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the Servicer, the Depositor and the Trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Class R Certificateholders, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

     In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the Trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have not been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the Issuing Entity. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class R Certificateholders will be entitled to all unclaimed funds and other assets of the Issuing Entity.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE TRUSTEE

     The pooling and servicing agreement provides that none of the Depositor, the Servicer, the Trustee or any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the Depositor, the Servicer or the Trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the Depositor's, the Servicer's or the Trustee's, as the case may be, willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling and servicing agreement.

     The Depositor, the Servicer, the Trustee and their respective directors, officers, employees or agents will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or
(ii) the performance of their respective duties pursuant to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of the Depositor's, the Servicer's or the Trustee's, as the case may be, willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason its reckless disregard of its obligations and duties under the pooling and servicing agreement.

     None of the Depositor, the Servicer or the Trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the Depositor, the Servicer and the Trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the Depositor, the interests of the Trustee and the certificateholders. In the event the Depositor, the Servicer or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Servicer and the Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the Issuing Entity.

     The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

AMENDMENT

     The pooling and servicing agreement may be amended from time to time by the Depositor, the Sponsor, the Servicer and the Trustee by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the Depositor or the Servicer, or to comply with any requirements in the Internal Revenue Code of 1986, as amended (the "CODE") or Regulation AB (17 CFR 229.1122). The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the Trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each Rating Agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

     The pooling and servicing agreement may be amended from time to time by the Depositor, the Sponsor, the Servicer and the Trustee, and holders of certificates evidencing percentage interests aggregating not less than 66% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

                             STATIC POOL INFORMATION

     Information concerning fixed- and adjustable-rate subprime mortgage loans purchased by the Sponsor and securitized in public securitizations by the Sponsor and that are secured by first- or second-lien mortgages or deeds of trust in residential real properties is available on the internet at the Sponsor's website, "http://regab.c-bass.com". On this website, you can view information regarding prior public securitizations of the Sponsor for the past 5 years and delinquency (calculated in accordance with the OTS Method), cumulative loss, and prepayment information with respect to these mortgage loans on a monthly basis. With respect to such information, as calculated in accordance with the OTS Method, a Mortgage Loan is Delinquent if the Monthly Payment and/or any escrow payments due on a due date is not paid by the close of business on the next scheduled due date for such Mortgage Loan. Thus, a Mortgage Loan for which the mortgagor failed to make the Monthly Payment due on January 1, 2007 will be reported as Delinquent on February 2, 2007 if the payment is not made by the close of business on February 1, 2007. In connection with such securitizations by the Sponsor, Litton acts as servicer, and it or an affiliate, generally has the right to purchase certain delinquent or defaulted mortgage loans from the related mortgage pool. In the past Litton or an affiliate has, on occasion, exercised this option. Any such purchases would have an effect on the delinquency and loss numbers for the respective securitizations. There can be no assurance that Litton or any of its affiliates will continue to make such purchases in the future. These mortgage loans were acquired by the Sponsor from different mortgage loans sellers under various underwriting guidelines and subjected to due diligence review standards and tolerances which may have changed over time. The characteristics of the mortgage loan acquired by the Sponsor in a given period varies from each other as well as from the mortgage loans to be included in the Issuing Entity that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the mortgage loans previously purchased by the Sponsor described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of the mortgage loans previously purchased by the Sponsor may not be indicative of the future performance of the mortgage loans to be included in the Issuing Entity related to this offering.

     In the event any changes or updates are made to the information regarding these securitizations available on the website, the Sponsor will provide a copy of the information as it existed as of the date of this prospectus supplement to any person who writes or calls the Sponsor to request such information at 335 Madison Avenue, 19th Floor, New York, New York 10017, Attention: Director - General Counsel, telephone: (212) 850-7700.

     The information available on the website relating to any mortgage loan purchased by the Sponsor and securitized in public securitizations by the Sponsor prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     On or about February 7, 2007 (the "CLOSING DATE"), the Certificates will be issued pursuant to the pooling and servicing agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Servicer and the Trustee (the "POOLING AND SERVICING AGREEMENT"). The Issuing Entity created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in and to the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (vi) the Basis Risk Reserve Fund, (vii) the rights of the Trustee under the Swap Agreement and
(viii) the proceeds of the foregoing. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Issuing Entity will issue the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates (collectively, the "CLASS AF CERTIFICATES"), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (collectively, the "CLASS M CERTIFICATES"), the Class B-1 and Class B-2 Certificates (collectively, the "CLASS B CERTIFICATES" and together with the Class M Certificates, the "SUBORDINATE CERTIFICATES"), the Class R and Class R-X Certificates (the "RESIDUAL CERTIFICATES") and the Class CE-1, Class CE-2 and Class P Certificates. The Class AF-1A, Class M and Class B-1 Certificates are referred to in this prospectus supplement as the "FLOATING RATE CERTIFICATES." The Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6 and Class B-2 Certificates are referred to in this prospectus supplement as the "FIXED RATE CERTIFICATES." The Class AF Certificates, the Subordinate Certificates, the Residual Certificates and the Class CE-1, Class CE-2 and Class P Certificates are collectively referred to in this prospectus supplement as the "CERTIFICATES." Only the Class AF and Class M Certificates (other than the Class M-8 Certificates) are offered by this prospectus supplement (the "OFFERED CERTIFICATES").

     The Certificates will be issued in the expected initial Certificate Principal Balance set forth in the table under "Summary--Offered Certificates." The initial Certificate Principal Balance of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Loans."

     The Offered Certificates will be issued in minimum denominations in principal amounts of $100,000 and integral multiples of $1 in excess thereof.

     The Certificates represent beneficial ownership interests in the Issuing Entity, the assets of which on the Closing Date will consist primarily of

          (1) the Mortgage Loans;

          (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account, Escrow Account and the Distribution Account (see "Servicing of the Mortgage Loans--Accounts" below);

          (3) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure;

          (4) any applicable insurance policies; and

          (5) the proceeds of all of the foregoing.

     The Swap Agreement is not an asset of the Issuing Entity but instead an asset of the separate Supplemental Interest Trust.

     The following chart illustrates generally the distribution priorities and subordination features applicable to the Floating Rate and Fixed Rate Certificates.

                                    Class A*
                                    Class M-1
                                    Class M-2
                                    Class M-3
Accrued certificate interest,       Class M-4          Losses**
     then principal*                Class M-5
                                    Class M-6
                                    Class M-7
                                    Class M-8
                                    Class B-1
                                    Class B-2

* Principal allocation among the Class AF Certificates is described below under "Description of the Certificates--Principal Distributions."

** Excess special hazard losses will be allocated pro rata to the Subordinate Certificates. See "Description of the Certificates--Interest Distributions" and " -Principal Distributions" in this prospectus supplement.

     Distributions on the Certificates will be made by the Trustee, on each Distribution Date, to the persons in whose names such Certificates are registered on the related Record Date.

     Payments on each Distribution Date will be made by check mailed to the address of the certificateholder entitled thereto as it appears on the applicable certificate register or, in the case of a certificateholder who holds Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee. See "-- Book-Entry Certificates" below for the method of payment to Beneficial Owners of Book-Entry Certificates.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates will be book entry Certificates (the "BOOK ENTRY CERTIFICATES"). Persons acquiring beneficial ownership interests in the Offered Certificates ("CERTIFICATE OWNERS") will hold such Certificates through ("DTC") (in the United States) or Clearstream Banking ("CLEARSTREAM") or the Euroclear System ("EUROCLEAR") (in Europe) if they are participants of such systems (the "PARTICIPANTS"), or indirectly through organizations which are participants in such systems (the "INDIRECT PARTICIPANTS"). The Book Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book Entry Certificates in minimum denominations of $25,000. Except as described below, no person acquiring a Book Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of and interest on the Book Entry Certificates from the Trustee through DTC and DTC Participants. While the Book Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book entry transfers among Participants on whose behalf it acts with respect to the Book Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book Entry Certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book Entry Certificates are similarly required to make book entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Book Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book Entry Certificates, by book entry transfer, through DTC for the account of the purchasers of such Book Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Miscellaneous Tax Aspects--Backup Withholding" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex A-1 to this prospectus supplement.

     Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book Entry Certificates will be subject to the Rules, as in effect from time to time.

     Clearstream, L 2967 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

     Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Clearstream holds securities for its customers ("CLEARSTREAM PARTICIPANTS") and facilitates the clearance and settlement of securities transactions by electronic book entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

     Clearstream's customers are world wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

     Euroclear was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book Entry Certificates that it represents.

     Under a book entry format, beneficial owners of the Book Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Miscellaneous Tax Aspects--Backup Withholding" in the prospectus. Because DTC can only act on behalf of DTC Participants, the ability of a beneficial owner to pledge Book Entry Certificates to persons or entities that do not participate in the book entry system, or otherwise take actions in respect of such Book Entry Certificates, may be limited due to the lack of physical certificates for such Book Entry Certificates. In addition, issuance of the Book Entry Certificates in book entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Issuing Entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC Participants to whose DTC accounts the Book Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book Entry Certificates are permitted to take under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book Entry Certificates which conflict with actions taken with respect to other Book Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book entry system through DTC or (c) after the occurrence of an event of servicing termination, beneficial owners having percentage interests aggregating not less than 51% of the Book Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book Entry Certificates and instructions for re registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as certificateholders under the Agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee will not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Certificates in the form of Book Entry Certificates, and the Trustee will have no liability for transfers of Book Entry Certificates or any interests therein made in violation of the restrictions on transfer described in this prospectus supplement and the Pooling and Servicing Agreement.

ALLOCATION OF AVAILABLE FUNDS

     Distributions to holders of each class of Certificates will be made on each Distribution Date from Available Funds. "AVAILABLE FUNDS" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to the Trustee, including the Trustee Fee and any accrued and unpaid Trustee Fee, and to the Servicer, including the Servicing Fee and any accrued and unpaid Servicing Fee, and amounts reimbursable to the Swap Counterparty, including any Net Swap Payment and any amount, if any, owed by the Supplemental Interest Trust to the Swap Counterparty upon a Swap Early Termination (the "SWAP TERMINATION PAYMENT") but excluding any Swap Termination Payment owed to the Swap Counterparty resulting from any Swap Termination Payment that is triggered upon: (i) an Event of Default under the Swap Agreement with respect to which the Swap Counterparty is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event under the Swap Agreement with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event under the Swap Agreement with respect to which the Swap Counterparty is the sole Affected Party ("SWAP COUNTERPARTY TRIGGER EVENT"): (i) the aggregate amount of Monthly Payments on the Mortgage Loans due during the related Due Period and received by the Servicer on or prior to the related Determination Date, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any prepayment penalties collected), insurance proceeds, condemnation proceeds, Subsequent Recoveries and liquidation proceeds net of certain expenses received during the related

Prepayment Period, (iii) payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date, (iv) the Purchase Price for any repurchased Mortgage Loan deposited to the Collection Account during the related Prepayment Period, (v) any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period, (vi) any Reimbursement Amount deposited to the Collection Account during the related Prepayment Period and (vii) on the Distribution Date on which the Issuing Entity is to be terminated in accordance with the Pooling and Servicing Agreement, the Termination Price.

PASS-THROUGH RATES

     For any distribution date, the "PASS-THROUGH RATE" for each class of Class AF Certificates and Subordinate Certificates will be as set forth below:

          (a) for the Floating Rate Certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related Pass-Through Margin for that class and that Distribution Date and (2) the Net WAC Cap;

          (b) for each class of Fixed Rate Certificates, a per annum rate equal to the lesser of (1) the fixed coupon for that class and that Distribution Date and (2) the Net WAC Cap.

     The "PASS-THROUGH MARGIN" for each class of Floating Rate Certificates specified below for each Distribution Date is as follows:

                                                     (1)              (2)
                                                --------------   --------------
Class AF-1A .................................   LIBOR + 0.070%   LIBOR + 0.140%
Class M-1 ...................................   LIBOR + 0.230%   LIBOR + 0.345%
Class M-2 ...................................   LIBOR + 0.280%   LIBOR + 0.420%
Class M-3 ...................................   LIBOR + 0.300%   LIBOR + 0.450%
Class M-4 ...................................   LIBOR + 0.350%   LIBOR + 0.525%
Class M-5 ...................................   LIBOR + 0.380%   LIBOR + 0.570%
Class M-6 ...................................   LIBOR + 0.440%   LIBOR + 0.660%
Class M-7 ...................................   LIBOR + 0.750%   LIBOR + 1.125%
Class M-8 ...................................   LIBOR + 1.100%   LIBOR + 1.650%
Class B-1 ...................................   LIBOR + 1.800%   LIBOR + 2.700%

----------
(1) For the Interest Accrual Period for each Distribution Date occurring on or prior to the first possible Optional Termination Date.

(2)  For each other interest accrual period.

The fixed coupon for each class of Fixed Rate Certificates for each Distribution Date is as follows:

                                                  (1)       (2)
                                                 ------   ------
Class AF-1B .................................    6.004%   6.504%
Class AF-2 ..................................    5.721%   6.221%
Class AF-3 ..................................    5.737%   6.237%
Class AF-4 ..................................    5.910%   6.410%
Class AF-5 ..................................    6.018%   6.518%
Class AF-6 ..................................    5.835%   6.335%
Class B-2 ...................................    7.000%   7.500%

----------
(1) For the Interest Accrual Period for each Distribution Date occurring on or prior to the first possible Optional Termination Date.

(2)  For each other Interest Accrual Period.

     The "NET WAC CAP" for any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related Interest Accrual Period, net of Expense Fees, less the Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Swap Counterparty and (y) the aggregate stated principal balance of the Mortgage Loans as of the first day of the related Due Period, expressed, with respect to the Floating Rate Certificates, on the basis of an assumed 360-day year and the actual number of days elapsed during the related Interest Accrual Period and, with respect to the Fixed Rate Certificates, on the basis of an assumed 360-day year consisting of twelve 30-day months.

     The "MAXIMUM RATE CAP" for any Distribution Date and the Floating Rate Certificates will be a per annum rate equal to (i) the Net Maximum WAC plus (ii) 12 times the quotient of (a) the Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Supplemental Interest Trust and (b) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related Interest Accrual Period. Any interest shortfall due to the Maximum Rate Cap will not be reimbursed.

     The "NET MAXIMUM MORTGAGE INTEREST RATE" for each adjustable-rate Mortgage Loan is the applicable Maximum Mortgage Interest Rate and for each fixed-rate Mortgage Loan is the Mortgage Interest Rate for such Mortgage Loan, in each case less the Expense Fee Rate.

     The "NET MAXIMUM WAC" for any Distribution Date will be the average of the Net Maximum Mortgage Interest Rates for the Mortgage Loans, weighted on the basis of the principal balances of the Mortgage Loans as of the first day of the related Due Period.

     Any Cap Carry Forward Amount will be paid on the same or future Distribution Dates from amounts, if any, on deposit in the Basis Risk Reserve Fund, and then to the extent remaining unpaid on the Class AF-1A, Class M and Class B-1 Certificates only, from amounts in the Supplemental Interest Trust representing payments received by the Trustee, as set forth in the prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement."

INTEREST DISTRIBUTIONS

     On each Distribution Date, based upon the information provided to it in the Remittance Report, the Trustee will distribute the Interest Remittance Amount in the following order of priority to the extent available:

     (i) first, to the Class AF Certificates, pro rata (based on the amounts distributable under this clause first), the related Accrued Certificate Interest and Interest Carry Forward Amount for those classes of certificates for that Distribution Date;

     (ii) second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1 and Class B-2 Certificates, in that order, the related Accrued Certificate Interest thereon for such Distribution Date allocable to such certificates; and

     (iii) third, any amounts remaining will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

     "ACCRUED CERTIFICATE INTEREST" for each class of Floating Rate and Fixed Rate Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance of that class of Certificates, minus each class's Interest Percentage of shortfalls caused by the Relief Act or similar state laws for such Distribution Date.

     The "INTEREST ACCRUAL PERIOD" for any Distribution Date and (x) the Fixed Rate Certificates will be the period from and including the first day of the immediately preceding month, to and including the last day of such month and (y) each class of Floating Rate Certificates will be the period from and including the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date through and including the day prior to the current Distribution Date. All calculations of interest on the Floating Rate Certificates will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year. All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year consisting of twelve 30-day periods.

     The "INTEREST CARRY FORWARD AMOUNT" for any Distribution Date and for the Floating Rate and Fixed Rate Certificates will be, the excess of (a) the sum of
(x) any Interest Carry Forward Amount for the prior Distribution Date (along with interest on such amount at the applicable Pass-Through Rate on the basis of the related accrual method) and (y) the Accrued Certificate Interest for such Distribution Date over (b) the amount of interest actually distributed on such class on such Distribution Date.

     The "INTEREST PERCENTAGE" is, with respect to any class of Floating Rate and Fixed Rate Certificates and any Distribution Date, the ratio (expressed as a decimal carried to ten places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes of Certificates, in each case with respect to such Distribution Date and without regard to shortfalls caused by the Relief Act or similar state laws.

     "INTEREST REMITTANCE AMOUNT" means, as of any Distribution Date, that portion of Available Funds attributable to interest.

PRINCIPAL DISTRIBUTIONS

     A. With respect to each Distribution Date (a) before the Stepdown Date or
(b) with respect to which a Trigger Event is in effect, the Trustee will distribute the Principal Distribution Amount for that Distribution Date, in the following amounts and order of priority, to the extent of the Principal Distribution Amount remaining for that Distribution Date:

     (i) to the Class AF Certificates, allocated as provided below, until their respective Certificate Principal Balances have been reduced to zero;

     (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1 and Class B-2 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero; and

     (iii) the amount, if any, of the Principal Distribution Amount remaining after application with respect to the priorities set forth above in clause
     (i) and (ii) will constitute part of the "Monthly Excess Cashflow Amount" as described below under "--Application of Monthly Excess Cashflow Amounts."

     B. With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Trustee will distribute the Principal Distribution Amount for that Distribution Date, in the following amounts and order of priority, to the extent of the Principal Distribution Amount remaining for that Distribution Date:

     (i) to the Class AF Certificates, the Senior Principal Distribution Amount, allocated as provided below, until their respective Certificate Principal Balances have been reduced to zero;

     (ii) sequentially, the Class M-1/M-2/M-3 Principal Distribution Amount, as follows:

               1. to the Class M-1 Certificates until its Certificate Principal Balance has been reduced to zero;

               2. to the Class M-2 Certificates until its Certificate Principal Balance has been reduced to zero; and

               3. to the Class M-3 Certificates until its Certificate Principal Balance has been reduced to zero;

     (iii) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

     (iv) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

     (v) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

     (vi) to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

     (vii) to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

     (viii) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero;

     (ix) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount, until its Certificate Principal Balance has been reduced to zero; and

     (x) the amount, if any, of the Principal Distribution Amount remaining after application with respect to the priorities set forth above in clause
     (i) through (ix) will constitute part of the "Monthly Excess Cashflow Amount" as described below under "--Application of Monthly Excess Cashflow Amounts."

     With respect to the Class AF Certificates, distributions of principal will be made first to the Class AF-6 Certificates in an amount up to the Class AF-6 Lockout Distribution Amount for such Distribution Date and then pro rata to the Class AF-1A and Class AF-1B Certificates and sequentially to the Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, in that order, then until the Certificate Principal Balances thereof have been reduced to zero; provided, however, that on any Distribution Date after the aggregate Certificate Principal Balance of the Subordinate Certificates and the Overcollateralization Amount have been reduced to zero, distributions of principal to the Class AF-1A, Class AF-1B, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates will be made pro rata to such Classes based on their respective Certificate Principal Balances.

     For purposes of the foregoing, the following terms will have the respective meanings set forth below.

     The "CERTIFICATE PRINCIPAL BALANCE" with respect to any class of Certificates (other than the Class P, Class CE-1, Class CE-2, Class R and Class R-X Certificates) and any Distribution Date, will equal the principal balance of such class on the date of the initial issuance of the Certificates as reduced, but not below zero, by:

          - all amounts distributed on previous Distribution Dates on such class on account of principal; and

          - such class's share of any Applied Realized Loss Amount for previous Distribution Dates; and increased by:

          - any Subsequent Recoveries allocable to principal allocated to such class for previous Distribution Dates.

     "CLASS AF-6 LOCKOUT DISTRIBUTION PERCENTAGE" means, for a Distribution Date in any period listed in the table below, the applicable percentage listed opposite such period:

DISTRIBUTION DATES                                            LOCKOUT PERCENTAGE
------------------                                            ------------------
February 2007 through and including January 2010                       0%
February 2010 through and including January 2012                      45%
February 2012 through and including January 2013                      80%
February 2013 through and including January 2014                     100%
   February 2014 and thereafter                                      300%

     "CLASS AF-6 LOCKOUT DISTRIBUTION AMOUNT" means, for any Distribution Date, the product of (x) the Class AF-6 Lockout Distribution Percentage for that Distribution Date and (y) the Class AF-6 Pro Rata Distribution Amount for that Distribution Date. In no event shall the Class AF-6 Lockout Distribution Amount for a Distribution Date exceed, if prior to the Stepdown Date or while a Trigger Event is in effect, the Principal Distribution Amount and on or after the Stepdown Date and on which a Trigger Event is not in effect, the lesser of the Senior Principal Distribution Amount for that Distribution Date and the Certificate Principal Balance of the Class AF-6 Certificates immediately prior to that Distribution Date.

     "CLASS AF-6 PRO RATA DISTRIBUTION AMOUNT" means, for any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class AF-6 Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Class AF Certificates immediately prior to that Distribution Date and (y) either (i) on any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, the Principal Distribution Amount for that Distribution Date or (ii) on any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the Senior Principal Distribution Amount for such Distribution Date.

     "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class AF Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over
(y) the lesser of (A) the product of (i) approximately 92.70% and (ii) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period and (B) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period minus the Overcollateralization Floor.

     "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class AF Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.80% and (ii) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period and (B) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period minus the Overcollateralization Floor.

     "CLASS M-1/M-2/M-3 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class AF Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the aggregate of the Certificate Principal Balances of the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.40% and (ii) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period and (B) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period minus the Overcollateralization Floor.

     "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class AF Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution Date), and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.60% and (ii) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period and (B) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period minus the Overcollateralization Floor.

     "CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class AF Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.60% and (ii) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period and (B) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period minus the Overcollateralization Floor.

     "CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class AF Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.50% and (ii) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period and (B) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period minus the Overcollateralization Floor.

     "CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class AF Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates

(after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date) and (vi) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to that Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.30% and (ii) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period and (B) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period minus the Overcollateralization Floor.

     "CLASS M-8 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class AF Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class M-1/M-2/M-3 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution
Date) and (vii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to that Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.70% and (ii) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period and (B) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period minus the Overcollateralization Floor.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the lesser of (x) the Monthly Excess Cashflow Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

     "OVERCOLLATERALIZATION AMOUNT" means, as of any Distribution Date, the excess, if any, of (x) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period over (y) the aggregate Certificate Principal Balance of all classes of Floating Rate and Fixed Rate Certificates (after taking into account all distributions of principal on such Distribution Date).

     "OVERCOLLATERALIZATION DEFICIENCY" means, as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

     The "OVERCOLLATERALIZATION FLOOR" with respect to any Distribution Date is an amount equal to: (A) prior to January 2027, the product of 0.50% and the aggregate Stated Principal Balance of the Mortgage Loans as of the Cutoff Date and (B) on or after January 2027, the greater of (i) the product of 0.50% and the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) the sum of (x) the aggregate Stated Principal Balance of the 40-year Mortgage Loans as of the end of the related Due Period after giving effect to principal prepayments in the related Prepayment Period and (y) the product of 0.10% and the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     "OVERCOLLATERALIZATION RELEASE AMOUNT" means, with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Floating Rate and

Fixed Rate Certificates on such Distribution Date, over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

     "PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

     "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any Distribution Date, to the extent of funds available therefor as described in this prospectus supplement, the amount equal to the sum (less certain amounts available for reimbursement of P&I Advances and Servicing Advances as described above under "The Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans and the immediately preceding Due Period: (i) each payment of principal on a Mortgage Loan due during such Due Period and received by the Servicer on or prior to the related Determination Date, including any P&I Advances with respect thereto,
(ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period on the Mortgage Loans, (iii) the insurance proceeds or condemnation proceeds, Subsequent Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period on the Mortgage Loans, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Prepayment Period, (v) any Substitution Adjustments allocable to principal received during the related Prepayment Period, and (vi) on the Distribution Date on which the Issuing Entity is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price in respect of principal on the Mortgage Loans.

     "ROLLING SIX MONTH 60+ DAY DELINQUENCY PERCENTAGE" means as of any Distribution Date, the average of six fractions, one for each of the six immediately preceding Due Periods, expressed as a percentage the numerator of which is equal to the aggregate principal balance of the 60+ Day Delinquent Loans as of the end of the day of the last day of the immediately preceding Due Period and the denominator of which is the aggregate principal balance of the Mortgage Loans.

     "SENIOR ENHANCEMENT PERCENTAGE" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M and Class B Certificates and (ii) the Overcollateralization Amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period.

     "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" means as of any Distribution Date
(i) before the Stepdown Date or on which a Trigger Event is in effect, the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the Certificate Principal Balance of the Class AF Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately 61.60% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period and (y) the amount by which the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period exceeds the Overcollateralization Floor.

     "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination thereof means approximately 38.40%.

     "60+ DAY DELINQUENT LOAN" means as of any date of determination each Mortgage Loan with respect to which any portion of a Monthly Payment is, as of the last day of the related Due Period, two months or more past due, each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date.

     "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to

(i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period, in each case, with respect to that Mortgage Loan. The pool principal balance equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

     "STEPDOWN DATE" means the earlier to occur of (a) the first Distribution Date after which the aggregate Certificate Principal Balance of the Class AF Certificates has been reduced to zero and (b) the later of (i) the Distribution Date in February 2010 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

     "TARGETED OVERCOLLATERALIZATION AMOUNT" means, as of any Distribution Date,
(x) prior to the Stepdown Date, approximately 2.60% of the Mortgage Pool Balance on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the lesser of (a) approximately 2.60% of the Mortgage Pool Balance on the Cut-off Date and (b) the greater of (A) 5.20% of the Mortgage Pool Balance as of the last day of the related Due Period after giving effect to principal prepayments in the related Prepayment Period and (B) the Overcollateralization Floor and (ii) if a Trigger Event has occurred, the greater of (A) the Targeted Overcollateralization Amount for the immediately preceding Distribution Date and (B) the Overcollateralization Floor. The Targeted Overcollateralization Amount will be zero when the Certificate Principal Balance of each of the Floating Rate and Fixed Rate Certificates is reduced to zero.

     A "TRIGGER EVENT" has occurred on a Distribution Date if (i) the Rolling Six Month 60+ Day Delinquency Percentage equals or exceeds 41.67% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the initial Mortgage Pool Balance exceeds the applicable percentages set forth below with respect to such Distribution Date:

DISTRIBUTION DATE OCCURRING IN       PERCENTAGE*
------------------------------       -----------
February 2009 through January 2010      1.30%
February 2010 through January 2011      2.95%
February 2011 through January 2012      4.70%
February 2012 through January 2013      6.10%
February 2013 through January 2014      6.95%
February 2014 and thereafter            7.05%

----------
* The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE CERTIFICATES

     The rights of the holders of the Class B Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class AF and Class M Certificates and the rights of the holders of the Class M Certificates will be subordinate to the rights of the holders of the Class AF Certificates. The rights of the holders of each class of Class M Certificates (other than the Class M-1 Certificates) to receive such payments will be further subordinated to the rights of the class or classes of Class M Certificates with lower numerical class designations and the rights of the holders of each class of Class B Certificates (other than the Class B-1 Certificates) will be further subordinated to the rights of the holders of classes of Class B Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Class M and Class B Certificates to the Class AF Certificates and the further subordination among the classes of Class M and Class B Certificates is intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses.

ALLOCATION OF LOSSES

          A "REALIZED LOSS" is:

     - as to any Liquidated Mortgage Loan, the unpaid Principal Balance thereof plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property.

     -    as to any Mortgage Loan, a Deficient Valuation.

     - as to any Mortgage Loan, a reduction in the Principal Balance thereof resulting from a Servicer Modification.

     A "LIQUIDATED MORTGAGE LOAN" is any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

     A "SUBSEQUENT RECOVERY" is any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

     A Realized Loss may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property and reduces the secured debt to such value. In such case, the Issuing Entity, as the holder of such Mortgage Loan, would become an unsecured creditor to the extent of the difference between the outstanding Principal Balance of such Mortgage Loan and such reduced secured debt (such difference, a "DEFICIENT VALUATION").

     If a Mortgage Loan is in default, or if default is reasonably foreseeable, the Servicer may permit a modification of such Mortgage Loan to reduce its Principal Balance and/or extend its term to a term not longer than the latest maturity date of any other Mortgage Loan (any such modification, a "SERVICER MODIFICATION"). Any such principal reduction will constitute a Realized Loss at the time of such reduction. An extension of the term will not result in a Realized Loss unless coupled with a principal reduction.

     Realized Losses will, in effect, be absorbed first by the Class CE-1 Certificates (through the application of the Monthly Excess Cashflow Amount to fund such deficiency, as well as through a reduction in the Overcollateralization Amount).

     If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date, the aggregate Certificate Principal Balance of the Floating Rate Certificates and the Fixed Rate Certificates exceeds the Mortgage Pool Balance as of the end of the related Due Period after giving effect to principal prepayments in the related Prepayment Period, such excess will be allocated to reduce the Certificate Principal Balances of the Class B-2, Class B-1, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until the respective Certificate Principal Balances thereof are reduced to zero. Realized Losses will not be directly allocated to the Class AF Certificates; however, if the credit enhancements for the Class AF Certificates are exhausted, interest and principal collections on the Mortgage Loans may not be sufficient to distribute to the Class AF Certificates all interest and principal amounts to which they are entitled.

     Special Hazard Losses initially will be allocated as described above. However, if the cumulative amount of such losses, as of any date of determination, exceeds the greatest of (i) 1.00% of the Mortgage Pool Balance as of the Cut-off Date, (ii) two times the amount of the Principal Balance of the largest Mortgage Loan as of the date of determination and (iii) an amount equal to the aggregate Principal Balance of the Mortgage Loans in the largest zip-code concentration in the State of California as of the date of determination, such losses instead will be allocated among the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1 and Class B-2 Certificates, pro rata, based on their respective Certificate Principal Balances. Any losses allocated as Special Hazard Losses will not be reimbursed through excess interest.

     "SPECIAL HAZARD LOSSES" are generally Realized Losses that result from direct physical damage to mortgaged properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

     Any allocation of Realized Losses as described above in reduction of a Certificate Principal Balance is referred to as an "APPLIED REALIZED LOSS AMOUNT." Any such reduction of a Certificate Principal Balance will not be reversed or reinstated (other than with respect to the receipt of any Subsequent Recoveries as provided in this prospectus supplement). However, on future Distribution Dates, certificateholders of the related class may receive amounts in respect of prior reductions in the related Certificate Principal Balances as described below. Such subsequent payments will be applied in the reverse of the order set forth above.

APPLICATION OF MONTHLY EXCESS CASHFLOW AMOUNTS

     The weighted average Net Mortgage Interest Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest for a Due Period, together with interest on the Overcollateralization Amount itself, is the "MONTHLY EXCESS INTEREST AMOUNT."

     The "NET MORTGAGE INTEREST RATE" for each Mortgage Loan is the applicable Mortgage Interest Rate less the Servicing Fee Rate and the Trustee Fee Rate.

     The required level of overcollateralization for any Distribution Date is the Targeted Overcollateralization Amount. The initial Overcollateralization Amount is approximately $15,869,378.

     If Realized Losses occur that are not covered by the Monthly Excess Cashflow Amount, such Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the Mortgage Pool Balance without giving rise to a corresponding reduction of the aggregate Certificate Principal Balance of the Certificates). The cashflow priorities of the Issuing Entity in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

     On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "step-down." If the Targeted Overcollateralization Amount is permitted to step-down on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Distribution Date not to be passed through as a distribution of principal on the Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the Mortgage Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases assets in the form of cash from the Issuing Entity and thereby decreases overcollateralization.

     On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Floating Rate and Fixed Rate Certificates is the "MONTHLY EXCESS CASHFLOW AMOUNT", which is required to be applied in the following order of priority (the "MONTHLY EXCESS CASHFLOW ALLOCATION") on such Distribution
Date:

     (i) to fund any remaining applicable Accrued Certificate Interest for such Distribution Date, pro rata, among the Class AF Certificates;

     (ii) to fund any remaining Interest Carry Forward Amount, if any, pro rata, among the Class AF Certificates;

     (iii) to the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for such Distribution Date, payable to those holders as part of the related Principal Distribution Amount as described under "--Principal Distributions" above;

     (iv) to the Class M-1 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

     (v) to the Class M-1 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

     (vi) to the Class M-1 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

     (vii) to the Class M-2 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

     (viii) to the Class M-2 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

     (ix) to the Class M-2 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

     (x) to the Class M-3 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

     (xi) to the Class M-3 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

     (xii) to the Class M-3 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

     (xiii) to the Class M-4 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

     (xiv) to the Class M-4 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

     (xv) to the Class M-4 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

     (xvi) to the Class M-5 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

     (xvii) to the Class M-5 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

     (xviii) to the Class M-5 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

     (xix) to the Class M-6 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

     (xx) to the Class M-6 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

     (xxi) to the Class M-6 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

     (xxii) to the Class M-7 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

     (xxiii) to the Class M-7 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

     (xxiv) to the Class M-7 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

     (xxv) to the Class M-8 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

     (xxvi) to the Class M-8 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

     (xxvii) to the Class M-8 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

     (xxviii) to the Class B-1 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

     (xxix) to the Class B-1 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

     (xxx) to the Class B-1 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

     (xxxi) to the Class B-2 Certificates, any remaining Accrued Certificate Interest for that Distribution Date;

     (xxxii) to the Class B-2 Certificates, the Interest Carry Forward Amount for that class and Distribution Date;

     (xxxiii) to the Class B-2 Certificates, the Unpaid Realized Loss Amount for that class and Distribution Date;

     (xxxiv) to fund the Basis Risk Reserve Fund; and

     (xxxv) to fund distributions to the holders of the Class CE-1, Class R and Class R-X Certificates in the amounts specified in the Pooling and Servicing Agreement.

     "UNPAID REALIZED LOSS AMOUNT" means, with respect to each class of Subordinate Certificates and any Distribution Date, the excess of (x) the cumulative amount of Applied Realized Loss Amounts with respect to that class for all Distribution Dates over (y) the cumulative amount of payments in respect of Unpaid Realized Loss Amounts to that class for all prior Distribution Dates and any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

BASIS RISK RESERVE FUND

     Pursuant to the Pooling and Servicing Agreement, the Trustee will establish an account (the "BASIS RISK RESERVE FUND"), which will be held in trust by the Trustee on behalf of the certificateholders. On the Closing Date, the Seller will deposit $5,000 in the Basis Risk Reserve Fund. The Basis Risk Reserve Fund will not be an asset of any REMIC.

     The "CAP CARRY FORWARD AMOUNT" means for the Floating Rate and Fixed Rate Certificates and any Distribution Date the sum of (a) the excess, if any, of the Accrued Certificate Interest (calculated without reference to the Net WAC Cap but not exceeding the Maximum Rate Cap) and any Cap Carry Forward Amount for that class for the prior Distribution Date, over the amount in respect of interest actually accrued on such class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate (calculated without reference to the Net WAC Cap but not exceeding the Maximum Rate Cap) (i) with respect to the Floating Rate Certificates on the basis of the actual number of days elapsed since the prior Distribution Date and a 360-day year and (ii) with respect to the Fixed Rate Certificates, on the basis of a 360-day year consisting of twelve 30-day months.

     As described above under "--Application of Monthly Excess Cashflow Amounts," on each Distribution Date, the Trustee will deposit in the Basis Risk Reserve Fund an amount equal to the lesser of:

          (1) the sum of:

               (a) any Cap Carry Forward Amounts for that Distribution Date, and

               (b) any other amounts required to be deposited therein pursuant to the Pooling and Servicing Agreement;

          and

          (2) any Monthly Excess Cashflow Amount remaining on such Distribution Date following the distributions pursuant to clauses (i) through (xxxiii) under "--Application of Monthly Excess Cashflow Amounts" above.

     Following such deposit on each Distribution Date, amounts in the Basis Risk Reserve Fund will be available to pay any Cap Carry Forward Amounts to the extent of any related unpaid Cap Carry Forward Amounts pro-rata to the Class AF Certificates and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1 and Class B-2 Certificates.

DISTRIBUTIONS FROM THE SUPPLEMENTAL INTEREST TRUST

     On any Distribution Date, to the extent required, following the distribution of the Monthly Excess Cashflow as described in "--Application of Monthly Excess Cashflow Amounts" above, funds in the Supplemental Interest Trust with respect to the Swap Agreement will be distributed in the following order of priority:

     (i) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

     (ii) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

     (iii) to the Class AF-1A Certificates, any remaining applicable Accrued Certificate Interest and Interest Carry Forward Amounts for such Distribution Date to the extent unpaid from Interest Remittance Amounts and Monthly Excess Cashflow Amounts;

     (iv) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Certificates, in that order, any remaining Accrued Certificate Interest and Interest Carry Forward Amounts for such Distribution Date to the extent unpaid from Interest Remittance Amounts and Monthly Excess Cashflow Amounts;

     (v) to the Class AF, Class M and Class B Certificates, to pay principal as described and in the same manner and order of priority as set forth under "--Principal Distributions" above in order to maintain amounts in respect of the Targeted Overcollateralization Amount, after giving effect to distributions of the Principal Distribution Amount for each such class;

     (vi) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Certificates, in that order, any remaining Unpaid Realized Loss Amount for such Distribution Date;

     (vii) first, to the Class AF-1A Certificates, and then sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B-1 Certificates, any Cap Carry Forward Amounts for such classes;

     (viii) to the Swap Counterparty, any Defaulted Swap Termination Payment, to the extent not already paid; and

     (ix) to the Class CE-1 Certificates, any remaining amounts.

     Notwithstanding the foregoing, however, the sum of all cumulative amounts distributed pursuant to clauses (v) and (vi) above will not exceed cumulative Realized Losses incurred.

INTEREST RATE SWAP AGREEMENT

     On the Closing Date, the Supplemental Interest Trust Trustee on behalf of the supplemental interest trust, a separate trust created under the Pooling and Servicing Agreement (the "SUPPLEMENTAL INTEREST TRUST"), will enter into an interest rate swap agreement (the "SWAP AGREEMENT") with JPMorgan Chase Bank, National Association, as Swap Counterparty (the "SWAP COUNTERPARTY"), for the benefit of the Floating Rate Certificates.

     Under the Swap Agreement, with respect to each Distribution Date during the period beginning on the Distribution Date in February 2007 and ending on the Distribution Date in April 2011, the Supplemental Interest Trust will owe to the Swap Counterparty a fixed payment equal to the product of (x) a fixed rate equal to 5.1915% per annum, (y) the swap notional amount (as set forth in Annex C to this prospectus supplement) for that Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Counterparty will owe to the Supplemental Interest Trust a floating payment equal to the product of
(x) One-Month LIBOR, as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the swap notional amount (as set forth in Annex C to this prospectus supplement) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. To the extent the fixed payment owed by the Supplemental Interest Trust exceeds the floating payment owed by the Swap Counterparty on the related Distribution Date the Supplemental Interest Trust will make a net swap payment to the Swap Counterparty out of amounts otherwise available to certificateholders as described in "Description of the Certificates--Interest Distributions" and "--Principal Distributions." To the extent that the floating payment owed by the Swap Counterparty exceeds the fixed payment owed by the Supplemental Interest Trust, on the Business Day prior to the related Distribution Date the Swap Counterparty shall make a net swap payment to the Supplemental Interest Trust, which shall be deposited in the Supplemental Interest Trust for the benefit of the Floating Rate Certificates. Any such net swap payment owed by either the Supplemental Interest Trust or the Swap Counterparty is referred to herein as a "NET SWAP PAYMENT."

     All payments made to and from the Supplemental Interest Trust pursuant to the Swap Agreement will be made through a segregated trust account established on the Closing Date (the "SWAP ACCOUNT"). For the avoidance of doubt, the Swap Account, the Supplemental Interest Trust and the Swap Agreement will not be assets any REMIC.

     The Swap Agreement will terminate following the last Distribution Date specified above, unless the Swap Agreement is terminated earlier upon the occurrence of an event of default or a termination event, each as described below.

     The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay any Net Swap Payment (other than Swap Termination Payments (as defined below)) generally will be subject to the following conditions precedent: (1) no event of default or event that with the giving of notice or lapse of time or both would become an event of default will have occurred and be continuing with respect to the other party and (2) no "early termination date" (as defined in the Swap Agreement) has occurred or been effectively designated.

     The notional amount for each applicable Distribution Date related to the Swap Agreement is set forth in Annex C to this prospectus supplement.

     Upon early termination of the Swap Agreement, the Swap Counterparty may owe the Supplemental Interest Trust a termination payment (a "SWAP TERMINATION PAYMENT," as defined in the Swap Agreement), or the Supplemental Interest Trust may owe the Swap Counterparty a Swap Termination Payment. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment to the Swap Counterparty, the Issuing Entity will be required to make a payment to the Supplemental Interest Trust in the same amount (to the extent such Swap Termination Payment has not been paid by the Supplemental Interest Trust from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust). Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) payable to the Swap Counterparty shall be paid out of the Supplemental Interest Trust on a senior basis on each applicable Distribution Date. Defaulted Swap Termination Payments owed to the Swap Counterparty shall be paid out of the Supplemental Interest Trust on a subordinated basis. See "Description of the Certificates--Distributions from the Supplemental Interest Trust" in this prospectus supplement.

     The Swap Agreement can be terminated upon an event of default or termination event under that agreement.

     Events of default applicable to either party under the Swap Agreement include, among other things, the following:

     (i) failure to pay;

     (ii) certain bankruptcy and insolvency events;

     (iii) a merger without an assumption of obligations under the Swap
Agreement;

     (iv) failure by the Swap Counterparty to comply with or perform certain agreements or obligations as required under the terms of the Swap Agreement;

     (v) failure by the Swap Counterparty or its credit support provider to comply with or perform certain agreements or obligations as required under any credit support document specified in the Swap Agreement;

     (vi) certain representations by the Swap Counterparty or its credit support provider prove to have been incorrect or misleading in any material respect;

     (vii) repudiation or certain defaults by the Swap Counterparty or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust and the Swap Counterparty and specified for this purpose in the Swap Agreement; and

     (viii) cross-default by the Swap Counterparty or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Swap Agreement, each as further described in the Swap Agreement.

     Termination events under the Swap Agreement include, among other things:

     (i) illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Agreement or guaranty, as applicable);

     (ii) a tax event (which generally relates to either party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax);

     (iii) a tax event upon merger (which generally relates to either party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger or a similar transaction);

     (iv) the aggregate Class Certificate Balance of all Offered Certificates outstanding has been reduced to zero;

     (v) the occurrence of an optional termination as described under "The Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement;

     (vi) if a second rating trigger downgrade has occurred and been continuing for 10 or more business days and a firm offer from a replacement swap provider remains capable of acceptance by the offeree; and

     (vii) amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Swap Agreement,

each as further described in the Swap Agreement.

     If the Swap Counterparty's credit ratings are withdrawn or reduced below the first ratings threshold specified in the Swap Agreement, and within 30 days the Swap Counterparty fails either to transfer the Swap Agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the first ratings threshold or to obtain a guarantee from an entity that satisfies the first ratings threshold, the Swap Counterparty will be required, at its own expense, to post collateral in accordance with the Swap Agreement.

     If the Swap Counterparty's credit ratings are withdrawn or reduced below the second ratings threshold specified in the Swap Agreement, the Swap Counterparty will be required, at its own expense, to use commercially reasonable efforts to, as soon as practicable, either (1) to obtain a substitute swap provider which will assume the obligations of the Swap Counterparty under the Swap Agreement and which meets all eligibility requirements provided therein or in any related documentation, or (2) to obtain a guarantor which will provide a guarantee of the obligations of the Swap Counterparty under the Swap Agreement that meets all eligibility requirements provided therein or in any related documentation.

     "DEFAULTED SWAP TERMINATION PAYMENT" means, any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).

     If a substitute swap agreement is not obtained in accordance with the Swap Agreement, in the event that the Swap Agreement is terminated, interest distributable on the Certificates will be paid from amounts received on the Mortgage Loans without the benefit of the Swap Agreement or a substitute swap agreement; provided, however, the trustee shall thereafter administer the Swap Termination Payment received by the Supplemental Interest Trust as described under "Description of the Certificates--Distributions from the Supplemental Interest Trust" in this prospectus supplement.

     On or after the Closing Date and so long as the rating agency condition has been satisfied, (i) the trustee of the Supplemental Interest Trust may, with the consent of the Swap Counterparty, assign or transfer all or a portion of the Swap Agreement and (ii) the Swap Counterparty may assign its obligations under the Swap Agreement to any institution.

     The Swap Agreement is scheduled to terminate by its terms after the Distribution Date in April 2011, and upon termination of the Swap Agreement no further amounts will be paid to the Swap Counterparty by the trustee of the Supplemental Interest Trust and no further regularly scheduled amounts will be paid to the Supplemental Interest Trust by the Swap Counterparty.

     We believe that the Swap Counterparty's maximum probable exposure under the Swap Agreement to be less than 10% (the significance percentage) of the aggregate initial Class Certificate Balance of the Offered Certificates.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will make available to the Depositor, each certificateholder and the Rating Agencies a statement (based on information received from the Servicer) to certificateholders. For a description of the information available in this statement, please see "Reports to Securityholders" in the accompanying prospectus.

     The trustee shall make each monthly statement available to the certificateholders via the trustee's internet website at http://www.usbank.com/abs. Certificateholders with questions may direct them to the trustee's bondholder services group at (800) 934-6802. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will, upon request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date for the Certificates is the Distribution Date in January 2037. The Final Scheduled Distribution Date for the Floating Rate and Fixed Rate Certificates is calculated as the month after the maturity of the latest maturing 30-year Mortgage Loan. The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class's Final Scheduled Distribution Date.

VOTING RIGHTS

     Voting rights will be allocated among holders of the Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class CE-1, Class CE-2, Class P, Class R and Class R-X Certificates will each be allocated 1% of the voting rights. A portion or all of the Class M-7, Class M-8, Class B-1, Class B-2, Class CE-1, Class CE-2, Class P, Class R and Class R-X Certificates will initially be held by the Sponsor or an affiliate of the Sponsor.

                                   THE TRUSTEE

U.S. BANK GENERAL

     U.S. Bank National Association ("U.S. BANK" or the "TRUSTEE") will act as Trustee under the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $217 billion as of September 30, 2006. As of September 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,462 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

CORPORATE TRUST GENERAL

     U.S. Bank has one of the largest corporate trust businesses in the country with offices in 45 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank's corporate trust office located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107.

     U.S. Bank has provided corporate trust services since 1924. As of September 30, 2006, U.S. Bank was acting as trustee with respect to over 69,000 issuances of securities with an aggregate outstanding principal balance of over $1.9 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

     On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. On September 5, 2006, U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor fiduciary or agent, as applicable, under the client agreements.

     On September 29, 2006, U.S. Bank purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor fiduciary or agent, as applicable, under the client agreements.

     On December 15, 2006, U.S. Bank purchased the municipal bond trustee business of LaSalle Bank National Association, the U.S. subsidiary of ABN AMRO Bank N.V. and became successor fiduciary or agent, as applicable, under the client agreements.

TRUSTEE

     The trustee shall make each monthly statement available to the certificateholders via the trustee's internet website at http://www.usbank.com/abs. Certificateholders with questions may direct them to the trustee's bondholder services group at (800) 934-6802.

     As of September 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee, registrar and paying agent on 237 issuances of subprime mortgage securities with an outstanding aggregate principal balance of approximately $70,259,700,000.

     The trustee's procedures for performing its duties as required by the Pooling and Servicing Agreement are set forth as follows:

     A U.S. Bank analyst (an "Analyst") will review the relevant executed legal transaction documents for this transaction (collectively, the "Documents") and program the distribution module of U.S. Bank's cash-flow modeling system (the "System") to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties. All trigger events set forth in the Documents will be modeled without regard to probability of occurrence.

     Prior to the first distribution to the certificateholders, a supervisor for the transaction (the "Supervisor") will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output. The Supervisor will also review the content of the certificateholder statement prior to the first distribution date to ensure that all information required by the Documents is present and correct.

     The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur. The Supervisor's responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholder statement includes all items required to be reported by the Documents.

     On a monthly basis, an Analyst will obtain from the Servicer a file containing the payment activity for the related collection period on a loan-by-loan basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period. Once the loan data is confirmed with the Servicer, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

     To the extent U.S. Bank is required by the documents to re-compute any loan-data elements supplied by the Servicer, U.S. Bank will do so based on information received from the underwriter or the Servicer. U.S. Bank will identify all discrepancies and bring them to the attention of the Servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the Servicer.

     The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

     In the past three years, the securities administrator has not made material changes to the policies and procedures of its securities administration services for subprime residential mortgage loans. However, the securities administrator acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the securities administrator acquired from State Street used slightly different procedures than those set forth above to review the data for each certificateholder. Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder statement prior to its distribution. As of January 1, 2006, all offices of the securities administrator will use the procedures set forth above.

     Using information set forth in this prospectus supplement, the Trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the Servicer, the Trustee will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the Servicer, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the related Due Period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Servicer, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Servicer.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes incapable of acting under the Pooling and Servicing Agreement or insolvent. The Trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the Certificates. In such circumstances, the Depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates and may transact business with other interested parties with the same rights as it would have if it were not Trustee.

     The Trustee will not be liable under the Pooling and Servicing Agreement:

     - expect for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement;

     - for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement; or

     - for any action taken or omitted by it in good faith in accordance with the direction of holders of Certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or relating to the exercise of any trust or power conferred upon such Trustee under the Pooling and Servicing Agreement.

     In the absence of bad faith, the Trustee may conclusively rely upon any certificates or opinions of counsel furnished to such Trustee under the Pooling and Servicing Agreement. Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such Trustee in good faith and in accordance with such opinion of counsel. The Trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

     The Trustee will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payment of any amounts to certificateholders.

                                  THE CUSTODIAN

     The Bank of New York, a New York banking corporation, will act as custodian (the "Custodian") of the mortgage loan files pursuant to a custodial agreement. The Custodian will review each mortgage file and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received. The Custodian will be responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the certificateholders.

                                   THE SPONSOR

     The Sponsor provided the information set forth in the following paragraphs.

     The Sponsor is a Delaware limited liability company with its principal place of business in New York, New York.

     The Sponsor was established in July 1996 as a venture of Mortgage Guaranty Insurance Corporation ("MGIC"), Enhance Financial Services Group, Inc. ("EFSG") and certain members of management of the Sponsor. Each of MGIC and EFSG has approximately a 46% interest in the Sponsor with the remainder owned by management of the Sponsor. On February 28, 2001, Radian Group Inc. ("RADIAN") acquired EFSG, including EFSG's 46% interest in the Sponsor. Radian and MGIC Investment Corporation, the parent of MGIC, are publicly traded companies which file such periodic reports with the Securities and Exchange Commission (the "COMMISSION") as are required by the Securities Exchange Act of 1934, as amended, and its rules and regulations, as interpreted by the staff of the Commission.

     On December 31, 2006, the Sponsor had approximately $8.80 billion in assets, approximately $7.87 billion in liabilities and approximately $926.2 million in equity.

     The Sponsor's principal business is the purchasing of residential mortgage loans, primarily sub-prime in nature, from multiple parties including banks and other financial institutions and mortgage-related securities, including non-investment grade subordinated securities, for investment and securitization. Substantially all of the mortgage loans the Sponsor owns are serviced by its wholly-owned subsidiary, Litton Loan Servicing LP. The Sponsor does not originate mortgages. The Sponsor is a HUD-approved investing mortgagee.

     In connection with its purchases of mortgage loans, the Sponsor uses its proprietary models to formulate loan-level default and loss severities and prepayment probability curves. The Sponsor has been acquiring mortgage loans since 1996. Until June 2002 the Sponsor included sub-performing or re-performing mortgage loans in its publicly offered securitization transactions. Since June 2002, the Sponsor has generally not included sub-performing or re-performing mortgage loans in its publicly offered securitization transactions.

     The Sponsor has been securitizing residential mortgage loans since 1997. The following table describes the amount of mortgage loans on a yearly or quarterly basis, as the case may be, the Sponsor has securitized under its name or an affiliate's name as of the dates indicated.

         DECEMBER 31, 2006                         DECEMBER 31, 2005                         DECEMBER 31, 2004
----------------------------------------  ----------------------------------------  ----------------------------------------
TOTAL NUMBER OF  TOTAL PRINCIPAL BALANCE  TOTAL NUMBER OF  TOTAL PRINCIPAL BALANCE  TOTAL NUMBER OF  TOTAL PRINCIPAL BALANCE
 MORTGAGE LOANS     OF MORTGAGE LOANS      MORTGAGE LOANS     OF MORTGAGE LOANS     MORTGAGE LOANS      OF MORTGAGE LOANS
   SOLD INTO           SOLD INTO             SOLD INTO            SOLD INTO            SOLD INTO            SOLD INTO
 SECURITIZATION      SECURITIZATION       SECURITIZATION       SECURITIZATION        SECURITIZATION       SECURITIZATION
  TRANSACTIONS        TRANSACTIONS          TRANSACTIONS        TRANSACTIONS          TRANSACTIONS         TRANSACTIONS
---------------  -----------------------  ---------------  -----------------------  ---------------  -----------------------
     67,262          $10,768,178,262           27,362          $4,245,296,699            28,213          $3,694,372,283

                             UNDERWRITING GUIDELINES

UNDERWRITING GUIDELINES OF THE SPONSOR

     The Sponsor or a loan reviewer has reviewed a majority of the files related to the mortgage loans in connection with the acquisition of the mortgage loans by the Sponsor for credit and compliance considerations. These files may include the documentation pursuant to which the mortgage loan was originally underwritten, as well as the mortgagor's payment history on the mortgage loan. In its review, the Sponsor evaluates the mortgagor's credit standing, repayment ability and willingness to repay debt. A mortgagor's ability and willingness to repay debts (including the mortgage loans) in a timely fashion is determined by the Sponsor by reviewing the quality, quantity and durability of income history, history of debt management, history of debt repayment and net worth accumulation of the mortgagor to the extent such information is available. In addition, the Sponsor may also obtain and review a current credit report for the mortgagor. During its mortgage file review, the Sponsor also confirms that the Mortgage Loan was originated in material compliance with applicable federal, state and local laws and regulations. In connection with its review for property value considerations the Sponsor may obtain, for a portion of the Mortgage Loans, a current appraisal, broker's price opinion, automated valuation methodology price ("AVM") and/or drive-by or desk review of such property or any combination thereof, prepared within six months of the Sponsor's purchase.

     The Sponsor purchases mortgage loans that were originated pursuant to one of the following documentation programs.

     Full Documentation.

     Mortgage loans originally underwritten with "Full Documentation" include a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor was required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor provided a balance sheet, current as of the origination of the mortgage loan, describing assets and liabilities and a statement of income and expenses, as well as authorizing the originator to obtain a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification was obtained wherein the employer reported the length of employment with that organization, the mortgagor's salary as of the mortgage loan's origination, and an indication as to whether it is expected that the mortgagor will continue such employment after the mortgage loan's origination. If a mortgagor was self-employed when such mortgagor's loan was originated, the mortgagor submitted copies of signed tax returns. The originator was also provided with deposit verification at all financial institutions where the mortgagor had demand or savings accounts.

     In determining the adequacy of the property as collateral at origination, an independent appraisal was made of each property considered for financing. The appraiser inspected the property and verified that it was in good condition and that construction, if new, had been completed at the time of the loan's origination. Such appraisal was based on the appraiser's judgment of values, giving appropriate weight to both the then market value of comparable homes and the cost of replacing the property.

     Other Levels of Documentation.

     Other mortgage loans purchased by the Sponsor were originally underwritten pursuant to alternative documentation programs that require less documentation and verification than do traditional "Full Documentation" programs, including "No Documentation," "Limited Documentation," "Alternative Documentation," "Stated Documentation" and "Streamlined Documentation" programs for certain qualifying mortgage loans. Under a "No Documentation" program, the originator does not undertake verification of a mortgagor's income or assets. Under a "Limited Documentation" program, certain underwriting documentation concerning income and employment verification is waived "Alternative Documentation" programs allow a mortgagor to provide W-2 forms instead of tax returns, permit bank statements in lieu of verification of deposits and permit alternative methods of employment verification. Under "Stated Documentation" programs, a mortgagor's income is deemed to be that stated on the mortgage application and is not independently verified by the originator. These are underwriting programs designed to streamline the underwriting process by eliminating the requirement for income verification. Depending on the facts and circumstances of a particular case, the originator of the mortgage loan may have accepted other information based on limited documentation that eliminated the need for either income verification and/or asset verification. The objective use of limited documentation is to shift the emphasis of the underwriting process from the credit standing of the mortgagor to the value and adequacy of the mortgaged property as collateral. "Streamlined Documentation" programs are used for mortgage loans issued to government entities which are being refinanced by the same originator. The originator verifies current mortgage information, but does not undertake verification of the mortgagor's employment or assets and does not conduct a new appraisal of the property considered for refinancing. The objective of Streamlined Documentation programs is to streamline the underwriting process in cases where the originator has the mortgagor's complete credit file from the original loan transaction.

NEW CENTURY MORTGAGE CORPORATION

     General

     The information set forth in this section regarding New Century Mortgage Corporation ("NEW CENTURY") and New Century Financial Corporation has been provided by New Century to the Depositor. None of the Depositor, the Trustee, the Servicer, the Sponsor, the Underwriters, or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

     New Century, a California corporation, originated approximately 28.98% of the Mortgage Loans (the "NC MORTGAGE LOANS"). New Century is a wholly owned operating subsidiary of New Century Financial Corporation, a publicly traded company. Founded in 1995 and headquartered in Irvine, California, New Century Financial Corporation is a real estate investment trust and a full service mortgage finance company, providing first and second mortgage products to borrowers nationwide. New Century Financial Corporation offers a broad range of mortgage products designed to meet the needs of all borrowers.

     New Century is a consumer finance and mortgage banking company that originates, purchases and sells first lien and second lien mortgage loans and other consumer loans. New Century emphasizes the origination of mortgage loans commonly referred to as non-conforming "B&C" mortgage loans or subprime mortgage loans

     As of September 30, 2006, New Century Financial Corporation employed approximately 7,100 associates and originated loans through its wholesale network of more than 55,000 independent mortgage brokers through 33 regional processing centers operating in 19 states. Its retail network operates through 235 sales offices in 36 states. For the nine months ending September 30, 2006, New Century Financial Corporation originated $45.4 billion in mortgage loans.

     The following table describes the size, composition and growth of New Century Financial Corporation's total residential mortgage loan production over the periods indicated.

                                December 31, 2004         December 31, 2005        September 30, 2006
                            ------------------------  ------------------------  ------------------------
                                     Total Portfolio           Total Portfolio           Total Portfolio
                                         of Loans                  of Loans                  of Loans
Loan Type                    Number    In thousands    Number    In thousands    Number    In thousands
--------------------------  -------  ---------------  -------  ---------------  -------  ---------------
Residential Mortgage Loans  242,877    $42,119,640    310,389    $56,108,241    245,839    $45,443,272

     Underwriting Standards

     All of the NC Mortgage Loans will be acquired on the Closing Date by the Depositor from the Sponsor and were acquired by the Sponsor from New Century prior to the Closing Date. All of the NC Mortgage Loans were originated or acquired by New Century in accordance with the New Century Underwriting Guidelines. The following is a general summary of the New Century Underwriting Guidelines as generally applied, with some variation, by New Century. This summary does not purport to be a complete description of the underwriting standards of New Century.

     The New Century Underwriting Guidelines are primarily intended to assess the borrower's ability to repay the related NC Mortgage Loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the NC Mortgage Loan. All of the NC Mortgage Loans were also underwritten with a view toward the resale of the NC Mortgage Loans in the secondary mortgage market. While New Century's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, New Century also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The NC Mortgage Loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. As a result of New Century's underwriting criteria, changes in the values of the related Mortgaged Properties may have a greater effect on the delinquency, foreclosure and loss experience on the NC Mortgage Loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related NC Mortgage Loans. In addition, there can be no assurance that the value of the related Mortgaged Property estimated in any appraisal or review is equal to the actual value of that Mortgaged Property at the time of that appraisal or review.

     The NC Mortgage Loans have been originated in accordance with the New Century Underwriting Guidelines. On a case-by-case basis, exceptions to the New Century Underwriting Guidelines are made where compensating factors exist. It is expected that a substantial portion of the NC Mortgage Loans will represent these exceptions.

     Each applicant completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The New Century Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report that includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The New Century Underwriting Guidelines require a review of the appraisal by a qualified employee of New Century or by an appraiser retained by New Century. New Century uses the value as determined by the review in computing the loan-to-value ratio of the related mortgage loan if the appraised value of a mortgaged property, as determined by a review, is (i) more than 10% greater but less than or equal to 25% lower than the value as determined by the appraisal for mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio of up to 90%, and (ii) more than 5% greater but less than or equal to 25% lower than the value as determined by the appraisal for mortgage loans having a loan-to-value ration or a combined loan-to-value ratio of between 91-95%. For mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio greater than 95%, the appraised value as determined by the review is used in computing the loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then New Century obtains a new appraisal and repeats the review process.

     The NC Mortgage Loans were originated consistent with and generally conform to the New Century Underwriting Guidelines' full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, New Century reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the New Century Underwriting Guidelines that generally is equal to the interest rate on that loan. The New Century Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires New Century's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $1,500,000 (additional requirements may be imposed in connection with NC Mortgage Loans in excess of $1,500,000). The New Century Underwriting Guidelines generally permit loans on one- to four-family residential properties to have a loan-to-value ratio at origination of up to 95% with respect to first liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower's credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is based on the appraised value at the time of origination of the mortgage loan.

     The New Century Underwriting Guidelines require that the income of each applicant for a mortgage loan under the full documentation program be verified. The specific income documentation required for New Century's various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification of stable income for at least 12 months from the applicant's employer for salaried employees and 24 months for self-employed applicants; under the limited documentation program, applicants usually are required to submit verification of stable income for at least 6 months, such as 6 consecutive months of complete personal checking account bank statements, and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, that are required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

     In evaluating the credit quality of borrowers, New Century utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

     The New Century Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

     "AA" Risk. Under the "AA" risk category, the applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments) are required for loan-to-value ratios above 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with a FICO score of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550, or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied single family or two unit property or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties and non-owner occupied three to four family residential properties or high-rise condominiums is 85%. The maximum loan-to-value ratio for non-owner occupied rural, remote or unique properties is 80%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

     "A+" Risk. Under the "A+" risk category, the applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments), are required for loan-to-value ratios above 90%. A maximum of one 30 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with FICO scores of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550 or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 90% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied property single family or two unit property or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties and a non-owner occupied three to four family residential property is 85% (or 80% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for non-owner occupied rural, remote or unique properties is 80% (or 75% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

     "A-" Risk. Under the "A-" risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. A maximum of three 30 day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with FICO scores of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550 or 80% loan-to-value ratio provided that such borrower has a FICO score of less than
550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied single family or two unit property or three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote, or unique properties, and non-owner occupied three to four family residential properties is 85% (or 80% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property is 80% (or 70% for mortgage loans originated under the stated income documentation program).

The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and 100%, for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

     "B" Risk. Under the "B" risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day late payments and a maximum of one 60 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with a FICO score less than or equal to 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 may have occurred as long as such bankruptcy has been discharged at least one day prior to funding of the loan. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower's loan (such loan may not exceed an 80% loan-to-value ratio for borrowers with a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding 18 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied singe family or two unit property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied single family or two unit property or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and a non-owner occupied three to four family property is 80% (or 70% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property is 75% (or 65% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50%, unless the loan-to-value ratio is reduced.

     "C" Risk. Under the "C" risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day and 60 day late payments and a maximum of one 90 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. All bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. No notice of default filings may have occurred during the preceding 12 months. The mortgaged property must be in at least average condition. In most cases, a maximum loan-to-value ratio of 80% (or 75% for mortgage loans originated under the stated income documentation program) for a mortgage loan on an owner occupied single family or two unit property is permitted. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner occupied single family or 2 unit property (refinance only) or three to four family residential property (or 70% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and non-owner occupied three to four family residential properties is 70% (or 65% for mortgages originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property (refinance only) is 65% (or 60% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

     "C-" Risk. Under the "C-" risk category, an applicant must have a FICO score of 500, or greater. Unlimited 30, 60 and 90 day late payments and a maximum of one 120 day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 150 days late at the time of funding of the loan. There may be no current notice of default and all bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 70% (55% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a owner occupied single family or two unit property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner occupied property single family or two unit property (refinance only), and an owner occupied high-rise condominium or a three to four family residential property (50% for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 80% for a refinance loan and 80% for a purchase money loan. The maximum debt service-to-income ratio is usually 55%.

     Special Programs. New Century originates loans which it calls "special programs" to enable borrowers with higher FICO scores and good mortgage histories the ability to obtain larger loan amounts or higher loan-to-value ratios. Special programs extend loan-to-value ratios to a maximum of 100%, and combined 80/20 (first/second) loan combinations to 100% combined loan-to-value ratios and loan amounts to $1,500,000 with higher minimum FICO scores and paid-as-agreed minimum tradeline requirements. No bankruptcy filing may have occurred during the preceding two years for borrowers with FICO scores less than 600, under the full income documentation program, or 620, under the limited income, and 640 under the stated income documentation programs (Chapter 13 bankruptcies may not be paid off with loan proceeds) for combined 80%/20% (first/second) loan combinations. For first mortgage loans having 100% loan-to-value ratios, no bankruptcy filing may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50%.

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case by case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; a maximum of one 30 day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the NC Mortgage Loans will represent these kinds of exceptions.

WILMINGTON FINANCE, INC.

     General

     Approximately 24.45% of the Mortgage Loans were acquired by the Sponsor from Wilmington Finance, Inc. ("WILMINGTON FINANCE"). The information set forth below under this heading "--Wilmington Finance, Inc." has been provided by Wilmington Finance.

     Wilmington Finance, a Delaware corporation, is headquartered in Plymouth Meeting, Pennsylvania. Wilmington Finance originates, sells and interim services, first and subordinate lien mortgage loans secured by single-family residences, two-to-four family residences, condominium units, units in planned unit developments, manufactured housing units, town homes and modular housing units. Wilmington Finance mortgage loan originations have focused on mortgage loans which do not conform to credit and other criteria established by Fannie Mae and Freddie Mac, commonly referred to as "nonconforming" and "subprime" mortgage loans.

     Wilmington Finance originates mortgage loans through a wholesale network of independent mortgage brokers and through a retail network. Wilmington Finance began non-conforming and subprime mortgage loan operations in 1999. Wilmington Finance's nonconforming and subprime mortgage loan production during 2006 was approximately $9.4 billion.

     Underwriting Guidelines

     The Mortgage Loans originated by Wilmington Finance were generally originated using the following underwriting process. The following does not purport to be a complete description of the underwriting standards of Wilmington Finance. Each Mortgage Loan originated by Wilmington Finance was underwritten prior to the Mortgage Loan closing by Wilmington Finance in general accordance with Wilmington Finance's underwriting guidelines (the "WILMINGTON FINANCE UNDERWRITING GUIDELINES"). The Wilmington Finance underwriting process is intended to assess a mortgage loan applicant's credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed mortgage loan. Wilmington Finance underwrites nonconforming and subprime mortgage loans with a view toward the resale of the mortgage loans in the secondary mortgage market. All underwriting is performed by Wilmington Finance's underwriting personnel, and Wilmington Finance does not delegate underwriting authority to any broker or other mortgage loan provider with respect to Wilmington Finance mortgage loans. The following is a summary of the Wilmington Finance Underwriting Guidelines for nonconforming and subprime mortgage loans generally applied, with some variation, in underwriting and originating the Wilmington Finance Mortgage Loans.

     Wilmington Finance subjects all of its prospective mortgage brokers to a pre-approval process that includes verification that all required licenses are current. Prospective brokers are also required to sign agreements pursuant to which they covenant to comply with all applicable laws and regulations and to provide accurate information to Wilmington Finance in connection with each mortgage loan.

     Each prospective mortgagor completed a mortgage loan application that included information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from an independent, nationally recognized credit reporting company was required. The credit report typically contained information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments.

     A full appraisal of the property proposed to be pledged as collateral is required in connection with the origination of each mortgage loan. Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction costs analysis (when appropriate) based on the current cost of constructing a similar home and market value analysis based on recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and were required to be on forms acceptable to Fannie Mae and Freddie Mac. Every appraisal is reviewed by a qualified underwriter before the mortgage loan is closed, and the underwriter may choose to obtain additional property valuation information, including but not limited to obtaining a review appraisal or automated valuation report. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans, and changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on nonconforming mortgage loans than these changes would be expected to have on conforming mortgage loans underwritten for sale to Fannie Mae and Freddie Mac. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

     Wilmington Finance Underwriting Guidelines require verification or evaluation of the income of each applicant pursuant to the Wilmington Finance "Full Documentation" or "Stated Income" programs. Under each of these programs, Wilmington Finance reviews the mortgage loan applicant's source of income, calculates the amount of income from sources indicated on the mortgage loan application or similar documentation, and calculates debt service-to-income ratios to determine the applicant's ability to repay the mortgage loan. Under the Full Documentation program, applicants are generally required to submit the last two pay stubs, Forms W-2 or 1040 and, in the case of self-employed applicants, Forms 1120 or Schedule Cs, as applicable, and in some cases profit and loss statements for, at a minimum, the previous year. Bank statements are acceptable as Full Documentation with the submission of 12 months consecutive bank statements. Under the Stated Income program, applicants are evaluated based upon income as stated in the mortgage loan application. Under all programs, Wilmington Finance may telephone to verify employment, business and income (on Full Documentation loans), and self-employed applicants may be required to submit a business license.

     Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all documentation programs and twelve months' mortgage payment or rental history must be verified by the related lender or landlord.

     A critical function of the Wilmington Finance underwriting processes is to identify the level of credit risk associated with each applicant for a mortgage loan. Wilmington Finance established six principal classifications, ranging from "A+" to "C" with respect to the credit profile of potential borrowers, and a rating is assigned to each mortgage loan based upon these classifications. Wilmington Finance assigns credit grades by analyzing housing payment history, consumer credit history, credit score, bankruptcy history, foreclosure history and debt-to-income ratio. In evaluating the credit quality of borrowers, Wilmington Finance uses credit risk scores based on the information provided by up to three of the national credit data repositories.

     With respect to Wilmington Finance mortgage loan products, in general, "loan-to-value" ("LTV") maximums decreased with credit quality, and, within each credit classification, the LTV maximums vary depending on the property type. LTV maximums for mortgage loans secured by owner-occupied properties are generally higher than for mortgage loans secured by properties that are not owner-occupied. LTV maximums for Stated Income programs are generally lower than the LTV maximums for corresponding Full Documentation programs. Wilmington Finance maximum debt-to-income ratios range from 50% to 55% for Full Documentation programs, and up to a maximum of 50% for Stated Income programs.

     Wilmington Finance requires title insurance on all mortgage loans. Wilmington Finance also requires that the mortgaged premises must be protected against loss or damage from fire and other dangers within the scope of standard hazard insurance coverage.

     Exceptions. The Wilmington Finance Mortgage Loans have been originated generally in accordance with the Wilmington Finance Underwriting Guidelines. On a case-by-case basis, Wilmington Finance makes exceptions to the underwriting guidelines, typically where compensating factors exist, including, but not limited to, reduced LTV, demonstrated pride of ownership, stability of employment, and stability of residence. It is expected that at least some of the Mortgage Loans in the Trust Fund that were originated by Wilmington Finance will represent these exceptions.

                               THE ISSUING ENTITY

     On the Closing Date, and until the termination of the Issuing Entity pursuant to the Pooling and Servicing Agreement, C-BASS Series 2007-CB1 Trust will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the assets described under the fifth paragraph under "Description of the Certificates--General" above. The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

     The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor and the Servicer will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.

     The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity, will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

     If the assets of the Issuing Entity are insufficient to pay the certificateholders all principal and interest owed, holders of certain classes of Certificates may not receive all of their expected payments of interest and principal and may suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

                       AFFILIATES AND RELATED TRANSACTIONS

     The Servicer is a subsidiary of the Sponsor. JPMorgan Chase Bank, National Association is the Swap Counterparty and an affiliate of the Depositor. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, the Servicer, the originators, the Swap Counterparty or the Custodian that was entered into outside the ordinary course of business of each such party or in terms other than would be obtained in an arm's length transaction with unaffiliated entities.

     The underwriters or their affiliates have ongoing banking relationships with affiliates of the Sponsor. The underwriters provide warehouse financing to the Sponsor that may be secured by some or all of the Mortgage Loans. The underwriters will release any and all of its liens on or security interests in the Mortgage Loans on the Closing Date.

                                  THE SERVICER

     General

     The Servicer (or "LITTON") provided the information set forth in the following paragraphs.

     Litton, a Delaware limited partnership and a subsidiary of Credit-Based Asset Servicing and Securitization LLC ("C-BASS"), will act as the servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Litton was formed in December 1996 and has been servicing mortgage loans since such time. As of December 31, 2006, Litton employed approximately 1,192 individuals. The main office of Litton is located at 4828 Loop Central Drive, Houston, Texas 77081. Litton is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $56.28 billion as of December 31, 2006. Most of the mortgage loans in Litton's servicing portfolio are either subprime mortgage loans or subperforming mortgage loans. Litton is servicing in excess of 200 securitizations for the Sponsor and various third parties.

     Fitch assigned Litton its RSS1 residential special servicer rating on November 16, 1999 and reaffirmed that rating in December 2006. The rating is based on Litton's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects Litton's proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

     In January 2001, Fitch assigned Litton its RPS1 primary servicer rating for subprime and high loan to value ratio product and reaffirmed that rating in December 2006. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the servicer's loan administration processes including its loan set up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan to value ratio product is based, in part, on Litton's focus on early collection and loss mitigation.

     In March 2001, Moody's assigned Litton its top servicer quality rating
(SQ1) as a primary servicer of subprime mortgage loans, second liens and as a special servicer and reaffirmed that rating in November 2006. The rating is based on Litton's ability as a servicer and the stability of its servicing operations.

     In April 2001, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") raised Litton's ranking from "Above Average" to "Strong" for both its residential special and subprime servicing categories and reaffirmed that rating in March 2006. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on Litton's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth, and internal controls.

     As of the date of this prospectus supplement, each of the ratings described above remains in effect with respect to Litton.

     From time to time Litton may acquire servicing portfolios from third parties which acquisitions may be significant in relation to Litton's current portfolio. Litton does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the mortgage loans in accordance with the Pooling and Servicing Agreement.

     On December 1, 2004, Litton and C-BASS closed a transaction with The Provident Bank, pursuant to which Litton acquired the mortgage servicing rights on a portfolio of mortgage loans with an aggregate principal balance of approximately $8.5 billion in conjunction with the Sponsor's acquisition of residual mortgage-backed securities relating to certain of such loans.

     Once Litton starts servicing a mortgage loan it begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards. Litton's collections strategy enables collection efforts to be focused on mortgage loans that represent the greatest risks within the servicing portfolio and is intended to address potential collection problems as soon as possible before they migrate into more costly delinquency, foreclosure and REO status. Litton's servicing system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with mortgagors. Outgoing calls range from an introduction of Litton as servicer to advanced collection activities. Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate service representative.

     Litton utilizes its proprietary technology to identify high severity assets and develops specific loss mitigation strategies to apply to those assets. As mortgage loans become delinquent, Litton first tries to determine whether the mortgagor is facing a short term or long term series of issues that created the default. If the default is created by a short term issue, repayment plans or forbearance agreements may be negotiated so that the default can be cured over the plan's specified period. However, if a long-term issue exists, the mortgage loan is referred to Litton's loss mitigation department. If the mortgagor has experienced a long-term event but wishes to continue to reside in the home, a modification of the mortgage loan may be pursued. The modification may include some or all of the following: a decrease in the mortgage interest rate, an extension of the term of the mortgage, a reduction in certain amounts owed (including unpaid principal or advances) and/or the capitalization of any past due amounts. Consistent with the terms of the Pooling and Servicing Agreement, Litton may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor if in Litton's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the certificateholders. If the mortgagor either does not want to make or does not have the ability to make monthly payments on the mortgage loan, Litton will attempt to pursue programs such as short sales or a deed in lieu of foreclosure. These programs are designed to assist the mortgagor in liquidating the mortgaged property while decreasing Litton's liquidation timeframe and the associated liquidation expenses with the goal of ultimately reducing cumulative losses. Litton has a default processing in-source agreement for contract employees to perform certain routine foreclosure, bankruptcy, and other default related functions under the supervision of Litton's management personnel.

     For its mortgage loans with escrows, Litton provides full escrow services, including property tax, hazard insurance, flood insurance and lender-placed insurance services. Most of these services are provided through third-party vendors that specialize in these service areas. Litton conducts the initial and annual escrow analysis functions internally; Litton monitors escrow activities on an ongoing basis.

     Litton does not, in general, have custodial responsibility with respect to the Mortgage Loans.

     There have been no material changes to Litton's servicing policies and procedures during the past three years. During such time, Litton also has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger, has not failed to make any required advance with respect to any issuance of residential mortgage backed securities and has not disclosed material noncompliance with the servicing criteria applicable to any such securitization.

     Litton will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans consistent with the Pooling and Servicing Agreement and current market standards. Upon receipt of collections on the Mortgage Loans and prior to the deposit of such collections into the segregated collections account established for the related transaction, Litton deposits such amounts into a joint collection account that includes collections on its entire mortgage loan portfolio. Litton transfers collections to the appropriate segregated collection account within two business days of determining the proper cash application after receipt of such funds.

     The size and changes in Litton's portfolio of assets for the periods indicated below are as follows:

                               As of December 31, 2006             As of December 31, 2005             As of December 31, 2004
                         ----------------------------------  ----------------------------------  ----------------------------------
                                                    % by                               % by                                % by
                          No. of     Principal    Principal   No. of     Principal    Principal   No. of     Principal    Principal
                          Loans     Balance($)     Balance    Loans     Balance($)     Balance    Loans     Balance($)     Balance
                         -------  --------------  ---------  -------  --------------  ---------  -------  --------------  ---------
Type of Servicing
Primary Servicing .....  292,180  40,621,622,246      72%    243,346  32,911,023,641     76%     228,153  25,581,625,067      76%
Subservicing ..........
   C-BASS .............   21,824   2,208,320,961       4%     15,067   2,368,518,628      6%      13,531   1,705,076,141       5%
   Others .............   22,557   3,241,146,722       6%     28,466   3,768,687,264      9%      38,936   5,071,507,869      15%
Special Servicing .....    9,521   1,243,412,033       2%      5,373     683,162,380      2%       4,646     606,342,132       2%
Interim Servicing .....   49,628   8,972,034,425      16%     21,686   3,326,533,188      8%       5,198     715,697,251       2%
                         -------  --------------     ---     -------  --------------    ---      -------  --------------     ---
Total Servicing .......  395,710  56,286,536,386     100%    313,938  43,057,925,101    100%     290,464  33,680,248,459     100%
                         =======  ==============     ===     =======  ==============    ===      =======  ==============     ===

     In addition to the reports that will be provided to the certificateholders by the Trustee as described under "Description of the Certificates -- Reports to Certificateholders" in this prospectus supplement, Litton may make available certain loan level and certificate level information, such as delinquency and credit support data, projected and actual loss data, roll rates, and trend analyses, through its proprietary investor interface and asset analysis tool, RADARViewer(SM). The RADARViewer(SM) internet website is currently located at www.radarviewer.com. The Servicer has no obligation to continue to provide any type of information available on RADARViewer(SM) as of the date hereof or to maintain its RADARViewer(SM) website in the entirety, and may, in its sole discretion, discontinue such service at any time.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     Litton Loan Servicing LP, a subsidiary of the Sponsor, having its principal servicing offices at 4828 Loop Central Drive, Houston, Texas 77081, will perform the duties of servicer in accordance with the terms set forth in the Pooling and Servicing Agreement.

ACCOUNTS

     On or prior to the Closing Date, the Servicer will establish and maintain or cause to be established and maintained one or more Collection Accounts (the "COLLECTION ACCOUNTS"). On or prior to the Closing Date, the Trustee will establish the Distribution Account (the "DISTRIBUTION ACCOUNT"). On the day immediately preceding the Distribution Date (or, if that day is not a Business Day, on the immediately preceding Business Day), the Servicer will remit all amounts on deposit in the related Collection Account to the Distribution Account. On each Distribution Date, to the extent of the Available Distribution Amount for each Mortgage Pool on deposit in the Distribution Account, the Trustee, will make distributions to the related certificateholders.

     As further compensation, funds credited to the Collection Account established by the Servicer may be invested at the discretion of the Servicer for its own benefit in permitted investments. The following table sets forth certain information with respect to the accounts of the Issuing Entity.

      ACCOUNT                       RESPONSIBLE PARTY                     PARTY ENTITLED TO INVESTMENT INCOME
-----------------------   -------------------------------------   ---------------------------------------------------
Collection Account(s)     The Servicer will be responsible for    The Servicer will be entitled to any investment
                          maintaining the Collection Account.     income on amounts in deposit in the Collection
                                                                  Account.

Distribution Account      The Trustee will be responsible for     The Trustee will be entitled to all investment
                          maintaining the Distribution Account.   income on amounts in deposit in the Distribution
                                                                  Account

Basis Risk Reserve Fund   The Trustee will be responsible for     Majority holder of the Class CE-1 Certificates will
                          maintaining the Basis Risk Reserve      be entitled to investment income on amounts in
                          Fund.                                   deposit in the Basis Risk Reserve Fund.

FLOW OF FUNDS

     The following table sets forth the flow of funds from collections of payments on the mortgage loans from the borrowers, the deposit of such funds into the accounts and the payments of such funds to the certificateholders.

     PERIOD/EVENT                        DATES                                       FLOW OF FUNDS
-----------------------   -------------------------------------   ---------------------------------------------------
Due Period                The period beginning on the second      The Servicer shall hold in the Collection Account
                          day of a calendar month and ending on   all scheduled installments of interest (net of the
                          the first day of the succeeding         Servicing Fees) and principal collected on the
                          calendar month.                         related Mortgage Loans, together with any P&I
                                                                  Advances in respect thereof.

Prepayment Period         The period commencing on the 16th day   The Servicer shall hold in the related Collection
                          of the calendar month preceding the     Account all partial or full prepayments of
                          calendar month in which such            principal and certain other unscheduled payments of
                          Distribution Date occurs and ending     principal, together with any accrued interest
                          on the 15th day of the calendar month   thereon on the related Mortgage Loans during such
                          in which the related Distribution       period plus any amounts required to be paid by that
                          Date occurs.                            Servicer in respect of Prepayment Interest
                                                                  Shortfalls on such Mortgage Loans.

Servicer Remittance       The Business Day immediately            On the Servicer Remittance Date, the Servicer will
Date                      preceding the Distribution Date.        remit to the Trustee for deposit into the
                                                                  Distribution Account, scheduled payments received
                                                                  on the Mortgage Loans due during the related Due
                                                                  Period and any P&I Advances in respect thereof,
                                                                  prepayments received on the Mortgage Loans during
                                                                  the related Prepayment Period and certain other
                                                                  unscheduled amounts required to be remitted by the
                                                                  Servicer in accordance with the Pooling and
                                                                  Servicing Agreement.

Distribution Date         The 25th day of each month, or if       On each Distribution Date, the Trustee will remit
                          such day is not a Business Day, on      amounts on deposit in the Distribution Account to
                          the first Business Day thereafter.      certificateholders in accordance with the priority
                                                                  of distributions set forth in this prospectus
                                                                  supplement.

                     FEES AND EXPENSES OF THE ISSUING ENTITY

     The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan. The rate at which expense fees accrue (referred to as the "EXPENSE FEE RATE") for all of the Mortgage Loans is equal to approximately 0.505% per annum. The "EXPENSE FEES" consist of the Servicing Fee and the Trustee Fee.

     The Servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and, if applicable, all reinvestment income earned on amounts on deposit in the related Collection Accounts and prepayment interest excess.

     The Servicer will be entitled to retain the Servicing Fee in connection with the performance of its obligations under the Pooling and Servicing Agreement. The Servicer will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payments to certificateholders.

     The Trustee will be entitled to the Trustee Fee in connection with the performance of its obligations under the Pooling and Servicing Agreement. The Trustee will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payments to certificateholders.

     The following table sets forth certain information with respect to the fees payable to the Servicer and the Trustee in respect of the performance of their obligations to the Issuing Entity.

  PARTY    FEE PAYABLE      AMOUNT/ DESCRIPTION OF FEE       PRIORITY/ SOURCE OF PAYMENT
--------   -----------   ---------------------------------   ---------------------------
Servicer   Monthly       With respect to each Mortgage       The Servicer will withdraw
                         Loan serviced by it, an amount      its aggregate Servicing Fee
                         equal to 1/12 of the product of     from the Collection Account
                         (1) the principal balance of such   as set forth in the Pooling
                         Mortgage Loans as of the first      and Servicing Agreement
                         day of the related Due Period and
                         (2) 0.50%.

Trustee    Monthly       With respect to each Mortgage       The Trustee will be paid
                         Loan, an amount equal to 1/12 of    from the Distribution
                         the product of (1) the principal    Account as set forth in the
                         balance of such Mortgage Loan as    Pooling and Servicing
                         of the first day of the related     Agreement.
                         Due Period and (2) 0.005%.

     In addition to the Servicing Fee and the Trustee Fee, funds collected on the Mortgage Loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the Depositor, the Servicer or the Trustee, as described under "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicer and the Trustee" in this prospectus supplement, and reimbursements for certain unanticipated expenses borne by the Depositor, Servicer or Trustee, as described in this prospectus supplement and the accompanying prospectus.

     The swap counterparty may be entitled to receive certain net payments as described under "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

YIELD CONSIDERATIONS

     The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. Approximately 11.21% of the Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

     As of the Cut-off Date, approximately 57.82% of the Mortgage Loans are 6-Month LIBOR indexed Mortgage Loans. Increases and decreases in the Mortgage Rate on a Mortgage Loan will be limited by the maximum Mortgage Rate and the minimum Mortgage Rate, if any, and will be based on the applicable index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable margin. The applicable index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may, nevertheless, obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under each Purchase and Servicing Agreement, as modified by the related Assignment Agreements or the Pooling and Servicing Agreement, the Originator or Seller, as applicable, will represent and warrant that, as of the closing date, each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of certificateholders, an Originator or the Seller, as applicable, will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after such date, neither the Originator nor the Seller will have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

     Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

     Approximately 19.91% of the Mortgage Loans provide for interest only monthly payments (each of these Mortgage Loans is referred to as an "INTEREST ONLY MORTGAGE LOAN") for the first 24, 60, 84 and 120 months of the term of the Interest Only Mortgage Loan. The monthly payment with respect to an Interest Only Mortgage Loans will include accrued interest and principal beginning on the 25th, 61st, 85th or 121st month of the term of such Interest Only Mortgage Loan. As a result of this payment structure, monthly payments beginning in the 25th, 61st, 85th or 121st month of the term of such Interest Only Mortgage Loan may be significantly larger than the first 24, 60, 84 and 120 monthly payments, respectively, required under the mortgage note.

     As described under "Description of the Certificates -- Distributions of Principal" in this prospectus supplement, scheduled and unscheduled principal payments on the Mortgage Loans will generally be allocated disproportionately to the Class AF Certificates during the first three years following the Closing Date (except as described in this prospectus supplement) or if certain conditions are met. Such allocation will initially accelerate the amortization of the Class AF Certificates.

     The yields on the Offered Certificates may also be adversely affected by Net Prepayment Interest Shortfalls. Moreover, the yield on each class of Offered Certificates will be affected by the Mortgage Rates of the Mortgage Loans from time to time, as described under "Risk Factors -- Your Yield May Be Affected by Changes in Interest Rates." No prediction can be made as to future levels of 6-Month LIBOR or as to the timing of any changes therein.

     The yields to investors in the Offered Certificates may be significantly affected by the exercise by the Servicer (or an affiliate of the Servicer) of its option to purchase the related Mortgage Loans, as described in this prospectus supplement. See "The Pooling and Servicing Agreement-- Termination; Optional Clean-Up Call." If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

     Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. The effective yield to holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

     On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any class of Certificates subordinate to such higher ranking class. As a result, the yields to maturity and the aggregate amount of distributions on the Subordinate Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

     As more fully described in this prospectus supplement, the principal portion of Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated first to the lowest ranking class of Subordinate Certificates, then to the higher ranking classes of Subordinate Certificates, in inverse order of priority, until the Certificate Principal Balance of each such class has been reduced to zero, before any such Realized Losses will be allocated to the related classes of Class AF Certificates. The interest portion of Realized Losses on the Mortgage Loans will reduce the amount of interest available for distribution on the related Distribution Date to the lowest ranking class of Subordinate Certificates outstanding on such date. In addition, although all losses initially will be borne by the classes of Subordinate Certificates, Excess Losses will be borne by all classes of related certificates in accordance with the allocation rules set forth in this prospectus supplement under "Description of the Certificates--Allocation of Losses." As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses on the related Mortgage Loans. Excess Losses could occur at a time when one or more classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is priced at 23% HEP for the fixed rate collateral, which assumes a constant prepayment rate ("CPR") of 2.3% in month 1, building linearly to 23% CPR in month 10 and remaining constant thereafter, and at 100% PPC for the adjustable rate collateral, which assumes 2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR through month 22, 50% CPR from month 23 to month 27, and 35% CPR in month 28 and thereafter; provided, however, that the prepayment rate will not exceed 95% CPR in any period for any given percentage of prepayment speed. These prepayment assumptions are applied to each Mortgage Loan based on the seasoning of the Mortgage Loan.

     The tables set forth on Annex B-2 (which is incorporated in this prospectus supplement as part of this prospectus supplement) were prepared on the basis of the Structuring Assumptions. Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Certificate Principal Balances of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various prepayment scenarios.

     The actual characteristics and the performance of the Mortgage Loans will differ from the Structuring Assumptions, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various prepayment scenarios specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are assumed. Any difference between such Structuring Assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated prepayment scenarios.

     The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Certificate Principal Balance by the number of years (adjusted to reflect the applicable accrual convention) from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Certificate Principal Balance described in
(1) above.

STRUCTURING ASSUMPTIONS

     The following assumptions (the "STRUCTURING ASSUMPTIONS") were used in constructing the tables set forth on Annex B-2: (i) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in February 2007, (ii) the Mortgage Loans prepay at the prepayment scenarios of 23% HEP for the fixed rate collateral, which assumes 2.3% CPR in month 1, building linearly to 23% CPR in month 10 and remaining constant thereafter, and at 100% PPC for the adjustable rate collateral, which assumes 2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to month 27, and 35% CPR in month 28 and thereafter (applied to each Mortgage Loan based on the seasoning of the Mortgage Loan) (the "PREPAYMENT ASSUMPTION"), (iii) no defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans, and no shortfalls are incurred due to the application of a Relief Act or similar state or local laws, (iv) none of the Originators, the Sponsor and the Seller are required to purchase or substitute for any Mortgage Loan, (v) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in February 2007 and are computed prior to giving effect to any prepayments received in the prior month, (vi) prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests, (vii) prepayments represent voluntary prepayments of individual Mortgage Loans and are received on the last day of each month, commencing in January 2007 and include 30 days' interest, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (xvi) below such that each such Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity (taking into account any interest-only period), (ix) interest accrues on each class of Certificates at the applicable Certificate Interest Rate described under "Description of the Certificates -- Distributions of Interest" in this prospectus supplement, (x) the initial Certificate Principal Balance of each class of Certificates is as described in this prospectus supplement, (xi) unless indicated otherwise, no exercise of any optional clean-up redemption will occur,
(xii) the Closing Date of the sale of the Offered Certificates is February 7, 2007, (xiii) the 6-Month LIBOR indexed Mortgage Loans adjust on the next interest adjustment date and semi-annually thereafter, (xiv) the level of 1-Month LIBOR and 6-Month LIBOR remain constant at 5.320% and 5.390%, respectively, (xv) scheduled monthly payments on each Mortgage Loan will adjust in the month immediately following each interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above,
(xvi) the Mortgage Loans are aggregated into assumed Mortgage Loans having the characteristics in Annex B-1 and (xvii) the Servicing Fee Rate and the Trustee Fee Rate for the Mortgage Loans remains constant throughout the life of the Mortgage Loans.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller, as well as to pay the costs of structuring and issuing the securities, which generally consists of legal, accounting and rating agency fees. See "Use of Proceeds" in the accompanying prospectus and "Method of Distribution" in this prospectus supplement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion and the discussion in the prospectus under the caption "Material Federal Income Tax Consequences" is the opinion of McKee Nelson LLP ("TAX COUNSEL") on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. It is based on the current provisions and interpretations of the Internal Revenue Code of 1986, as amended (the "CODE") and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

     The Pooling and Servicing Agreement provides that the Trust Fund (exclusive of the Basis Risk Reserve Fund, the Swap Account and the Supplemental Interest Trust) will include multiple REMICs organized in a tiered REMIC structure consisting of one or more Lower Tier REMICs and one or more Upper Tier REMICs. Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by REMICs above it in the tiered structure. Each of the Lower Tier REMICs and Upper Tier REMICs will designate a single class of interests as the residual interest in that REMIC. Elections will be made to treat each Lower Tier REMIC and Upper Tier REMIC as a REMIC for federal income tax purposes. Except to the extent described in the next paragraph, each Class of Offered Certificates will represent beneficial ownership of the corresponding class of regular interests issued by the applicable Upper Tier REMIC.

     Upon the issuance of the Offered Certificates, Tax Counsel will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement and the accuracy of certain representations made in connection with the transfers of the Mortgage Loans, for federal income tax purposes: each Lower Tier REMIC and Upper Tier REMIC will qualify as a REMIC within the meaning of
Section 860D of the Code.

TAX TREATMENT OF THE OFFERED CERTIFICATES

     For federal income tax purposes, a beneficial owner of an offered certificate (each, a "COMPONENT CERTIFICATE") will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a notional principal contract (the "CAP CONTRACT"). The REMIC regular interest corresponding to a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificate to which it corresponds except that the maximum interest rate of the corresponding REMIC regular interest will equal the Net WAC Cap, determined in the case of each Offered Certificate by (i) treating any Swap Termination Payment as being payable solely from Monthly Excess Cashflow Amount and (ii) limiting the notional amount of the Swap Agreement to the Mortgage Pool Balance.

     As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate. Any amount paid on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Consequences" in the prospectus. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Components" below. Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Component Certificate.

     ALLOCATIONS. A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Cap Contract component. For information reporting purposes, the Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

     Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "Material Federal Income Tax Consequences" in the prospectus.

     ORIGINAL ISSUE DISCOUNT. The REMIC regular interest component of any Component Certificate may be issued with OID. A beneficial owner of a Component Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

     THE CAP CONTRACT COMPONENTS. The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

     Any payments to a beneficial owner of amounts under the Cap Contract component will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

     A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

     Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

     STATUS OF THE COMPONENT CERTIFICATES. The REMIC regular interest components of Component Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Component Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Component Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under
Section 856(c)(5)(B) of the Code. In light of the obligations represented by the cap contract components, the Offered Certificates generally will not be suitable investments for a REMIC.

REMIC TAXES AND REPORTING

     It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to certificateholders of the Offered Certificates. See "Description of the Securities--General" and "Federal Income Tax Consequences--Prohibited Transactions, Contributions and Foreclosure Income Taxes" in the prospectus.

     The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See "Federal Income Tax
Consequences--Administrative Matters" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--Taxation of the REMIC and its Holders" in the prospectus.

                                   STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates are encouraged to consult their own tax advisors regarding such tax consequences.

     All investors are encouraged consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                  ERISA MATTERS

     ERISA and Section 4975 of the Code impose requirements on certain Plans to which they are applicable and on persons who are fiduciaries with respect to these Plans. ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under
Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the Plan's acquisition and ownership of such Certificates. Investments by Plans that are also subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans. See "ERISA Considerations" in the accompanying prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     The U.S. Department of Labor has granted to the Underwriters administrative exemptions (collectively, the "UNDERWRITER'S EXEMPTION" or the "EXEMPTION") which exempts from the application of the prohibited transaction rules transactions relating to:

     - the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which an Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

     -    the servicing, operation and management of such trusts,

     - provided that the general conditions and certain other requirements set forth in the Exemption are satisfied as described in the accompanying prospectus.

     This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the Seller, the Depositor, any Servicer, the Trustee, each Underwriter, any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, a provider of credit enhancement to the Issuing Entity, a counterparty to an eligible swap agreement held by the Issuing Entity or any affiliate of one of these parties.

     It is expected that the Exemption will apply to the acquisition and holding by Plans that qualify as accredited investors as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 of the Offered Certificates and that all conditions of the exemption other than those within the control of the investors will be met.

     The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least "BBB-" from at least one rating agency identified in the exemption, such as S&P, Fitch Ratings or Moody's, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it). However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of PTCE 95-60.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Issuing Entity or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

ERISA CONSIDERATIONS WITH RESPECT TO THE SWAP AGREEMENT

     The Underwriter's Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Underwriter's Exemption before the termination of the Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers") or another administrative or statutory exemption. There is a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Offered Certificates for adequate consideration, provided such service provider is not (i) not the fiduciary with respect to the Plan's assets used to acquire the Offered Certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as described above or any other administrative or statutory exemption. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement, any Offered Certificate whose rating has fallen to below BBB-could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Swap Agreement.

     If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sponsor, the Trustee, and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

     In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the Issuing Entity being deemed "plan assets," the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Rabo Securities USA, Inc. (together, the "UNDERWRITERS"), the Depositor has agreed to sell the Offered Certificates to the Underwriters, and the Underwriters have agreed to purchase from the Depositor the Offered Certificates as follows: J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Rabo Securities USA, Inc. will acquire approximately 70%, 15% and 15%, respectively, of each class of Offered Certificates other than the Class M-7 Certificates. J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Rabo Securities USA, Inc. will acquire approximately 40.96%, 8.78% and 8.78%, respectively, of the Class M-7 Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 99.81% of the aggregate initial Certificate Principal Balance of the Offered Certificates (net of accrued interest), before deducting expenses estimated to be approximately $623,498 payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Each Underwriter intends to make a secondary market in the Offered Certificates purchased by it, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

     The underwriters or their affiliates have ongoing banking relationships with the Sponsor. Immediately prior to the sale of the Mortgage Loans to the Issuing Entity, a portion of the Mortgage Loans were subject to financing facilities or a mortgage loan repurchase agreement provided by an affiliate of one or more of the underwriters. The Sponsor will apply a portion of the proceeds it receives from the sale of the Mortgage Loans to the Depositor to repay its obligations under the related financing facility or to repurchase mortgage loans under the related repurchase agreement.

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Approximately 41.49% of the aggregate initial Certificate Principal Balance of the Class M-7 Certificates may be offered by the Sponsor or an affiliate of the Sponsor from time to time directly or through underwriters or agents (either of which may include J.P. Morgan Securities Inc., an affiliate of the Swap Counterparty and the Depositor) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Any underwriters or agents that participate in the distribution of such Class M-7 Certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 and any profit on the sale of those Certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by McKee Nelson LLP, New York, New York. Certain tax matters will be passed upon for the Depositor by McKee Nelson LLP. McKee Nelson LLP will act as counsel for the Underwriters.

                                     RATINGS

     It is a condition of the issuance of the Offered Certificates that they be rated as indicated on page S-1 by each of Fitch, Inc., Moody's Investors Service, Inc., Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and DBRS, Inc. (each, a "RATING AGENCY" and collectively, the "RATING AGENCIES"), as applicable.

     The ratings assigned to mortgage loan asset-backed certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the mortgage loans, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the Mortgage Pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), because the Mortgage Pool includes second lien Mortgage Loans and Owner-financed Mortgage Loans that were originated by individuals and not by financial institutions or mortgagees approved by the Secretary of Housing and Urban Development.

     There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the prospectus.

                             INDEX OF DEFINED TERMS

60+ Day Delinquent Loan ...........................................         S-46
6-Month LIBOR .....................................................         S-23
Accrued Certificate Interest ......................................         S-40
Adjustment Date ...................................................         S-21
Applied Realized Loss Amount ......................................         S-49
Available Funds ...................................................         S-38
AVM ...............................................................         S-60
Balloon Loan ......................................................         S-20
Balloon Payment ...................................................         S-20
Basis Risk Reserve Fund ...........................................         S-51
Beneficial Owner ..................................................         S-35
Book Entry Certificates ...........................................         S-35
Cap Carry Forward Amount ..........................................         S-52
Cap Contract ......................................................         S-78
C-BASS ............................................................   S-19, S-69
Certificate Owners ................................................         S-35
Certificate Principal Balance .....................................         S-42
Certificates ......................................................         S-34
Class AF Certificates .............................................         S-33
Class AF-6 Lockout Distribution Amount ............................         S-43
Class AF-6 Lockout Distribution Percentage ........................         S-42
Class AF-6 Pro Rata Distribution Amount ...........................         S-43
Class B Certificates ..............................................         S-33
Class B-1 Principal Distribution Amount ...........................         S-43
Class B-2 Principal Distribution Amount ...........................         S-43
Class M Certificates ..............................................         S-33
Class M-1/M-2/M-3 Principal Distribution Amount ...................         S-44
Class M-4 Principal Distribution Amount ...........................         S-44
Class M-5 Principal Distribution Amount ...........................         S-44
Class M-6 Principal Distribution Amount ...........................         S-44
Class M-7 Principal Distribution Amount ...........................         S-44
Class M-8 Principal Distribution Amount ...........................         S-45
Clearstream .......................................................         S-35
Clearstream Participants ..........................................         S-36
Closing Date ......................................................         S-33
Code ..............................................................   S-32, S-77
Collection Accounts ...............................................         S-71
Commission ........................................................         S-59
Compensating Interest .............................................         S-26
Component Certificate .............................................         S-78
CPR ...............................................................         S-76
Custodian .........................................................         S-59
Cut-off Date ......................................................         S-19
Cut-off Date Principal Balance ....................................         S-19
Defaulted Swap Termination Payment ................................         S-55
Deficient Valuation ...............................................         S-48
Definitive Certificate ............................................         S-35
Delinquent ........................................................         S-20
Determination Date ................................................         S-72
Distribution Account ..............................................         S-71
DTC ...............................................................         S-35
Due Date ..........................................................         S-20
Due Period ........................................................         S-72
EFSG ..............................................................         S-59
Euroclear .........................................................         S-35
Euroclear Operator ................................................         S-37
Euroclear Participants ............................................         S-37
European Depositaries .............................................         S-35
Exemption .........................................................         S-80
Expense Fee Rate ..................................................         S-72
Expense Fees ......................................................         S-72
Extra Principal Distribution Amount ...............................         S-45
Financial Intermediary ............................................         S-35
First Lien ........................................................         S-20
Fixed Rate Certificates ...........................................         S-34
Floating Rate Certificates ........................................         S-33
Global Securities .................................................        A-1-1
Gross Margin ......................................................         S-21
Index .............................................................         S-21
Indirect Participants .............................................         S-35
Initial Periodic Rate Cap .........................................         S-21
Interest Accrual Period ...........................................         S-40
Interest Carry Forward Amount .....................................         S-41
Interest Only Mortgage Loan .......................................   S-21, S-75
Interest Percentage ...............................................         S-41
Interest Remittance Amount ........................................         S-41
Issuing Entity ....................................................         S-19
Liquidated Mortgage Loan ..........................................         S-48
Litton ............................................................         S-69
Maximum Mortgage Interest Rate ....................................         S-21
Maximum Rate Cap ..................................................         S-40
MGIC ..............................................................         S-59
Minimum Mortgage Interest Rate ....................................         S-21
Monthly Excess Cashflow Allocation ................................         S-49
Monthly Excess Cashflow Amount ....................................         S-49
Monthly Excess Interest Amount ....................................         S-49
Monthly Payment ...................................................         S-20
Mortgage ..........................................................         S-20
Mortgage Interest Rate ............................................         S-20
Mortgage Loan Purchase Agreement ..................................         S-19
Mortgage Loans ....................................................         S-19
Mortgage Pool .....................................................         S-19
Mortgage Pool Balance .............................................         S-19
Mortgaged Property ................................................         S-20
NC Mortgage Loans .................................................         S-61
Net Maximum Mortgage Interest Rate ................................         S-40
Net Maximum WAC ...................................................         S-40
Net Mortgage Interest Rate ........................................         S-49
Net Swap Payment ..................................................         S-53
Net WAC Cap .......................................................         S-39
New Century .......................................................         S-61
Offered Certificates ..............................................         S-34
Optional Termination Date .........................................         S-30
OTS Method ........................................................         S-20
Overcollateralization Amount ......................................         S-45
Overcollateralization Deficiency ..................................         S-45
Overcollateralization Release Amount ..............................         S-45

P&I Advances ......................................................         S-24
Participants ......................................................         S-35
Pass-Through Margin ...............................................         S-39
Pass-Through Rate .................................................         S-39
Periodic Rate Cap .................................................         S-21
Pooling and Servicing Agreement ...................................         S-33
Prepayment Assumption .............................................         S-76
Prepayment Period .................................................         S-72
Principal Balance .................................................         S-19
Principal Distribution Amount .....................................         S-46
Principal Remittance Amount .......................................         S-46
Radian ............................................................         S-59
Rating Agency .....................................................         S-83
Realized Loss .....................................................         S-48
Relevant Depositary ...............................................         S-35
Relief Act ........................................................         S-13
Residual Certificates .............................................         S-33
Rolling Six Month 60+ Day Delinquent Loan .........................         S-46
Rules .............................................................         S-35
S&P ...............................................................         S-69
Second Lien .......................................................         S-20
Senior Enhancement Percentage .....................................         S-46
Senior Principal Distribution Amount ..............................         S-46
Senior Specified Enhancement Percentage ...........................         S-46
Servicer ..........................................................         S-23
servicer event of default .........................................         S-28
Servicer Modification .............................................         S-48
Servicer Remittance Date ..........................................         S-72
Servicing Fee .....................................................         S-24
Servicing Fee Rate ................................................         S-24
Servicing Rights Pledgee ..........................................         S-25
SMMEA .............................................................         S-83
Special Hazard Losses .............................................         S-49
Sponsor ...........................................................         S-19
Stated Principal Balance ..........................................         S-46
Stepdown Date .....................................................         S-47
Structuring Assumptions ...........................................         S-76
Subordinate Certificates ..........................................         S-33
Subsequent Recovery ...............................................         S-48
Supplemental Interest Trust .......................................         S-53
Swap Account ......................................................         S-53
Swap Agreement ....................................................         S-53
Swap Counterparty .................................................         S-53
Swap Counterparty Trigger Event ...................................         S-38
Swap Termination Payment ..........................................   S-38, S-54
Targeted Overcollateralization Amount .............................         S-47
Tax Counsel .......................................................         S-77
Termination Price .................................................         S-30
Terms and Conditions ..............................................         S-37
Trigger Event .....................................................         S-47
Trustee ...........................................................         S-56
Trustee Fee .......................................................         S-24
Trustee Fee Rate ..................................................         S-24
U.S. Bank .........................................................         S-56
U.S. Person .......................................................        A-1-4
Underwriter's Exemption ...........................................         S-80
Underwriters ......................................................         S-82
Unpaid Realized Loss Amount .......................................         S-51
Wilmington Finance ................................................         S-66
Wilmington Finance Underwriting Guidelines ........................         S-66
Withholding Regulations ...........................................        A-1-3

                                    ANNEX A-1

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Offered Certificates will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.


                                      A-1-1

     Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.


                                      A-1-2

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     Final withholding regulations (the "WITHHOLDING REGULATIONS") effective January 1, 2001 affect the documentation required from non-U.S. Persons. The Withholding Regulations replace a number of prior tax certification forms (including IRS Form W-8, 1001 and 4224) with a new series of IRS Form W-8 and generally standardize the period of time for which withholding agents can rely on such forms (although certain of the new forms may remain valid indefinitely if the beneficial owner provides a United States taxpayer identification number and the information on the form does not change).


                                      A-1-3

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                      A-1-4

                                    ANNEX A-2

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The following tables set forth certain information, as of the Cut-off Date, as to the Mortgage Pool. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

      C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-CB1
                                TOTAL COLLATERAL
                                 SUMMARY REPORT

Cut-off Date                                               January 1, 2007

Number of Mortgage Loans                                        3,118
Total Original Balance                                      $ 611,492,266
Total Current Principal Balance                             $ 610,378,378

                                                               AVERAGE                   RANGE
                                                        --------------------   ------------------------
Average Original Balance                                      $ 196,117         $ 15,600 to $ 1,000,000
Average Current Principal Balance                             $ 195,760          $15,408 to $ 999,614

                                                        WEIGHTED AVERAGE (1)           RANGE (1)
                                                        --------------------   ------------------------
Original Weighted Average Term                               357 months        180 months to 480 months
Remaining Weighted Average Term                              353 months        156 months to 479 months
Weighted Average Mortgage Rate                                 8.137%              5.125% to 16.875%
Weighted Average Margin (ARM Only)                             6.194%              2.250% to 8.990%
Weighted Average Maximum Rate (ARM Only)                       14.424%            11.500% to 19.990%
Weighted Average Minimum Rate (ARM Only)(1)                    8.039%              5.500% to 12.400%
Weighted Average Periodic Cap (ARM Only)                       1.177%              1.000% to 3.000%
Weighted Average Initial Cap (ARM Only)                        2.509%              1.000% to 6.000%
Weighted Average Months to Next Adjustment (ARM Only)         26 months         2 months to 244 months

Weighted Average Original CLTV Ratio                           80.66%              13.33% to 100.00%
WA FICO Score                                                    635                  500 to 813

                                                           PERCENT OF POOL
                                                        --------------------
Fixed Rate Mortgage Loans                                      42.18%
Adjustable Mortgage Loans                                      57.82%

Six Month Libor (ARM Only)                                     100.00%
One Year CMT (ARM Only)                                         0.00%

Balloon Mortgage Loans                                         38.04%

First Liens                                                    94.96%
Second Liens                                                    5.04%

Actuarial Loans                                                80.09%
Interest Only Loans                                            19.91%

Sub-Prime Mortgage Loans                                       99.22%
Owner-financed Mortgage Loans                                   0.12%

Prepayment Charges                                             88.78%
Primary Mortgage Insurance                                      0.22%

----------
(1)  Non-zero Weighted Average and Non-zero Minimum Value.


                                      A-2-1

                  ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                               WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER                                        AVERAGE    AVERAGE     AVERAGE
                                    OF      AGGREGATE PRINCIPAL   PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
ORIGINAL MORTGAGE LOAN           MORTGAGE         BALANCE          MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
PRINCIPAL BALANCE ($)              LOANS        OUTSTANDING          POOL        RATE      (MONTHS)      LTV       FICO        DTI
----------------------           --------   -------------------   ----------   --------   ---------   --------   --------   --------
0.01 - 25,000.00 .............        43         $    899,159         0.15%     11.424%      203        97.51%      661       42.58%
25,000.01 - 50,000.00 ........       306           11,374,973         1.86      10.916       324        96.56       667       40.35
50,000.01 - 75,000.00 ........       193           11,884,550         1.95       9.959       324        88.08       649       39.05
75,000.01 - 100,000.00 .......       197           17,452,873         2.86       9.121       344        79.28       637       38.81
100,000.01 - 125,000.00 ......       275           31,133,060         5.10       8.752       345        80.28       626       39.24
125,000.01 - 150,000.00 ......       278           38,294,312         6.27       8.560       353        79.13       619       39.29
150,000.01 - 175,000.00 ......       288           47,048,632         7.71       8.262       355        78.29       627       39.45
175,000.01 - 200,000.00 ......       262           49,219,162         8.06       8.184       356        80.22       626       41.17
200,000.01 - 225,000.00 ......       255           54,092,602         8.86       8.135       355        80.94       632       41.72
225,000.01 - 250,000.00 ......       205           48,749,649         7.99       8.087       356        82.00       627       42.02
250,000.01 - 275,000.00 ......       156           40,743,393         6.68       8.060       355        82.74       630       42.87
275,000.01 - 300,000.00 ......       118           33,978,629         5.57       7.856       356        80.25       633       42.47
300,000.01 - 325,000.00 ......        98           30,682,828         5.03       7.706       355        79.71       636       43.04
325,000.01 - 350,000.00 ......        74           24,974,143         4.09       7.815       355        81.00       630       43.08
350,000.01 - 500,000.00 ......       283          115,964,873        19.00       7.583       354        78.85       650       42.82
500,000.01 - 1,000,000.00 ....        87           53,885,541         8.83       7.835       359        81.13       636       44.05
                                   -----         ------------       ------       -----       ---        -----       ---       -----
TOTAL:                             3,118         $610,378,378       100.00%      8.137%      353        80.66%      635       41.74%
                                   =====         ============       ======       =====       ===        =====       ===       =====

----------
(1) As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans is approximately $196,117.

             MORTGAGE LOAN PRINCIPAL BALANCES AS OF CUT-OFF DATE(1)

                                                                               WEIGHTED    WEIGHTED   WEIGHTED
                                  NUMBER                                        AVERAGE    AVERAGE     AVERAGE
                                    OF      AGGREGATE PRINCIPAL   PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
OUTSTANDING MORTGAGE             MORTGAGE         BALANCE          MORTGAGE    MORTGAGE      TERM     ORIGINAL   AVERAGE     AVERAGE
LOAN PRINCIPAL BALANCE ($)         LOANS        OUTSTANDING          POOL        RATE      (MONTHS)     LTV        FICO        DTI
--------------------------       --------   -------------------   ----------   --------   ---------   --------   --------   --------
0.01 - 25,000.00 .............       43          $    899,159       0.15%       11.424%      203        97.51%      661       42.58%
25,000.01 - 50,000.00 ........      308            11,473,265       1.88        10.907       323        96.47       666       40.34
50,000.01 - 75,000.00 ........      193            11,935,243       1.96         9.935       324        87.71       649       39.00
75,000.01 - 100,000.00 .......      198            17,603,550       2.88         9.103       344        79.56       637       38.81
100,000.01 - 125,000.00 ......      274            31,082,501       5.09         8.759       345        80.32       624       39.21
125,000.01 - 150,000.00 ......      279            38,494,658       6.31         8.557       353        78.90       619       39.42
150,000.01 - 175,000.00 ......      286            46,773,928       7.66         8.262       355        78.41       628       39.39
175,000.01 - 200,000.00 ......      262            49,244,384       8.07         8.186       356        80.24       625       41.18
200,000.01 - 225,000.00 ......      256            54,342,304       8.90         8.138       355        80.98       632       41.65
225,000.01 - 250,000.00 ......      205            48,799,111       7.99         8.072       356        81.92       627       42.12
250,000.01 - 275,000.00 ......      156            40,794,051       6.68         8.076       355        82.87       631       42.91
275,000.01 - 300,000.00 ......      117            33,727,866       5.53         7.847       356        80.16       632       42.37
300,000.01 - 325,000.00 ......       97            30,383,802       4.98         7.704       355        79.63       636       43.06
325,000.01 - 350,000.00 ......       74            24,974,143       4.09         7.815       355        81.00       630       43.08
350,000.01 - 500,000.00 ......      284           116,463,897      19.08         7.582       354        78.92       650       42.83
500,000.01 - 1,000,000.00 ....       86            53,386,517       8.75         7.841       359        81.00       637       44.03
                                  -----          ------------     ------         -----       ---        -----       ---       -----
TOTAL:                            3,118          $610,378,378     100.00%        8.137%      353        80.66%      635       41.74%
                                  =====          ============     ======         =====       ===        =====       ===       =====

----------
(1) As of the Cut-off Date, the average outstanding Principal Balance of the Mortgage Loans is approximately $195,760.


                                      A-2-2

                            CURRENT MORTGAGE RATE(1)

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
                                  MORTGAGE      BALANCE      MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
CURRENT MORTGAGE RATE (%)          LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
-------------------------        ---------   ------------   ----------   --------   ---------   --------   --------   --------
  5.000 - 5.999...............        15     $  4,155,956       0.68%      5.775%      334        65.94%      659      44.09%
  6.000 - 6.999...............       513      130,000,601      21.30       6.702       355        73.96       671      42.17
  7.000 - 7.999...............       883      211,085,999      34.58       7.546       354        78.93       638      40.89
  8.000 - 8.999...............       662      141,048,675      23.11       8.527       354        85.03       616      42.30
  9.000 - 9.999...............       415       67,866,164      11.12       9.517       354        87.28       612      42.03
10.000 - 10.999...............       265       28,215,409       4.62      10.553       349        85.39       615      41.54
11.000 - 11.999...............       220       19,918,675       3.26      11.508       353        80.89       595      43.70
12.000 - 12.999...............       115        6,467,056       1.06      12.467       315        92.86       614      40.50
13.000 - 13.999...............        24        1,289,850       0.21      13.461       230        90.53       607      36.87
14.000 - 14.999...............         4          261,477       0.04      14.379       175        95.20       631      39.66
15.000 - 15.999...............         1           32,983       0.01      15.625       176       100.00       745      57.89
16.000 - 16.999...............         1           35,533       0.01      16.875       175        95.00       654      43.99
                                   -----     ------------     ------      ------       ---       ------       ---      -----
TOTAL:........................     3,118     $610,378,378     100.00%      8.137%      353        80.66%      635      41.74%
                                   =====     ============     ======      ======       ===       ======       ===      =====

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans is approximately 8.137%.

                     REMAINING MONTHS TO STATED MATURITY(1)

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
REMAINING MONTHS TO               MORTGAGE      BALANCE      MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
STATED MATURITY (MONTHS)           LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
------------------------         ---------   ------------   ----------   --------   ---------   --------   --------   --------
121 - 180 ....................       152     $  9,843,885       1.61%     9.661%       175       80.77%       642      40.67%
181 - 240 ....................        19        1,886,359       0.31      8.016        234       76.48        635      43.38
241 - 300 ....................        13          930,667       0.15      7.761        276       83.15        566      35.20
301 - 360 ....................     2,924      594,558,061      97.41      8.112        356       80.71        635      41.74
361 or Greater ...............        10        3,159,405       0.52      8.296        471       73.26        577      47.75
                                   -----     ------------     ------      -----        ---       -----        ---      -----
TOTAL: .......................     3,118     $610,378,378     100.00%     8.137%       353       80.66%       635      41.74%
                                   =====     ============     ======      =====        ===       =====        ===      =====

----------
(1) As of the Cut-off Date, the weighted average Remaining Months to Stated Maturity of the Mortgage Loans is approximately 353 months.

                          MORTGAGE LOAN AGE SUMMARY(1)

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
                                  MORTGAGE      BALANCE      MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
MORTGAGE LOAN AGE (MONTHS)         LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
--------------------------       ---------   ------------   ----------   --------   ---------   --------   --------   --------
6 or Less ....................     2,878     $553,964,765      90.76%     8.165%       353       80.69%       635      41.58%
 7 - 12 ......................       156       40,858,746       6.69      8.069        353       81.46        640      43.49
13 - 18 ......................        71       13,629,673       2.23      7.413        351       78.65        600      43.45
19 - 24 ......................        13        1,925,194       0.32      6.625        294       70.99        630      40.95
                                   -----     ------------     ------      -----        ---       -----        ---      -----
TOTAL: .......................     3,118     $610,378,378     100.00%     8.137%       353       80.66%       635      41.74%
                                   =====     ============     ======      =====        ===       =====        ===      =====

----------
(1) As of the Cut-off Date, the weighted average Age of the Mortgage Loans is approximately 4 months.


                                      A-2-3

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
ORIGINAL LOAN-TO-VALUE            MORTGAGE      BALANCE      MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
RATIO (%)                          LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
----------------------           ---------   ------------   ----------   --------   ---------   --------   --------   --------
25.00 or Lower ...............       559     $ 32,660,376       5.35%     10.796%      328       93.58%       672      40.89%
25.01 - 30.00 ................        17        1,707,368       0.28       7.990       334       32.61        624      41.99
30.01 - 35.00 ................        17        2,435,815       0.40       7.546       342       34.59        652      38.48
35.01 - 40.00 ................        17        3,074,829       0.50       7.909       337       37.50        598      43.86
40.01 - 45.00 ................        37        6,440,794       1.06       7.780       356       42.59        628      41.81
45.01 - 50.00 ................        59       11,678,512       1.91       7.862       360       48.40        607      39.12
50.01 - 55.00 ................        56       11,629,199       1.91       7.714       348       53.40        609      39.89
55.01 - 60.00 ................       100       20,774,839       3.40       7.679       353       58.15        614      40.81
60.01 - 65.00 ................       138       30,670,289       5.02       8.295       353       63.38        601      41.31
65.01 - 70.00 ................       178       38,998,340       6.39       7.788       354       68.73        609      41.70
70.01 - 75.00 ................       186       39,829,289       6.53       7.963       352       73.89        618      41.43
75.01 - 80.00 ................       710      173,720,045      28.46       7.620       355       79.75        653      42.51
80.01 - 85.00 ................       194       45,605,982       7.47       7.977       355       84.25        622      41.77
85.01 - 90.00 ................       330       75,395,169      12.35       8.304       355       89.57        623      40.49
90.01 - 95.00 ................       267       63,676,331      10.43       8.286       355       94.80        639      41.92
95.01 - 100.00 ...............       253       52,081,201       8.53       8.638       356       99.87        647      43.21
                                   -----     ------------     ------      ------       ---       -----        ---      -----
TOTAL: .......................     3,118     $610,378,378     100.00%      8.137%      353       80.66%       635      41.74%
                                   =====     ============     ======      ======       ===       =====        ===      =====

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans is approximately 76.65%.

                    ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
ORIGINAL COMBINED                 MORTGAGE      BALANCE      MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
LOAN-TO-VALUE RATIO (%)            LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
-----------------------          ---------   ------------   ----------   --------   ---------   --------   --------   --------
25.00 or Lower ...............        13     $  2,109,684       0.35%     7.642%       322       18.43%       615      38.26%
25.01 - 30.00 ................        15        1,585,503       0.26      7.609        347       27.69        624      41.74
30.01 - 35.00 ................        16        2,381,863       0.39      7.416        346       33.11        653      38.88
35.01 - 40.00 ................        17        3,074,829       0.50      7.909        337       37.50        598      43.86
40.01 - 45.00 ................        37        6,440,794       1.06      7.780        356       42.59        628      41.81
45.01 - 50.00 ................        58       11,570,777       1.90      7.798        362       47.97        607      39.16
50.01 - 55.00 ................        55       11,519,405       1.89      7.684        349       53.06        609      39.78
55.01 - 60.00 ................       102       21,092,404       3.46      7.713        352       58.15        615      40.93
60.01 - 65.00 ................       138       30,670,289       5.02      8.295        353       63.38        601      41.31
65.01 - 70.00 ................       178       38,998,340       6.39      7.788        354       68.73        609      41.70
70.01 - 75.00 ................       187       40,038,884       6.56      7.968        352       73.88        618      41.45
75.01 - 80.00 ................       712      173,852,736      28.48      7.625        355       79.75        653      42.52
80.01 - 85.00 ................       195       45,625,830       7.48      7.979        355       84.25        622      41.77
85.01 - 90.00 ................       338       75,979,895      12.45      8.333        354       89.58        623      40.46
90.01 - 95.00 ................       301       65,346,433      10.71      8.375        353       94.79        639      41.97
95.01 - 100.00 ...............       756       80,090,715      13.12      9.461        348       99.89        657      42.37
                                   -----     ------------     ------      -----        ---       -----        ---      -----
TOTAL: .......................     3,118     $610,378,378     100.00%     8.137%       353       80.66%       635      41.74%
                                   =====     ============     ======      =====        ===       =====        ===      =====

----------
(1) As of the Cut-off Date, the weighted average Original Combined Loan-to-Value Ratio of the Mortgage Loans is approximately 80.66%.


                                      A-2-4

                                OCCUPANCY STATUS

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
                                  MORTGAGE      BALANCE      MORTGAGE    MORTGAGE     TERM      ORIGINAL    AVERAGE    AVERAGE
OCCUPANCY TYPE                     LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
--------------                   ---------   ------------   ----------   --------   ---------   --------   --------   --------
Primary ......................     2,933     $582,881,252      95.50%      8.118%      353        80.64%      633       41.87%
Investor .....................       158       23,774,197       3.89       8.578       352        81.10       673       37.45
Secondary ....................        27        3,722,929       0.61       8.291       344        81.34       665       48.21
                                   -----     ------------     ------       -----       ---        -----       ---       -----
TOTAL: .......................     3,118     $610,378,378     100.00%      8.137%      353        80.66%      635       41.74%
                                   =====     ============     ======       =====       ===        =====       ===       =====

                                 PROPERTY TYPE

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
                                  MORTGAGE      BALANCE      MORTGAGE    MORTGAGE     TERM      ORIGINAL    AVERAGE    AVERAGE
PROPERTY TYPE                      LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
-------------                    ---------   ------------   ----------   --------   ---------   --------   --------   --------
Single Family ................     2,243     $427,800,259      70.09%      8.136%      353        80.26%      631       41.53%
PUD ..........................       494      112,561,276      18.44       8.106       355        82.49       635       42.51
Condo ........................       236       38,391,211       6.29       8.174       353        81.29       651       40.79
Two Family ...................        93       18,895,091       3.10       8.211       353        79.89       647       44.52
Three Family .................        24        6,503,491       1.07       7.883       354        77.80       677       40.88
Four Family ..................        15        4,751,014       0.78       8.875       350        76.95       660       40.52
Hi-Rise Condo ................         4          876,207       0.14       7.537       357        75.23       715       38.52
Manufactured Housing .........         8          547,910       0.09       7.252       313        76.87       597       44.39
Townhouse ....................         1           51,920       0.01      11.550       356       100.00       633       46.50
                                   -----     ------------     ------      ------       ---       ------       ---       -----
TOTAL: .......................     3,118     $610,378,378     100.00%      8.137%      353        80.66%      635       41.74%
                                   =====     ============     ======      ======       ===       ======       ===       =====

                                  LOAN PURPOSE

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
                                  MORTGAGE      BALANCE      MORTGAGE    MORTGAGE     TERM      ORIGINAL    AVERAGE    AVERAGE
PURPOSE TYPE                       LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
------------                     ---------   ------------   ----------   --------   ---------   --------   --------   --------
Cash Out .....................     1,670     $356,838,911      58.46%      8.056%      353        77.35%      620       41.36%
Purchase .....................     1,223      210,739,023      34.53       8.318       353        86.81       658       42.47
Refinance ....................       225       42,800,444       7.01       7.917       352        78.01       639       41.38
                                   -----     ------------     ------       -----       ---        -----       ---       -----
TOTAL: .......................     3,118     $610,378,378     100.00%      8.137%      353        80.66%      635       41.74%
                                   =====     ============     ======       =====       ===        =====       ===       =====

                               DOCUMENTATION TYPE

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
                                  MORTGAGE      BALANCE      MORTGAGE    MORTGAGE     TERM      ORIGINAL    AVERAGE    AVERAGE
DOCUMENTATION TYPE                 LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
------------------               ---------   ------------   ----------   --------   ---------   --------   --------   --------
Full .........................     1,731     $331,589,893      54.33%      7.952%      353        83.46%      629       41.12%
Stated Income ................       606      134,368,930      22.01       8.412       351        77.51       633       44.18
Stated Income, Stated
   Assets ....................       445       74,357,921      12.18       8.604       355        78.07       659       41.32
Alternative ..................       251       55,661,206       9.12       7.768       353        75.60       638       40.86
None .........................        52        7,879,802       1.29       9.024       350        72.09       643       19.00
Limited ......................        27        5,890,138       0.96       8.335       345        85.28       604       34.87
Missing ......................         6          630,489       0.10      11.148       355       100.00       702       45.35
                                   -----     ------------     ------      ------       ---       ------       ---       -----
TOTAL: .......................     3,118     $610,378,378     100.00%      8.137%      353        80.66%      635       41.74%
                                   =====     ============     ======      ======       ===       ======       ===       =====


                                      A-2-5

                                  PRODUCT TYPE

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
                                  MORTGAGE      BALANCE      MORTGAGE    MORTGAGE     TERM      ORIGINAL    AVERAGE    AVERAGE
PRODUCT TYPE                       LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
------------                     ---------   ------------   ----------   --------   ---------   --------   --------   --------
Fixed ........................     1,241     $164,534,656      26.96%      8.379%      349        81.69%      646       40.47%
2/28 ARM IO ..................       186       55,175,280       9.04       7.853       355        79.91       647       43.42
2/28 ARM .....................       278       53,889,611       8.83       9.047       354        77.72       590       42.86
30/40 Balloon ................       193       45,929,362       7.52       7.865       356        76.08       641       41.41
3/27 ARM 30/40 Balloon .......       177       43,286,895       7.09       8.163       356        81.51       624       41.56
2/28 ARM 30/50 Balloon .......       159       40,551,089       6.64       7.712       358        82.53       630       41.94
3/27 ARM .....................       162       34,063,756       5.58       8.528       355        86.92       609       41.19
2/28 ARM 30/40 Balloon .......       119       30,993,435       5.08       8.315       356        78.53       596       42.99
3/27 ARM IO ..................       102       27,940,753       4.58       7.680       356        80.78       650       41.14
Fixed IO .....................        90       25,905,274       4.24       7.261       355         78.1       689       40.11
2/28 ARM 30/45 Balloon .......       111       25,491,073       4.18       7.634       358        84.18       642       44.65
5/25 ARM IO ..................        37       12,114,689       1.98       7.297       355        78.86       666       42.68
3/27 ARM 30/50 Balloon .......        44       11,779,185       1.93       7.326       357        77.66       617       41.81
30/50 Balloon ................        45       10,595,902       1.74       7.554       358        74.72       641       40.99
3/27 ARM 30/45 Balloon .......        22        5,945,653       0.97       7.770       358        89.32       645       44.02
30/45 Balloon ................        28        5,925,795       0.97       7.711       358        88.03       639       42.22
15/30 Balloon ................        86        4,573,298       0.75      11.611       175        94.76       641       41.78
5/25 ARM 30/40 Balloon .......         9        3,055,585       0.50       8.831       357        79.13       648       43.59
2/38 ARM .....................         7        2,584,840       0.42       8.568       470        68.03       547       50.32
5/25 ARM 30/50 Balloon .......         6        2,080,426       0.34       7.067       358        72.64       662       42.78
5/25 ARM .....................        10        1,973,712       0.32       7.760       356        62.41       626       37.04
5/25 ARM 30/45 Balloon .......         5        1,610,510       0.26       7.675       358        85.29       656       41.06
30/40 ARM Balloon IO .........         1          377,600       0.06       7.990       356        80.00       633       45.72
                                   -----     ------------     ------      ------       ---        -----       ---       -----
TOTAL: .......................     3,118     $610,378,378     100.00%      8.137%      353        80.66%      635       41.74%
                                   =====     ============     ======      ======       ===        =====       ===       =====

                                   INDEX TYPE

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
                                  MORTGAGE      BALANCE      MORTGAGE    MORTGAGE     TERM      ORIGINAL    AVERAGE    AVERAGE
INDEX TYPE                         LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
----------                       ---------   ------------   ----------   --------   ---------   --------   --------   --------
Six Month LIBOR ..............     1,435     $352,914,090      57.82%     8.103%       357        80.84%      624       42.52%
Fixed ........................     1,683      257,464,288      42.18      8.183        348        80.42       649       40.69
                                   -----     ------------     ------      -----        ---        -----       ---       -----
TOTAL: .......................     3,118     $610,378,378     100.00%     8.137%       353        80.66%      635       41.74%
                                   =====     ============     ======      =====        ===        =====       ===       =====


                                      A-2-6

                          GEOGRAPHICAL DISTRIBUTIONS(1)

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
                                  MORTGAGE      BALANCE      MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
STATE                              LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
-----                            ---------   ------------   ----------   --------   ---------   --------   --------   --------
California ...................       569     $167,489,607      27.44%     7.680%       356       76.13%       642      43.12%
Florida ......................       599       99,602,844      16.32      8.411        352       80.83        625      41.30
Arizona ......................       157       31,177,541       5.11      8.253        353       81.75        629      41.85
Washington ...................       121       27,593,539       4.52      7.743        355       82.77        639      42.39
Nevada .......................        94       21,622,695       3.54      8.030        357       80.94        641      41.21
New York .....................        93       20,854,351       3.42      8.332        353       79.06        662      41.78
Pennsylvania .................       124       20,252,364       3.32      8.621        353       79.97        629      40.34
Texas ........................       161       18,899,151       3.10      8.649        346       83.16        624      40.34
Virginia .....................        72       15,634,414       2.56      8.286        351       82.61        618      42.38
Colorado .....................        85       15,488,240       2.54      7.906        358       87.62        627      41.67
Illinois .....................        87       15,279,113       2.50      8.372        345       84.94        638      43.38
Maryland .....................        74       13,665,037       2.24      8.680        355       78.67        614      40.22
Oregon .......................        73       13,370,048       2.19      7.945        351       79.90        637      42.17
Connecticut ..................        75       13,190,812       2.16      7.900        349       78.07        646      41.02
Utah .........................        51        9,450,690       1.55      7.794        357       82.71        643      39.43
Other ........................       683      106,807,934      17.50      8.460        350       85.29        631      40.52
                                   -----     ------------     ------      -----        ---       -----        ---      -----
TOTAL: .......................     3,118     $610,378,378     100.00%     8.137%       353       80.66%       635      41.74%
                                   =====     ============     ======      =====        ===       =====        ===      =====

----------
(1) The greatest Zip Code concentration of the Mortgage Loans by aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date was approximately 0.27% in the 89052 zip code.

                        ORIGINAL PREPAYMENT PENALTY TERM

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
PREPAYMENT PENALTY TERM           MORTGAGE      BALANCE      MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
(MONTHS)                           LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
-----------------------          ---------   ------------   ----------   --------   ---------   --------   --------   --------
 0 ...........................       481     $ 68,474,638      11.22%     8.805%       348        81.96%      631      41.49%
 5 ...........................         1           53,953       0.01     13.250        176        99.79       622      20.92
 6 ...........................         4          833,031       0.14      7.382        358        78.54       630      45.71
12 ...........................       162       39,240,659       6.43      8.283        355        79.82       652      42.90
24 ...........................       979      197,084,864      32.29      8.368        356        81.69       622      42.73
34 ...........................         1          230,217       0.04      7.990        358        85.00       533      41.44
36 ...........................     1,481      303,778,097      49.77      7.819        352        79.81       642      41.02
37 ...........................         1          134,722       0.02      9.340        355       100.00       612      39.86
60 ...........................         8          548,198       0.09      7.768        297        80.57       540      38.50
                                   -----     ------------     ------      -----        ---        -----       ---      -----
TOTAL: .......................     3,118     $610,378,378     100.00%     8.137%       353        80.66%      635      41.74%
                                   =====     ============     ======      =====        ===        =====       ===      =====


                                      A-2-7

                                  FICO SCORE(1)

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
RANGE OF CREDIT BUREAU            MORTGAGE      BALANCE      MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
RISK SCORES                        LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
----------------------           ---------   ------------   ----------   --------   ---------   --------   --------   --------
476 - 500 ....................         2     $    206,708       0.03%    10.242%       326       74.49%       500      35.74%
501 - 525 ....................       105       18,490,210       3.03      9.737        359       69.27        514      43.90
526 - 550 ....................       189       40,283,912       6.60      8.710        354       72.12        539      42.04
551 - 575 ....................       256       49,962,816       8.19      8.539        354       74.61        564      41.26
576 - 600 ....................       341       71,534,964      11.72      8.394        354       80.25        590      41.18
601 - 625 ....................       517      107,071,662      17.54      8.284        352       83.86        613      41.16
626 - 650 ....................       555      103,813,336      17.01      8.039        352       82.94        639      41.99
651 - 675 ....................       368       69,922,511      11.46      7.946        353       82.01        662      41.98
676 - 700 ....................       256       47,256,334       7.74      7.676        352       81.81        689      41.59
701 - 725 ....................       236       45,999,715       7.54      7.527        353       81.70        712      42.19
726 - 750 ....................       143       28,690,159       4.70      7.559        353       82.84        737      43.78
751 - 775 ....................        82       14,327,997       2.35      7.572        354       84.81        762      41.66
776 - 800 ....................        60       11,178,906       1.83      7.500        350       80.79        786      39.39
801 - 825 ....................         8        1,639,148       0.27      6.777        355       74.69        804      38.12
                                   -----     ------------     ------      -----        ---       -----        ---      -----
TOTAL: .......................     3,118     $610,378,378     100.00%     8.137%       353       80.66%       635      41.74%
                                   =====     ============     ======      =====        ===       =====        ===      =====

----------
(1) As of the Cut-off Date, the non-zero weighted average FICO Score of the Mortgage Loans is approximately 635.

                               DELINQUENCY STATUS

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
                                  MORTGAGE      BALANCE      MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
DELINQUENCY STATUS                 LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
------------------               ---------   ------------   ----------   --------   ---------   --------   --------   --------
Current ......................     3,118     $610,378,378     100.00%     8.137%       353       80.66%       635      41.74%
                                   -----     ------------     ------      -----        ---       -----        ---      -----
TOTAL: .......................     3,118     $610,378,378     100.00%     8.137%       353       80.66%       635      41.74%
                                   =====     ============     ======      =====        ===       =====        ===      =====

                                  LIEN POSITION

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
                                  MORTGAGE      BALANCE      MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
LIEN POSITION                      LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
-------------                    ---------   ------------   ----------   --------   ---------   --------   --------   --------
First Lien ...................     2,568     $579,643,933      94.96%     7.982%       354       79.70%       632      41.78%
Second Lien ..................       550       30,734,445       5.04     11.053        326       98.90        676      41.04
                                   -----     ------------     ------      -----        ---       -----        ---      -----
TOTAL: .......................     3,118     $610,378,378     100.00%     8.137%       353       80.66%       635      41.74%
                                   =====     ============     ======      =====        ===       =====        ===      =====

                           INTEREST ONLY TERM SUMMARY

                                                                         WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE                  AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    PERCENT OF    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
                                  MORTGAGE      BALANCE      MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
INTEREST ONLY TERM (MONTHS)        LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
---------------------------      ---------   ------------   ----------   --------   ---------   --------   --------   --------
None .........................     2,702     $488,864,782      80.09%     8.262%       353       80.92%       629      41.66%
24 ...........................        14        3,687,504       0.60      7.733        346       77.47        626      48.38
60 ...........................       354      103,833,530      17.01      7.655        355       80.17        658      42.22
84 ...........................        21        7,155,175       1.17      7.497        354       74.19        651      42.15
120 ..........................        27        6,837,387       1.12      7.364        355       78.15        697      36.40
                                   -----     ------------     ------      -----        ---       -----        ---      -----
TOTAL: .......................     3,118     $610,378,378     100.00%     8.137%       353       80.66%       635      41.74%
                                   =====     ============     ======      =====        ===       =====        ===      =====


                                      A-2-8

                   MARGIN OF ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                              PERCENT OF    WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE      ADJUSTABLE     AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    RATE MORTGAGE    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
                                  MORTGAGE      BALANCE       LOANS IN      MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
MARGIN (%)                         LOANS      OUTSTANDING   MORTGAGE POOL     RATE      (MONTHS)      LTV       FICO        DTI
----------                       ---------   ------------   -------------   --------   ---------   --------   --------   --------
2.000 - 2.999 ................         2     $    952,682         0.27%      6.594%       352       69.91%       685      40.14%
3.000 - 3.999 ................         2          856,936         0.24       6.765        355       72.52        655      50.39
4.000 - 4.999 ................       102       26,194,745         7.42       7.015        365       77.09        642      42.47
5.000 - 5.999 ................       289       73,308,651        20.77       7.868        356       76.09        629      41.56
6.000 - 6.999 ................       839      208,118,715        58.97       8.083        356       81.30        625      42.47
7.000 - 7.999 ................       157       35,704,595        10.12       9.269        356       88.03        598      44.14
8.000 - 8.999 ................        44        7,777,766         2.20       9.492        361       95.30        604      44.98
                                   -----     ------------       ------       -----        ---       -----        ---      -----
TOTAL: .......................     1,435     $352,914,090       100.00%      8.103%       357       80.84%       624      42.52%
                                   =====     ============       ======       =====        ===       =====        ===      =====

----------
(1) As of the Cut-off Date, the weighted average Margin of the Adjustable-Rate Mortgage Loans is approximately 6.194%.

           NEXT RATE ADJUSTMENT DATE OF ADJUSTABLE RATE MORTGAGE LOANS

                                                              PERCENT OF    WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE      ADJUSTABLE     AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL    RATE MORTGAGE    CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
NEXT RATE                         MORTGAGE      BALANCE        LOANS IN     MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
ADJUSTMENT DATE                    LOANS      OUTSTANDING   MORTGAGE POOL     RATE      (MONTHS)      LTV       FICO        DTI
---------------                  ---------   ------------   -------------   --------   ---------   --------   --------   --------
March 2007 ...................         1     $    303,808        0.09%        5.950%      338        55.36%      533      43.82%
May 2007 .....................         1          343,946        0.10         5.875       340        80.00       689      40.14
June 2007 ....................         1          200,794        0.06         7.770       341        80.00       606      47.71
July 2007 ....................         1          159,533        0.05         6.800       336        80.00       698      28.93
August 2007 ..................         3          595,006        0.17         6.633       343        79.69       572      46.01
September 2007 ...............        12        2,904,327        0.82         6.944       344        80.05       605      43.63
October 2007 .................        14        2,853,005        0.81         7.692       381        65.17       567      45.91
November 2007 ................        10        2,387,079        0.68         7.545       358        84.54       636      45.84
December 2007 ................         5          997,266        0.28         8.395       347        85.64       536      42.93
January 2008 .................         9        1,715,347        0.49         7.607       347        72.66       657      39.98
February 2008 ................        20        4,789,373        1.36         8.644       349        78.67       609      43.05
March 2008 ...................        25        6,533,439        1.85         8.540       368        80.90       634      46.45
April 2008 ...................         8        1,813,755        0.51         8.663       351        85.38       625      38.94
May 2008 .....................         1          150,879        0.04         7.500       352        79.48       680      33.10
June 2008 ....................        22        5,894,649        1.67         8.262       353        88.21       621      46.80
July 2008 ....................        36        9,591,599        2.72         8.464       354        86.26       598      41.70
August 2008 ..................        66       21,401,373        6.06         7.939       355        79.93       645      41.33
September 2008 ...............        81       19,773,106        5.60         8.988       357        75.03       601      42.87
October 2008 .................       136       28,247,288        8.00         8.866       357        77.97       587      44.40
November 2008 ................       406       97,357,895       27.59         7.854       358        80.99       631      42.98
December 2008 ................        10        3,025,201        0.86         8.562       363        81.50       592      40.68
January 2009 .................         3          550,502        0.16         8.169       348        87.53       600      50.98
March 2009 ...................         1          446,248        0.13         7.000       350        87.16       599      47.99
April 2009 ...................         2          503,898        0.14         9.350       351        93.75       646      39.96
May 2009 .....................         2          557,881        0.16         8.811       352        95.00       615      32.54
June 2009 ....................         6        2,374,678        0.67         7.949       353        95.00       639      41.95
July 2009 ....................        50       12,725,687        3.61         8.095       354        80.65       613      42.29
August 2009 ..................       196       46,056,640       13.05         8.287       355        82.03       624      41.44
September 2009 ...............        65       14,736,938        4.18         8.669       356        82.16       621      42.36
October 2009 .................        70       17,457,499        4.95         7.751       357        80.75       617      42.23
November 2009 ................       103       25,207,187        7.14         7.530       358        85.28       647      40.59
December 2009 ................         1          286,843        0.08         7.875       359        95.00       611       8.86
February 2011 ................         1          345,824        0.10         8.990       349        54.38       545      44.49
April 2011 ...................         2          602,950        0.17         6.554       351        49.93       679      39.90
May 2011 .....................         2          772,000        0.22         6.920       352        80.42       683      43.79
June 2011 ....................         3        1,047,848        0.30         7.217       353        72.76       654      46.99
July 2011 ....................         7        2,764,550        0.78         7.519       354        78.24       652      43.33
August 2011 ..................        10        2,787,730        0.79         7.875       355        77.90       652      43.17
September 2011 ...............         2          555,677        0.16         7.197       356        72.73       671      29.73
October 2011 .................        14        4,868,152        1.38         7.942       357        76.65       658      42.48
November 2011 ................        25        6,947,389        1.97         7.403       358        81.05       664      41.54
December 2011 ................         1          142,800        0.04         6.750       359        80.00       711      18.62
May 2027 .....................         1          136,500        0.04        10.990       358        65.00       587      43.71
                                   -----     ------------      ------         -----       ---        -----       ---      -----
TOTAL: .......................     1,435     $352,914,090      100.00%        8.103%      357        80.84%      624      42.52%
                                   =====     ============      ======         =====       ===        =====       ===      =====


                                      A-2-9

                MAXIMUM RATE OF ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                            PERCENT OF
                                                            ADJUSTABLE
                                                               RATE      WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE     MORTGAGE     AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     LOANS IN     CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
                                  MORTGAGE      BALANCE      MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
MAXIMUM RATE (%)                   LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
----------------                 ---------   ------------   ----------   --------   ---------   --------   --------   --------
11.000 - 11.999...............         6     $  1,854,749       0.53%      5.730%      351       74.85%       631      45.80%
12.000 - 12.999...............       223       58,850,413      16.68       6.733       357       76.60        658      43.56
13.000 - 13.999...............       356       92,921,779      26.33       7.450       357       81.16        636      41.04
14.000 - 14.999...............       411      104,075,927      29.49       8.116       356       83.98        621      42.60
15.000 - 15.999...............       242       57,801,575      16.38       8.981       356       83.90        609      43.14
16.000 - 16.999...............       100       19,303,917       5.47       9.937       355       77.72        589      42.01
17.000 or Higher..............        97       18,105,730       5.13      11.328       360       69.16        554      44.47
                                   -----     ------------     ------      ------       ---       -----        ---      -----
TOTAL:........................     1,435     $352,914,090     100.00%      8.103%      357       80.84%       624      42.52%
                                   =====     ============     ======      ======       ===       =====        ===      =====

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans is approximately 14.424%.

                MINIMUM RATE OF ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                            PERCENT OF
                                                            ADJUSTABLE
                                                               RATE      WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE     MORTGAGE     AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     LOANS IN     CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
                                  MORTGAGE      BALANCE      MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
MINIMUM RATE (%)                   LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
----------------                 ---------   ------------   ----------   --------   ---------   --------   --------   --------
 0.000........................       130     $ 27,898,009       7.91%      8.682%      356       76.11%       612      40.54%
 5.000 - 5.999................         7        2,264,612       0.64       5.766       351       63.46        614      44.61
 6.000 - 6.999................       244       65,723,118      18.62       6.733       357       76.23        659      43.27
 7.000 - 7.999................       451      120,546,825      34.16       7.561       357       80.28        634      41.27
 8.000 - 8.999................       332       80,477,158      22.80       8.534       356       87.39        612      43.14
 9.000 - 9.999................       163       35,248,369       9.99       9.490       356       86.64        603      44.12
10.000 - 10.999...............        66       12,632,059       3.58      10.706       356       75.21        565      42.91
11.000 - 11.999...............        40        7,809,419       2.21      11.539       366       66.38        544      47.83
12.000 - 12.999...............         2          314,520       0.09      12.344       352       65.00        546      40.34
                                   -----     ------------     ------      ------       ---       -----        ---      -----
TOTAL:........................     1,435     $352,914,090     100.00%      8.103%      357       80.84%       624      42.52%
                                   =====     ============     ======      ======       ===       =====        ===      =====

----------
(1) As of the Cut-off Date, the non-zero weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans is approximately 8.039%.

         INITIAL PERIODIC RATE CAP OF ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                            PERCENT OF
                                                            ADJUSTABLE
                                                               RATE      WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE     MORTGAGE     AVERAGE    AVERAGE     AVERAGE
                                 NUMBER OF     PRINCIPAL     LOANS IN     CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
INITIAL PERIODIC                  MORTGAGE      BALANCE      MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
RATE CAP (%)                       LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
----------------                 ---------   ------------   ----------   --------   ---------   --------   --------   --------
1.000.........................        40     $  8,592,780       2.43%      7.992%      347       75.86%       636      43.22%
1.500.........................        43       11,446,847       3.24       7.997       350       74.27        628      41.23
2.000.........................       620      161,268,509      45.70       7.879       357       79.12        623      41.12
3.000.........................       682      161,585,619      45.79       8.179       357       83.93        627      43.94
4.990.........................         1          570,973       0.16       9.990       356       60.21        514       0.00
5.000.........................        41        6,975,173       1.98      11.236       356       68.87        558      43.97
6.000.........................         8        2,474,189       0.70       9.415       357       78.19        655      42.26
                                   -----     ------------     ------      ------       ---       -----        ---      -----
TOTAL:........................     1,435     $352,914,090     100.00%      8.103%      357       80.84%       624      42.52%
                                   =====     ============     ======      ======       ===       =====        ===      =====

----------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Adjustable-Rate Mortgage Loans is approximately 2.509%.


                                     A-2-10

        SUBSEQUENT PERIODIC RATE CAP OF ADJUSTABLE RATE MORTGAGE LOANS(1)

                                                            PERCENT OF
                                                            ADJUSTABLE
                                                               RATE      WEIGHTED    WEIGHTED   WEIGHTED
                                               AGGREGATE     MORTGAGE     AVERAGE    AVERAGE     AVERAGE
SUBSEQUENT                       NUMBER OF     PRINCIPAL     LOANS IN     CURRENT   REMAINING   COMBINED   WEIGHTED   WEIGHTED
PERIODIC                          MORTGAGE      BALANCE      MORTGAGE    MORTGAGE      TERM     ORIGINAL    AVERAGE    AVERAGE
RATE CAP (%)                       LOANS      OUTSTANDING      POOL        RATE      (MONTHS)      LTV       FICO        DTI
------------                     ---------   ------------   ----------   --------   ---------   --------   --------   --------
1.000.........................     1,010     $248,989,142      70.55%      7.925%      357       83.23%       625      42.96%
1.500.........................       354       90,414,842      25.62       8.149       355       76.25        630      40.99
2.000.........................        50        9,924,857       2.81      10.945       357       69.23        569      43.47
3.000.........................        21        3,585,248       1.02      11.463       357       63.40        541      48.32
                                   -----     ------------     ------      ------       ---       -----        ---      -----
TOTAL:........................     1,435     $352,914,090     100.00%      8.103%      357       80.84%       624      42.52%
                                   =====     ============     ======      ======       ===       =====        ===      =====

----------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Adjustable-Rate Mortgage Loans is approximately 1.177%.


                                     A-2-11

                                    ANNEX B-1

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

  PRINCIPAL                        AMORTIZED                       ORIGINAL
   BALANCE                  NET    REMAINING  REMAINING  ORIGINAL  INTEREST
  AS OF THE    MORTGAGE  MORTGAGE   TERM TO    BALLOON    BALLOON    ONLY
   CUT-OFF     INTEREST  INTEREST   MATURITY     TERM      TERM     PERIOD   SEASONING
   DATE ($)    RATE (%)  RATE (%)   (MONTHS)   (MONTHS)  (MONTHS)  (MONTHS)   (MONTHS)
-------------  --------  --------  ---------  ---------  --------  --------  ---------
   642,791.76   11.550    11.045      470        470        480        0         10
   845,000.95    7.050     6.545      465        465        480        0         15
   373,288.61    9.250     8.745      478        478        480        0          2
   485,134.55    7.568     7.063      472        472        480        0          8
   238,623.82    6.875     6.370      466        466        480        0         14
 5,416,187.15    8.843     8.338      351        351        360        0          9
   211,449.89    9.650     9.145      350        350        360        0         10
   307,619.26    8.550     8.045      354        354        360        0          6
 1,955,697.71    7.986     7.481      356        356        360        0          4
 1,067,385.08   10.168     9.663      356        356        360        0          4
   436,974.27    8.555     8.050      347        347        360        0         13
   588,768.87    9.002     8.497      350        350        360        0         10
    75,718.01   10.450     9.945      348        348        360        0         12
   326,456.67    7.117     6.612      348        348        360        0         12
   623,111.33    9.806     9.301      354        354        360        0          6
   105,482.46    8.750     8.245      348        348        360        0         12
 4,811,157.00    7.997     7.492      358        358        360        0          2
   522,259.42   10.834    10.329      354        354        360        0          6
   188,713.43    9.375     8.870      357        357        360        0          3
 1,739,514.19    9.565     9.060      355        355        360        0          5
29,972,004.70    9.287     8.782      355        355        360        0          5
   178,056.66    7.575     7.070      357        357        360        0          3
    67,429.45    9.450     8.945      345        345        360        0         15
   169,679.42    9.550     9.045      355        355        360        0          5
   151,681.92   10.340     9.835      354        354        360        0          6
    99,718.87    8.950     8.445      355        355        360        0          5
   462,889.53   10.075     9.570      357        357        360        0          3
   819,506.74    8.000     7.495      351        351        360        0          9
 4,251,120.32    8.029     7.524      297        351        360       63          9
   266,000.00    8.550     8.045      300        355        360       60          5
   196,500.00   10.990    10.485      300        358        360       60          2
 2,367,241.44    7.739     7.234      300        357        360       60          3
   241,500.00   10.990    10.485      300        358        360       60          2
 1,087,998.51    7.593     7.088      282        355        360       78          5
   232,197.50    8.800     8.295      300        355        360       60          5
   314,450.00    8.750     8.245      300        358        360       60          2
 2,008,800.00   10.736    10.231      300        358        360       60          2
 2,039,258.04    6.937     6.432      291        358        360       69          2
   623,191.92    6.800     6.295      300        344        360       60         16
37,427,148.05    7.789     7.284      303        354        360       57          6
 4,119,874.04    7.092     6.587      300        357        360       60          3
   251,493.28    9.830     9.325      474        354        360        0          6
   183,396.37    9.550     9.045      474        354        360        0          6
   301,700.91   10.450     9.945      473        353        360        0          7
 2,855,557.95    8.323     7.818      473        353        360        0          7
 8,033,808.32    8.747     8.242      354        354        360        0          6
   210,591.22   11.990    11.485      355        355        360        0          5
   845,844.26    8.335     7.830      352        352        360        0          8
   292,756.34    8.336     7.831      356        356        360        0          4
 1,259,539.46    8.589     8.084      356        356        360        0          4
   322,758.21    7.820     7.315      355        355        360        0          5
   199,967.54    8.375     7.870      355        355        360        0          5
   122,096.07    6.990     6.485      358        358        360        0          2
   168,748.38    7.500     6.995      358        358        360        0          2
   639,930.26    8.745     8.240      353        353        360        0          7

  PRINCIPAL                                NEXT
   BALANCE                                 RATE        RATE      INITIAL
  AS OF THE                      GROSS  ADJUSTMENT  ADJUSTMENT  PERIODIC  PERIODIC
   CUT-OFF                      MARGIN     DATE     FREQUENCY     RATE      RATE    LIFETIME   LIFETIME
   DATE ($)       ARM INDEX       (%)    (MONTHS)    (MONTHS)    CAP (%)   CAP (%)   CAP (%)  FLOOR (%)
-------------  ---------------  ------  ----------  ----------  --------  --------  --------  ---------
   642,791.76  Six Month LIBOR   4.990       14           6       2.000     1.000    17.550     11.550
   845,000.95  Six Month LIBOR   4.990        9           6       2.000     1.000    13.050      7.050
   373,288.61  Six Month LIBOR   8.142       22           6       3.000     1.500    15.250      8.142
   485,134.55  Six Month LIBOR   5.498       16           6       2.000     1.000    13.568      7.568
   238,623.82  Six Month LIBOR   4.990       10           6       2.000     1.000    12.875      6.875
 5,416,187.15  Six Month LIBOR   6.062       15           6       1.889     1.047    14.921      8.727
   211,449.89  Six Month LIBOR   6.300       14           6       1.500     1.500    16.650      9.650
   307,619.26  Six Month LIBOR   6.000       18           6       2.000     1.000    14.550      8.550
 1,955,697.71  Six Month LIBOR   6.348       20           6       2.755     1.082    14.302      7.986
 1,067,385.08  Six Month LIBOR   6.858       20           6       4.825     1.976    16.216      9.011
   436,974.27  Six Month LIBOR   6.194       11           6       1.760     1.000    14.555      8.555
   588,768.87  Six Month LIBOR   6.964       14           6       2.703     1.000    15.002      8.457
    75,718.01  Six Month LIBOR   4.990       12           6       2.000     1.000    16.450     10.450
   326,456.67  Six Month LIBOR   6.173       12           6       2.565     1.145    13.407      6.173
   623,111.33  Six Month LIBOR   7.006       18           6       2.880     1.295    15.806      7.318
   105,482.46  Six Month LIBOR   7.500       12           6       3.000     1.000    14.750      8.750
 4,811,157.00  Six Month LIBOR   5.997       22           6       2.000     1.000    13.997      7.997
   522,259.42  Six Month LIBOR   7.080       18           6       4.735     1.867    16.834      9.682
   188,713.43  Six Month LIBOR   7.500       21           6       3.000     1.000    16.375      9.375
 1,739,514.19  Six Month LIBOR   6.625       19           6       3.261     1.276    15.644      8.979
29,972,004.70  Six Month LIBOR   6.365       19           6       2.904     1.437    15.709      8.537
   178,056.66  Six Month LIBOR   6.731       21           6       3.000     1.000    13.575      7.575
    67,429.45  Six Month LIBOR   8.450        9           6       3.000     1.000    15.450      9.450
   169,679.42  Six Month LIBOR   7.550       19           6       3.000     1.000    15.550      7.550
   151,681.92  Six Month LIBOR   7.900       18           6       3.000     1.000    16.340     10.340
    99,718.87  Six Month LIBOR   6.500       19           6       3.000     1.000    14.950      8.950
   462,889.53  Six Month LIBOR   7.250       21           6       3.000     1.000    16.075     10.075
   819,506.74  Six Month LIBOR   6.264       15           6       2.237     1.103    14.206      7.594
 4,251,120.32  Six Month LIBOR   5.728       15           6       2.401     1.087    14.209      7.637
   266,000.00  Six Month LIBOR   6.050       19           6       2.000     1.500    15.550      8.550
   196,500.00  Six Month LIBOR   5.990       22           6       3.000     1.500    16.990     10.990
 2,367,241.44  Six Month LIBOR   6.257       21           6       2.748     1.079    14.253      6.995
   241,500.00  Six Month LIBOR   5.990       22           6       3.000     1.500    16.990     10.990
 1,087,998.51  Six Month LIBOR   5.741       19           6       2.294     1.353    14.299      7.593
   232,197.50  Six Month LIBOR   6.250       19           6       2.000     1.500    15.800      8.800
   314,450.00  Six Month LIBOR   6.750       22           6       2.000     1.000    14.750      8.750
 2,008,800.00  Six Month LIBOR   5.990       22           6       3.000     1.500    16.736     10.736
 2,039,258.04  Six Month LIBOR   4.937       22           6       2.000     1.000    12.937      6.937
   623,191.92  Six Month LIBOR   6.050        8           6       3.000     1.000    12.800      6.050
37,427,148.05  Six Month LIBOR   6.091       19           6       2.212     1.280    14.399      7.637
 4,119,874.04  Six Month LIBOR   5.951       21           6       2.958     1.000    13.193      6.618
   251,493.28  Six Month LIBOR   4.500       18           6       2.000     1.000    15.830      9.830
   183,396.37  Six Month LIBOR   6.000       18           6       2.000     1.000    15.550      9.550
   301,700.91  Six Month LIBOR   6.000       17           6       2.000     1.000    16.450     10.450
 2,855,557.95  Six Month LIBOR   5.999       17           6       2.000     1.000    14.205      8.323
 8,033,808.32  Six Month LIBOR   5.932       30           6       2.071     1.134    15.015      8.474
   210,591.22  Six Month LIBOR   5.990       31           6       3.000     1.500    18.990     11.990
   845,844.26  Six Month LIBOR   6.000       28           6       2.000     1.000    14.335      8.335
   292,756.34  Six Month LIBOR   7.374       32           6       3.000     1.000    14.336      8.336
 1,259,539.46  Six Month LIBOR   6.642       32           6       2.119     1.440    15.470      7.664
   322,758.21  Six Month LIBOR   6.820       31           6       3.000     1.000    13.820      7.820
   199,967.54  Six Month LIBOR   6.050       31           6       2.000     1.500    15.375      8.375
   122,096.07  Six Month LIBOR   4.990       34           6       2.000     1.000    12.990      6.990
   168,748.38  Six Month LIBOR   5.500       34           6       3.000     1.000    13.500      7.500
   639,930.26  Six Month LIBOR   6.017       29           6       2.000     1.342    15.429      7.086


                                      B-1-1

  PRINCIPAL                        AMORTIZED                       ORIGINAL
   BALANCE                  NET    REMAINING  REMAINING  ORIGINAL  INTEREST
  AS OF THE    MORTGAGE  MORTGAGE   TERM TO    BALLOON    BALLOON    ONLY
   CUT-OFF     INTEREST  INTEREST   MATURITY     TERM      TERM     PERIOD   SEASONING
   DATE ($)    RATE (%)  RATE (%)   (MONTHS)   (MONTHS)  (MONTHS)  (MONTHS)   (MONTHS)
-------------  --------  --------  ---------  ---------  --------  --------  ---------
 1,344,288.86    9.445     8.940      355        355        360        0          5
   203,704.57    7.650     7.145      358        358        360        0          2
 2,256,768.97    8.830     8.325      355        355        360        0          5
   257,404.04    7.350     6.845      357        357        360        0          3
    91,050.79    7.050     6.545      356        356        360        0          4
   651,355.56    8.794     8.289      357        357        360        0          3
   281,929.24    8.750     8.245      354        354        360        0          6
 5,151,463.30    8.992     8.487      355        355        360        0          5
 3,849,283.22    7.187     6.682      358        358        360        0          2
   406,053.87    9.412     8.907      355        355        360        0          5
   189,812.16    7.700     7.195      355        355        360        0          5
   774,944.68    9.545     9.040      357        357        360        0          3
 4,161,026.37    8.748     8.243      355        355        360        0          5
 3,039,435.79    7.576     7.071      288        355        360       72          5
   264,000.00    8.890     8.385      300        357        360       60          3
   183,199.99    6.550     6.045      300        345        360       60         15
 2,140,749.90    7.631     7.126      300        355        360       60          5
   172,000.00    6.950     6.445      300        357        360       60          3
 1,325,888.55    7.032     6.527      300        356        360       60          4
   160,000.00    7.375     6.870      300        358        360       60          2
   419,899.99    9.100     8.595      300        355        360       60          5
   376,519.75    7.815     7.310      300        354        360       60          6
 1,460,246.91    8.251     7.746      300        355        360       60          5
 4,818,476.79    7.016     6.511      300        358        360       60          2
   214,999.98    8.930     8.425      300        355        360       60          5
   237,000.00    7.850     7.345      300        358        360       60          2
13,128,335.32    7.890     7.385      300        355        360       60          5
   677,830.36    7.307     6.802      471        351        360        0          9
   125,843.00   10.550    10.045      471        351        360        0          9
 1,544,956.82    7.246     6.741      470        350        360        0         10
   485,697.38    8.543     8.038      357        357        360        0          3
   224,588.13    6.450     5.945      358        358        360        0          2
   259,619.78    7.590     7.085      358        358        360        0          2
    61,109.11    7.850     7.345      357        357        360        0          3
   942,697.69    7.709     7.204      354        354        360        0          6
   152,950.00    8.550     8.045      276        351        360       84          9
   722,677.18    7.522     7.017      276        355        360       84          5
 1,148,875.32    7.292     6.787      300        357        360       60          3
   276,000.00    7.450     6.945      276        352        360       84          8
   171,148.16    7.225     6.720      276        353        360       84          7
 1,939,838.74    6.635     6.130      300        358        360       60          2
 7,703,199.47    7.414     6.909      278        354        360       82          6
 9,452,112.24    8.406     7.901      512        356        360        0          4
   831,856.95    9.445     8.940      526        356        360        0          4
   324,938.38    8.750     8.245      598        358        360        0          2
   777,197.48    8.071     7.566      573        357        360        0          3
   228,616.75    9.175     8.670      477        357        360        0          3
 9,030,756.24    7.792     7.287      546        358        360        0          2
   408,550.79    8.946     8.441      475        355        360        0          5
 1,009,410.96    8.895     8.390      597        357        360        0          3
 2,405,594.68    7.684     7.179      545        357        360        0          3
   730,372.06    8.338     7.833      543        358        360        0          2
   431,739.40    8.181     7.676      558        357        360        0          3
   175,907.54    9.690     9.185      477        357        360        0          3
 2,038,079.20    8.192     7.687      510        356        360        0          4
10,636,886.87    7.902     7.397      544        358        360        0          2
   395,896.07    9.740     9.235      470        350        360        0         10
   171,785.56    8.525     8.020      475        355        360        0          5
 3,038,661.70    9.062     8.557      477        357        360        0          3
61,833,827.74    7.794     7.289      545        357        360        0          3
 2,021,244.40    8.324     7.819      498        356        360        0          4

  PRINCIPAL                                NEXT
   BALANCE                                 RATE        RATE      INITIAL
  AS OF THE                      GROSS  ADJUSTMENT  ADJUSTMENT  PERIODIC  PERIODIC
   CUT-OFF                      MARGIN     DATE     FREQUENCY     RATE      RATE    LIFETIME   LIFETIME
   DATE ($)       ARM INDEX       (%)    (MONTHS)    (MONTHS)    CAP (%)   CAP (%)   CAP (%)  FLOOR (%)
-------------  ---------------  ------  ----------  ----------  --------  --------  --------  ---------
 1,344,288.86  Six Month LIBOR   7.347       31           6       2.669     1.166    15.777      9.247
   203,704.57  Six Month LIBOR   5.650       34           6       2.000     1.000    13.650      7.650
 2,256,768.97  Six Month LIBOR   6.894       31           6       2.572     1.237    15.305      8.830
   257,404.04  Six Month LIBOR   5.350       33           6       2.000     1.000    13.350      7.350
    91,050.79  Six Month LIBOR   6.050       32           6       2.000     1.500    14.050      7.050
   651,355.56  Six Month LIBOR   7.173       33           6       2.482     1.000    14.794      8.780
   281,929.24  Six Month LIBOR   6.150       30           6       2.000     1.500    15.750      8.750
 5,151,463.30  Six Month LIBOR   7.786       31           6       3.000     1.000    14.992      8.992
 3,849,283.22  Six Month LIBOR   5.187       34           6       2.000     1.000    13.187      7.187
   406,053.87  Six Month LIBOR   8.268       31           6       3.000     1.000    15.412      9.412
   189,812.16  Six Month LIBOR   6.050       31           6       2.000     1.500    14.700      7.700
   774,944.68  Six Month LIBOR   6.933       33           6       3.000     1.401    16.348      9.545
 4,161,026.37  Six Month LIBOR   6.511       31           6       2.315     1.329    15.515      8.625
 3,039,435.79  Six Month LIBOR   5.256       31           6       2.222     1.099    13.773      6.446
   264,000.00  Six Month LIBOR   6.890       33           6       2.000     1.000    14.890      8.890
   183,199.99  Six Month LIBOR   5.800       21           6       3.000     1.000    12.550      5.800
 2,140,749.90  Six Month LIBOR   6.149       31           6       2.000     1.500    14.631      7.283
   172,000.00  Six Month LIBOR   4.950       33           6       2.000     1.000    12.950      6.950
 1,325,888.55  Six Month LIBOR   5.995       32           6       2.000     1.384    13.800      6.564
   160,000.00  Six Month LIBOR   5.375       34           6       2.000     1.000    13.375      7.375
   419,899.99  Six Month LIBOR   6.550       31           6       2.000     1.500    16.100      9.100
   376,519.75  Six Month LIBOR   6.050       30           6       2.000     1.500    14.815      7.815
 1,460,246.91  Six Month LIBOR   7.278       31           6       3.000     1.000    14.251      8.251
 4,818,476.79  Six Month LIBOR   5.016       34           6       2.000     1.000    13.016      7.016
   214,999.98  Six Month LIBOR   7.930       31           6       3.000     1.000    14.930      8.930
   237,000.00  Six Month LIBOR   5.850       34           6       3.000     1.000    13.850      5.850
13,128,335.32  Six Month LIBOR   6.121       31           6       2.039     1.422    14.677      7.534
   677,830.36  Six Month LIBOR   5.488       27           6       2.000     1.000    13.307      7.307
   125,843.00  Six Month LIBOR   6.000       27           6       2.000     1.000    16.550     10.550
 1,544,956.82  Six Month LIBOR   6.000       26           6       2.000     1.000    13.246      7.246
   485,697.38  Six Month LIBOR   6.543       57           6       3.329     1.332    14.543      8.543
   224,588.13  Six Month LIBOR   4.450       58           6       2.000     1.000    12.450      6.450
   259,619.78  Six Month LIBOR   5.590       58           6       2.000     1.000    13.590      7.590
    61,109.11  Six Month LIBOR   5.850       57           6       2.000     1.000    13.850      7.850
   942,697.69  Six Month LIBOR   6.110       54           6       2.084     1.366    14.442      7.709
   152,950.00  Six Month LIBOR   5.950       51           6       1.500     1.500    15.550      8.550
   722,677.18  Six Month LIBOR   6.253       55           6       1.754     1.500    14.522      7.078
 1,148,875.32  Six Month LIBOR   5.995       57           6       3.000     1.000    14.022      7.292
   276,000.00  Six Month LIBOR   5.950       52           6       1.500     1.500    14.450      7.450
   171,148.16  Six Month LIBOR   5.900       53           6       2.000     1.500    14.225      7.225
 1,939,838.74  Six Month LIBOR   4.635       58           6       2.000     1.000    12.635      6.635
 7,703,199.47  Six Month LIBOR   5.906       54           6       2.261     1.379    14.103      6.904
 9,452,112.24  Six Month LIBOR   6.378       33           7       2.956     1.296    14.717      8.131
   831,856.95  Six Month LIBOR   7.940       32          11       2.841     1.079    15.604      9.445
   324,938.38  Six Month LIBOR   6.750       22           6       2.000     1.000    14.750      8.750
   777,197.48  Six Month LIBOR   6.071       25           6       2.000     1.000    14.071      8.071
   228,616.75  Six Month LIBOR   7.250       33           6       3.000     1.000    15.900      9.900
 9,030,756.24  Six Month LIBOR   6.228       23           8       2.846     1.077    13.972      7.673
   408,550.79  Six Month LIBOR   7.606       27           6       3.000     1.000    14.946      8.267
 1,009,410.96  Six Month LIBOR   6.895       21           6       2.000     1.000    14.895      8.895
 2,405,594.68  Six Month LIBOR   6.410       23           6       2.772     1.060    13.898      7.647
   730,372.06  Six Month LIBOR   6.338       25           6       2.000     1.000    14.338      8.338
   431,739.40  Six Month LIBOR   6.793       21          10       3.000     1.000    14.181      8.181
   175,907.54  Six Month LIBOR   7.990       21           6       3.000     1.000    16.690      9.690
 2,038,079.20  Six Month LIBOR   6.171       20           6       2.000     1.000    14.192      8.192
10,636,886.87  Six Month LIBOR   5.884       22           6       2.000     1.000    13.902      7.902
   395,896.07  Six Month LIBOR   6.000       14           6       1.000     1.000    15.740      9.740
   171,785.56  Six Month LIBOR   5.950       31           6       2.000     1.500    15.525      8.525
 3,038,661.70  Six Month LIBOR   6.918       22           6       3.000     1.000    15.010      8.758
61,833,827.74  Six Month LIBOR   6.319       22           8       2.900     1.019    13.967      7.762
 2,021,244.40  Six Month LIBOR   6.580       28           7       2.426     1.287    14.898      8.150


                                      B-1-2

  PRINCIPAL                        AMORTIZED                       ORIGINAL
   BALANCE                  NET    REMAINING  REMAINING  ORIGINAL  INTEREST
  AS OF THE    MORTGAGE  MORTGAGE   TERM TO    BALLOON    BALLOON    ONLY
   CUT-OFF     INTEREST  INTEREST   MATURITY     TERM      TERM     PERIOD   SEASONING
   DATE ($)    RATE (%)  RATE (%)   (MONTHS)   (MONTHS)  (MONTHS)  (MONTHS)   (MONTHS)
-------------  --------  --------  ---------  ---------  --------  --------  ---------
   364,481.84    8.441     7.936      556        358        360        0          2
 1,507,661.41    8.971     8.466      494        356        360        0          4
   276,750.86    9.448     8.943      475        355        360        0          5
 1,337,612.40    7.920     7.415      540        357        360        0          3
 1,022,604.71    7.459     6.954      529        357        360        0          3
 4,342,735.85    8.110     7.605      500        356        360        0          4
 8,328,449.87    7.379     6.874      531        358        360        0          2
   711,142.01    8.837     8.332      476        356        360        0          4
   236,375.81   10.900    10.395      474        354        360        0          6
 4,388,231.90    9.336     8.831      478        358        360        0          2
36,334,368.43    7.633     7.128      512        356        360        0          4
   377,599.99    7.990     7.485      420        356        360       60          4
20,358,235.58    8.285     7.780      343        343        349        0          6
 7,823,400.00   11.073    10.568      348        348        353        0          5
   264,954.16    9.079     8.574      355        355        360        0          5
   151,848.01   12.675    12.170      356        356        360        0          4
   245,696.58    7.797     7.292      356        356        360        0          4
   125,362.39   11.386    10.881      325        325        330        0          5
   200,696.02    9.477     8.972      356        356        360        0          4
   440,016.63    7.937     7.432      356        356        360        0          4
   733,713.61    9.358     8.853      354        354        360        0          6
 1,467,812.22    7.594     7.089      358        358        360        0          2
 4,056,257.44    8.270     7.765      355        355        360        0          5
 2,269,170.34   10.799    10.294      355        355        360        0          5
 1,016,453.82    9.135     8.630      355        355        360        0          5
   133,270.82   10.903    10.398      325        325        329        0          4
   233,604.60    7.990     7.485      358        358        360        0          2
   757,115.75   10.987    10.482      351        351        356        0          5
   482,221.60    9.129     8.624      357        357        360        0          3
   134,065.32    6.990     6.485      357        357        360        0          3
    33,937.58   10.950    10.445      355        355        360        0          5
 1,102,310.08    8.429     7.924      357        357        360        0          3
    37,941.06   10.675    10.170      356        356        360        0          4
   409,630.29    9.125     8.620      355        355        360        0          5
 1,836,621.29    8.660     8.155      351        351        356        0          5
 9,694,039.68   11.003    10.498      352        352        357        0          5
 2,560,212.57    8.234     7.729      350        350        355        0          5
   134,151.87   11.088    10.583      356        356        360        0          4
   125,905.78    8.750     8.245      354        354        360        0          6
 1,266,517.04    7.033     6.528      358        358        360        0          2
 2,875,064.70    8.468     7.963      350        350        355        0          5
   182,280.20   10.039     9.534      355        355        360        0          5
   336,567.17    8.111     7.606      356        356        360        0          4
   943,588.61    7.948     7.443      300        300        303        0          3
 1,158,744.42    8.216     7.711      355        355        360        0          5
    49,892.24   10.200     9.695      355        355        360        0          5
    21,968.50   11.050    10.545      356        356        360        0          4
    34,353.73   13.875    13.370      175        175        180        0          5
 1,336,189.24    8.308     7.803      333        333        337        0          4
   203,391.50   10.773    10.268      307        307        312        0          5
 1,121,482.39    7.246     6.741      355        355        360        0          5
    89,810.88    7.820     7.315      357        357        360        0          3
 9,535,782.71    8.541     8.036      353        353        358        0          5
   215,795.75    8.090     7.585      357        357        360        0          3
37,173,415.77    7.350     6.845      346        346        349        0          3
   574,565.77    7.071     6.566      478        478        480        0          2
   158,791.36    9.450     8.945      358        358        360        0          2
    73,475.98    6.875     6.370      358        358        360        0          2
   307,955.44    7.343     6.838      358        358        360        0          2
   284,900.64    7.089     6.584      357        357        360        0          3
 1,110,677.48    6.995     6.490      358        358        360        0          2

  PRINCIPAL                                NEXT
   BALANCE                                 RATE        RATE      INITIAL
  AS OF THE                      GROSS  ADJUSTMENT  ADJUSTMENT  PERIODIC  PERIODIC
   CUT-OFF                      MARGIN     DATE     FREQUENCY     RATE      RATE    LIFETIME   LIFETIME
   DATE ($)       ARM INDEX       (%)    (MONTHS)    (MONTHS)    CAP (%)   CAP (%)   CAP (%)  FLOOR (%)
-------------  ---------------  ------  ----------  ----------  --------  --------  --------  ---------
   364,481.84  Six Month LIBOR   6.441       34           6       2.000     1.000    14.441      8.441
 1,507,661.41  Six Month LIBOR   6.313       29           8       2.627     1.187    15.596      8.585
   276,750.86  Six Month LIBOR   6.319       31           6       2.000     1.500    16.448      7.903
 1,337,612.40  Six Month LIBOR   5.920       33           6       2.000     1.000    13.920      7.920
 1,022,604.71  Six Month LIBOR   6.340       43          11       2.864     1.068    13.595      7.459
 4,342,735.85  Six Month LIBOR   6.800       32           6       2.702     1.000    14.110      8.110
 8,328,449.87  Six Month LIBOR   5.379       33           6       2.000     1.000    13.379      7.379
   711,142.01  Six Month LIBOR   7.837       32           6       3.000     1.000    14.837      8.837
   236,375.81  Six Month LIBOR   6.050       30           6       2.000     1.500    17.900      6.050
 4,388,231.90  Six Month LIBOR   6.957       38           6       3.546     1.182    15.336      9.245
36,334,368.43  Six Month LIBOR   6.100       33           7       2.345     1.267    14.188      7.388
   377,599.99  Six Month LIBOR   6.740       20           6       3.000     1.000    14.990      7.990
20,358,235.58              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 7,823,400.00              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   264,954.16              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   151,848.01              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   245,696.58              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   125,362.39              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   200,696.02              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   440,016.63              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   733,713.61              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 1,467,812.22              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 4,056,257.44              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 2,269,170.34              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 1,016,453.82              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   133,270.82              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   233,604.60              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   757,115.75              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   482,221.60              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   134,065.32              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    33,937.58              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 1,102,310.08              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    37,941.06              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   409,630.29              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 1,836,621.29              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 9,694,039.68              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 2,560,212.57              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   134,151.87              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   125,905.78              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 1,266,517.04              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 2,875,064.70              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   182,280.20              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   336,567.17              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   943,588.61              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 1,158,744.42              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    49,892.24              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    21,968.50              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    34,353.73              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 1,336,189.24              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   203,391.50              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 1,121,482.39              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    89,810.88              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 9,535,782.71              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   215,795.75              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
37,173,415.77              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   574,565.77              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   158,791.36              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    73,475.98              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   307,955.44              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   284,900.64              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 1,110,677.48              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A


                                      B-1-3

  PRINCIPAL                        AMORTIZED                       ORIGINAL
   BALANCE                  NET    REMAINING  REMAINING  ORIGINAL  INTEREST
  AS OF THE    MORTGAGE  MORTGAGE   TERM TO    BALLOON    BALLOON    ONLY
   CUT-OFF     INTEREST  INTEREST   MATURITY     TERM      TERM     PERIOD   SEASONING
   DATE ($)    RATE (%)  RATE (%)   (MONTHS)   (MONTHS)  (MONTHS)  (MONTHS)   (MONTHS)
-------------  --------  --------  ---------  ---------  --------  --------  ---------
    83,704.17    7.825     7.320      355        355        360        0          5
42,205,323.15    7.855     7.350      348        348        353        0          5
 4,916,117.41   10.458     9.953      350        350        355        0          5
   134,722.06    9.340     8.835      355        355        360        0          5
    91,674.34    7.500     6.995      266        266        272        0          6
    35,505.25    7.500     6.995      270        270        284        0         14
    95,694.87    7.000     6.495      351        351        355        0          4
   325,323.39    8.098     7.593      293        293        307        0         14
 1,669,933.61    7.391     6.886      263        355        360       97          5
   167,919.95    8.225     7.720      300        354        360       60          6
   140,000.00    6.300     5.795      300        358        360       60          2
 1,503,645.36    7.557     7.052      300        353        360       60          7
   434,953.78    6.947     6.442      300        358        360       60          2
   830,500.00    7.564     7.059      300        354        360       60          6
   460,000.00    7.850     7.345      300        355        360       60          5
   777,192.70    7.199     6.694      300        355        360       60          5
   119,999.99    7.900     7.395      300        358        360       60          2
 5,348,588.50    7.198     6.693      286        358        360       74          2
14,452,539.95    7.208     6.703      292        355        360       68          5
   762,735.21    7.990     7.485      470        350        360        0         10
 4,841,523.75    8.826     8.321      506        356        360        0          4
 1,378,118.06   12.651    12.146      355        175        180        0          5
   109,904.42   13.300    12.795      356        176        180        0          4
   194,246.16    6.875     6.370      478        358        360        0          2
   222,993.02   10.440     9.935      477        357        360        0          3
   204,562.97    8.000     7.495      476        356        360        0          4
   102,569.07   14.851    14.346      355        175        180        0          5
   403,690.40    6.990     6.485      477        357        360        0          3
   389,763.20    6.750     6.245      597        357        360        0          3
    53,952.54   13.250    12.745      356        176        180        0          4
 3,853,650.84    8.004     7.499      475        355        360        0          5
   174,954.55    9.740     9.235      596        356        360        0          4
    63,426.70   10.817    10.312      356        176        180        0          4
   195,948.04    8.940     8.435      597        357        360        0          3
    65,904.38   10.990    10.485      356        176        180        0          4
    17,957.08   13.450    12.945      354        174        180        0          6
    27,932.46   10.250     9.745      356        176        180        0          4
   352,547.86    8.360     7.855      573        358        360        0          2
   288,001.82   12.553    12.048      355        175        180        0          5
   118,637.93    9.864     9.359      355        175        180        0          5
   133,950.21    6.975     6.470      598        358        360        0          2
   200,140.13   10.922    10.417      356        176        180        0          4
    53,898.45   10.861    10.356      355        175        180        0          5
   814,089.99    8.625     8.120      534        358        360        0          2
   133,839.75   11.871    11.366      356        176        180        0          4
 1,467,254.98    8.332     7.827      498        356        360        0          4
    50,052.40   13.200    12.695      354        174        180        0          6
   173,806.68    9.100     8.595      597        357        360        0          3
   224,908.56    8.590     8.085      596        356        360        0          4
   116,168.34   10.102     9.597      356        176        180        0          4
   688,328.01    8.762     8.257      495        356        360        0          4
   165,569.29    7.300     6.795      475        355        360        0          5
   787,114.61    8.965     8.460      477        357        360        0          3
   304,131.89    7.710     7.205      518        357        360        0          3
   468,185.73   13.266    12.761      355        175        180        0          5
    44,210.44   13.231    12.726      356        176        180        0          4
   296,154.38    9.900     9.395      475        355        360        0          5
    24,559.36   10.380     9.875      356        176        180        0          4
   299,578.26    8.750     8.245      474        354        360        0          6
   337,134.28    7.687     7.182      597        357        360        0          3
   176,695.63    9.303     8.798      356        176        180        0          4

  PRINCIPAL                                NEXT
   BALANCE                                 RATE        RATE      INITIAL
  AS OF THE                      GROSS  ADJUSTMENT  ADJUSTMENT  PERIODIC  PERIODIC
   CUT-OFF                      MARGIN     DATE     FREQUENCY     RATE      RATE    LIFETIME   LIFETIME
   DATE ($)       ARM INDEX       (%)    (MONTHS)    (MONTHS)    CAP (%)   CAP (%)   CAP (%)  FLOOR (%)
-------------  ---------------  ------  ----------  ----------  --------  --------  --------  ---------
    83,704.17              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
42,205,323.15              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 4,916,117.41              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   134,722.06              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    91,674.34              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    35,505.25              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    95,694.87              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   325,323.39              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 1,669,933.61              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   167,919.95              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   140,000.00              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 1,503,645.36              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   434,953.78              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   830,500.00              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   460,000.00              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   777,192.70              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   119,999.99              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 5,348,588.50              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
14,452,539.95              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   762,735.21              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 4,841,523.75              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 1,378,118.06              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   109,904.42              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   194,246.16              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   222,993.02              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   204,562.97              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   102,569.07              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   403,690.40              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   389,763.20              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    53,952.54              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 3,853,650.84              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   174,954.55              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    63,426.70              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   195,948.04              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    65,904.38              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    17,957.08              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    27,932.46              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   352,547.86              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   288,001.82              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   118,637.93              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   133,950.21              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   200,140.13              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    53,898.45              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   814,089.99              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   133,839.75              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 1,467,254.98              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    50,052.40              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   173,806.68              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   224,908.56              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   116,168.34              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   688,328.01              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   165,569.29              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   787,114.61              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   304,131.89              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   468,185.73              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    44,210.44              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   296,154.38              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    24,559.36              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   299,578.26              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   337,134.28              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   176,695.63              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A


                                      B-1-4

  PRINCIPAL                        AMORTIZED                       ORIGINAL
   BALANCE                  NET    REMAINING  REMAINING  ORIGINAL  INTEREST
  AS OF THE    MORTGAGE  MORTGAGE   TERM TO    BALLOON    BALLOON    ONLY
   CUT-OFF     INTEREST  INTEREST   MATURITY     TERM      TERM     PERIOD   SEASONING
   DATE ($)    RATE (%)  RATE (%)   (MONTHS)   (MONTHS)  (MONTHS)  (MONTHS)   (MONTHS)
-------------  --------  --------  ---------  ---------  --------  --------  ---------
10,104,199.51    7.744     7.239      514        358        360        0          2
   512,071.65   10.546    10.041      356        176        180        0          4
   349,738.59    9.490     8.985      476        356        360        0          4
   201,765.15    6.960     6.455      477        357        360        0          3
 1,470,687.97    6.839     6.334      514        357        360        0          3
    31,545.76   10.200     9.695      356        176        180        0          4
    38,335.75   11.375    10.870      355        175        180        0          5
34,155,968.07    7.538     7.033      496        354        358        0          4
   139,988.66   10.453     9.948      355        175        180        0          5

  PRINCIPAL                                NEXT
   BALANCE                                 RATE        RATE      INITIAL
  AS OF THE                      GROSS  ADJUSTMENT  ADJUSTMENT  PERIODIC  PERIODIC
   CUT-OFF                      MARGIN     DATE     FREQUENCY     RATE      RATE    LIFETIME   LIFETIME
   DATE ($)       ARM INDEX       (%)    (MONTHS)    (MONTHS)    CAP (%)   CAP (%)   CAP (%)  FLOOR (%)
-------------  ---------------  ------  ----------  ----------  --------  --------  --------  ---------
10,104,199.51              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   512,071.65              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   349,738.59              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   201,765.15              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
 1,470,687.97              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    31,545.76              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
    38,335.75              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
34,155,968.07              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A
   139,988.66              N/A     N/A      N/A         N/A         N/A       N/A       N/A        N/A


                                      B-1-5

                                    ANNEX B-2

                        PRINCIPAL AMOUNT DECREMENT TABLES

       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES OUTSTANDING AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION

                                      CLASS AF-1A AND
                                  CLASS AF-1B CERTIFICATES            CLASS AF-2 CERTIFICATES
                             ---------------------------------   ---------------------------------
DISTRIBUTION DATE              0%     50%   100%   150%    200%    0%     50%   100%   150%   200%
-----------------            -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial Percentage .......     100%   100%   100%   100%   100%    100%   100%   100%   100%   100%
January, 2008 ............      99     71     43     14      0     100    100    100    100     58
January, 2009 ............      98     35      0      0      0     100    100     45      0      0
January, 2010 ............      97      7      0      0      0     100    100      0      0      0
January, 2011 ............      96      0      0      0      0     100     60      0      0      0
January, 2012 ............      94      0      0      0      0     100     21      0      0      0
January, 2013 ............      93      0      0      0      0     100      0      0      0      0
January, 2014 ............      91      0      0      0      0     100      0      0      0      0
January, 2015 ............      89      0      0      0      0     100      0      0      0      0
January, 2016 ............      88      0      0      0      0     100      0      0      0      0
January, 2017 ............      86      0      0      0      0     100      0      0      0      0
January, 2018 ............      84      0      0      0      0     100      0      0      0      0
January, 2019 ............      81      0      0      0      0     100      0      0      0      0
January, 2020 ............      79      0      0      0      0     100      0      0      0      0
January, 2021 ............      76      0      0      0      0     100      0      0      0      0
January, 2022 ............      71      0      0      0      0     100      0      0      0      0
January, 2023 ............      68      0      0      0      0     100      0      0      0      0
January, 2024 ............      64      0      0      0      0     100      0      0      0      0
January, 2025 ............      59      0      0      0      0     100      0      0      0      0
January, 2026 ............      54      0      0      0      0     100      0      0      0      0
January, 2027 ............      48      0      0      0      0     100      0      0      0      0
January, 2028 ............      42      0      0      0      0     100      0      0      0      0
January, 2029 ............      34      0      0      0      0     100      0      0      0      0
January, 2030 ............      26      0      0      0      0     100      0      0      0      0
January, 2031 ............      17      0      0      0      0     100      0      0      0      0
January, 2032 ............       7      0      0      0      0     100      0      0      0      0
January, 2033 ............       0      0      0      0      0      86      0      0      0      0
January, 2034 ............       0      0      0      0      0      63      0      0      0      0
January, 2035 ............       0      0      0      0      0      37      0      0      0      0
January, 2036 ............       0      0      0      0      0      10      0      0      0      0
January, 2037 ............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life
   in Years to Maturity ..   17.90   1.63   0.90   0.62   0.48   27.49   4.33   2.00   1.41   1.04
Weighted Average Life
   in Years to Optional
   Clean-Up Call .........   17.90   1.63   0.90   0.62   0.48   27.49   4.33   2.00   1.41   1.04


                                      B-2-1

       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES OUTSTANDING AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION

                                        CLASS AF-3 CERTIFICATES               CLASS AF-4 CERTIFICATES
                                 ------------------------------------   ----------------------------------
DISTRIBUTION DATE                  0%     50%     100%   150%    200%     0%     50%    100%   150%   200%
-----------------                -----   -----   -----   ----   -----   -----   -----   ----   ----   ----
Initial Percentage ...........     100%   100%    100%    100%   100%     100%    100%   100%   100%   100%
January, 2008 ................     100    100     100     100    100      100     100    100    100    100
January, 2009 ................     100    100     100       0      0      100     100    100     79      0
January, 2010 ................     100    100      23       0      0      100     100    100      0      0
January, 2011 ................     100    100      14       0      0      100     100    100      0      0
January, 2012 ................     100    100       0       0      0      100     100     43      0      0
January, 2013 ................     100     97       0       0      0      100     100      0      0      0
January, 2014 ................     100     73       0       0      0      100     100      0      0      0
January, 2015 ................     100     64       0       0      0      100     100      0      0      0
January, 2016 ................     100     52       0       0      0      100     100      0      0      0
January, 2017 ................     100     39       0       0      0      100     100      0      0      0
January, 2018 ................     100     26       0       0      0      100     100      0      0      0
January, 2019 ................     100     15       0       0      0      100     100      0      0      0
January, 2020 ................     100      5       0       0      0      100     100      0      0      0
January, 2021 ................     100      0       0       0      0      100      84      0      0      0
January, 2022 ................     100      0       0       0      0      100      55      0      0      0
January, 2023 ................     100      0       0       0      0      100      31      0      0      0
January, 2024 ................     100      0       0       0      0      100      11      0      0      0
January, 2025 ................     100      0       0       0      0      100       0      0      0      0
January, 2026 ................     100      0       0       0      0      100       0      0      0      0
January, 2027 ................     100      0       0       0      0      100       0      0      0      0
January, 2028 ................     100      0       0       0      0      100       0      0      0      0
January, 2029 ................     100      0       0       0      0      100       0      0      0      0
January, 2030 ................     100      0       0       0      0      100       0      0      0      0
January, 2031 ................     100      0       0       0      0      100       0      0      0      0
January, 2032 ................     100      0       0       0      0      100       0      0      0      0
January, 2033 ................     100      0       0       0      0      100       0      0      0      0
January, 2034 ................     100      0       0       0      0      100       0      0      0      0
January, 2035 ................     100      0       0       0      0      100       0      0      0      0
January, 2036 ................     100      0       0       0      0      100       0      0      0      0
January, 2037 ................       0      0       0       0      0        0       0      0      0      0
Weighted Average Life in
   Years to Maturity .........   29.62   9.21    3.00    1.78   1.37    29.73   15.33   5.00   2.06   1.57
Weighted Average Life in
   Years to Optional Clean-Up
   Call ......................   29.62   9.21    3.00    1.78   1.37    29.72   14.00   5.00   2.06   1.57


                                      B-2-2

       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES OUTSTANDING AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION

                                        CLASS AF-5 CERTIFICATES               CLASS AF-6 CERTIFICATES
                                 ------------------------------------   ----------------------------------
DISTRIBUTION DATE                  0%     50%    100%    150%    200%     0%     50%    100%   150%   200%
-----------------                -----   -----   -----   ----   -----   -----   -----   ----   ----   ----
Initial Percentage ...........     100%    100%    100%   100%    100%    100%   100%    100%   100%   100%
January, 2008 ................     100     100     100    100     100     100    100     100    100    100
January, 2009 ................     100     100     100    100       0     100    100     100    100      0
January, 2010 ................     100     100     100      0       0     100    100     100      0      0
January, 2011 ................     100     100     100      0       0     100     90      96      0      0
January, 2012 ................     100     100     100      0       0      99     82      83      0      0
January, 2013 ................     100     100      93      0       0      99     72      64      0      0
January, 2014 ................     100     100      67      0       0      98     61      46      0      0
January, 2015 ................     100     100      67      0       0      94     37      26      0      0
January, 2016 ................     100     100      67      0       0      91     22      11      0      0
January, 2017 ................     100     100      59      0       0      87     13       4      0      0
January, 2018 ................     100     100      47      0       0      83      8       2      0      0
January, 2019 ................     100     100      36      0       0      78      5       1      0      0
January, 2020 ................     100     100      27      0       0      74      3       *      0      0
January, 2021 ................     100     100      17      0       0      69      2       *      0      0
January, 2022 ................     100     100       8      0       0      62      1       *      0      0
January, 2023 ................     100     100       2      0       0      57      1       *      0      0
January, 2024 ................     100     100       0      0       0      52      *       0      0      0
January, 2025 ................     100      93       0      0       0      46      *       0      0      0
January, 2026 ................     100      78       0      0       0      41      *       0      0      0
January, 2027 ................     100      64       0      0       0      35      *       0      0      0
January, 2028 ................     100      53       0      0       0      29      *       0      0      0
January, 2029 ................     100      43       0      0       0      24      *       0      0      0
January, 2030 ................     100      35       0      0       0      19      *       0      0      0
January, 2031 ................     100      28       0      0       0      14      *       0      0      0
January, 2032 ................     100      20       0      0       0      10      *       0      0      0
January, 2033 ................     100      12       0      0       0       6      *       0      0      0
January, 2034 ................     100       5       0      0       0       4      *       0      0      0
January, 2035 ................     100       0       0      0       0       3      0       0      0      0
January, 2036 ................     100       0       0      0       0       2      0       0      0      0
January, 2037 ................       0       0       0      0       0       0      0       0      0      0
Weighted Average Life in
   Years to Maturity .........   29.80   21.84   10.42   2.24    1.64   17.26   7.45    6.82   2.65   1.80
Weighted Average Life in
   Years to Optional Clean-Up
   Call ......................   29.72   14.05    6.71   2.24    1.64   17.26   7.41    6.11   2.65   1.80

----------
*    Indicates a number that is greater than zero but less than 0.5%.


                                      B-2-3

       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES OUTSTANDING AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION

                                        CLASS M-1 CERTIFICATES                CLASS M-2 CERTIFICATES
                                 ------------------------------------   ----------------------------------
DISTRIBUTION DATE                  0%     50%     100%   150%    200%     0%     50%    100%   150%   200%
-----------------                -----   -----   -----   ----   -----   -----   -----   ----   ----   ----
Initial Percentage ...........     100%   100%    100%    100%   100%     100%   100%    100%   100%   100%
January, 2008 ................     100    100     100     100    100      100    100     100    100    100
January, 2009 ................     100    100     100     100     62      100    100     100    100    100
January, 2010 ................     100    100     100      92     62      100    100     100    100    100
January, 2011 ................     100    100       0      92      0      100    100      75    100     54
January, 2012 ................     100     74       0      19      0      100    100      36    100      0
January, 2013 ................     100     39       0       0      0      100    100       9     49      0
January, 2014 ................     100      8       0       0      0      100    100       0      7      0
January, 2015 ................     100      0       0       0      0      100     83       0      0      0
January, 2016 ................     100      0       0       0      0      100     61       0      0      0
January, 2017 ................     100      0       0       0      0      100     43       0      0      0
January, 2018 ................     100      0       0       0      0      100     27       0      0      0
January, 2019 ................     100      0       0       0      0      100     14       0      0      0
January, 2020 ................     100      0       0       0      0      100      2       0      0      0
January, 2021 ................     100      0       0       0      0      100      0       0      0      0
January, 2022 ................     100      0       0       0      0      100      0       0      0      0
January, 2023 ................     100      0       0       0      0      100      0       0      0      0
January, 2024 ................     100      0       0       0      0      100      0       0      0      0
January, 2025 ................     100      0       0       0      0      100      0       0      0      0
January, 2026 ................     100      0       0       0      0      100      0       0      0      0
January, 2027 ................     100      0       0       0      0      100      0       0      0      0
January, 2028 ................     100      0       0       0      0      100      0       0      0      0
January, 2029 ................     100      0       0       0      0      100      0       0      0      0
January, 2030 ................     100      0       0       0      0      100      0       0      0      0
January, 2031 ................     100      0       0       0      0      100      0       0      0      0
January, 2032 ................     100      0       0       0      0      100      0       0      0      0
January, 2033 ................     100      0       0       0      0      100      0       0      0      0
January, 2034 ................      71      0       0       0      0      100      0       0      0      0
January, 2035 ................      40      0       0       0      0      100      0       0      0      0
January, 2036 ................       6      0       0       0      0      100      0       0      0      0
January, 2037 ................       0      0       0       0      0        0      0       0      0      0
Weighted Average Life in
   Years to Maturity .........   27.66   5.72    3.54    4.62   2.77    29.60   9.81    4.74   6.07   4.11
Weighted Average Life in
   Years to Optional Clean-Up
   Call ......................   27.66   5.72    3.54    4.12   2.48    29.60   9.81    4.74   4.22   2.80


                                      B-2-4

       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES OUTSTANDING AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION

                                        CLASS M-3 CERTIFICATES                CLASS M-4 CERTIFICATES
                                 ------------------------------------   ----------------------------------
DISTRIBUTION DATE                  0%     50%     100%   150%    200%     0%     50%    100%   150%   200%
-----------------                -----   -----   -----   ----   -----   -----   -----   ----   ----   ----
Initial Percentage ...........     100%    100%   100%    100%   100%     100%    100%   100%   100%   100%
January, 2008 ................     100     100    100     100    100      100     100    100    100    100
January, 2009 ................     100     100    100     100    100      100     100    100    100    100
January, 2010 ................     100     100    100     100    100      100     100    100    100     29
January, 2011 ................     100     100    100     100    100      100     100     52    100      8
January, 2012 ................     100     100    100     100     97      100      90     37     13      1
January, 2013 ................     100     100    100     100     37      100      76     27      8      0
January, 2014 ................     100     100     83     100      5      100      65     19      5      0
January, 2015 ................     100     100     60      62      0      100      55     14      0      0
January, 2016 ................     100     100     44      28      0      100      47     10      0      0
January, 2017 ................     100     100     32       7      0      100      39      7      0      0
January, 2018 ................     100     100     23       0      0      100      33      5      0      0
January, 2019 ................     100     100     15       0      0      100      28      0      0      0
January, 2020 ................     100     100      3       0      0      100      24      0      0      0
January, 2021 ................     100      88      0       0      0      100      20      0      0      0
January, 2022 ................     100      73      0       0      0      100      17      0      0      0
January, 2023 ................     100      62      0       0      0      100      14      0      0      0
January, 2024 ................     100      52      0       0      0      100      12      0      0      0
January, 2025 ................     100      43      0       0      0      100      10      0      0      0
January, 2026 ................     100      36      0       0      0      100       8      0      0      0
January, 2027 ................     100      30      0       0      0      100       7      0      0      0
January, 2028 ................     100      24      0       0      0      100       6      0      0      0
January, 2029 ................     100      20      0       0      0      100       3      0      0      0
January, 2030 ................     100      12      0       0      0      100       0      0      0      0
January, 2031 ................     100       4      0       0      0      100       0      0      0      0
January, 2032 ................     100       0      0       0      0      100       0      0      0      0
January, 2033 ................     100       0      0       0      0      100       0      0      0      0
January, 2034 ................     100       0      0       0      0       89       0      0      0      0
January, 2035 ................     100       0      0       0      0       77       0      0      0      0
January, 2036 ................     100       0      0       0      0       64       0      0      0      0
January, 2037 ................       0       0      0       0      0        0       0      0      0      0
Weighted Average Life in
   Years to Maturity .........   29.76   17.95   9.13    8.48   5.84    28.89   10.05   5.16   4.49   3.11
Weighted Average Life in
   Years to Optional Clean-Up
   Call ......................   29.72   14.00   6.85    4.22   2.80    28.88    9.20   4.68   4.17   2.80


                                      B-2-5

       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES OUTSTANDING AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION

                                        CLASS M-5 CERTIFICATES                CLASS M-6 CERTIFICATES
                                 ------------------------------------   ----------------------------------
DISTRIBUTION DATE                  0%     50%     100%   150%    200%     0%     50%    100%   150%   200%
-----------------                -----   -----   -----   ----   -----   -----   -----   ----   ----   ----
Initial Percentage ...........     100%    100%   100%    100%   100%     100%   100%    100%   100%   100%
January, 2008 ................     100     100    100     100    100      100    100     100    100    100
January, 2009 ................     100     100    100     100    100      100    100     100    100    100
January, 2010 ................     100     100    100     100     17      100    100     100    100     17
January, 2011 ................     100     100     52      29      8      100    100      52     22      8
January, 2012 ................     100      90     37      13      0      100     90      37     13      0
January, 2013 ................     100      76     27       8      0      100     76      27      8      0
January, 2014 ................     100      65     19       1      0      100     65      19      0      0
January, 2015 ................     100      55     14       0      0      100     55      14      0      0
January, 2016 ................     100      47     10       0      0      100     47      10      0      0
January, 2017 ................     100      39      7       0      0      100     39       7      0      0
January, 2018 ................     100      33      3       0      0      100     33       0      0      0
January, 2019 ................     100      28      0       0      0      100     28       0      0      0
January, 2020 ................     100      24      0       0      0      100     24       0      0      0
January, 2021 ................     100      20      0       0      0      100     20       0      0      0
January, 2022 ................     100      17      0       0      0      100     17       0      0      0
January, 2023 ................     100      14      0       0      0      100     14       0      0      0
January, 2024 ................     100      12      0       0      0      100     12       0      0      0
January, 2025 ................     100      10      0       0      0      100     10       0      0      0
January, 2026 ................     100       8      0       0      0      100      8       0      0      0
January, 2027 ................     100       7      0       0      0      100      6       0      0      0
January, 2028 ................     100       5      0       0      0      100      0       0      0      0
January, 2029 ................     100       0      0       0      0      100      0       0      0      0
January, 2030 ................     100       0      0       0      0      100      0       0      0      0
January, 2031 ................     100       0      0       0      0      100      0       0      0      0
January, 2032 ................     100       0      0       0      0      100      0       0      0      0
January, 2033 ................     100       0      0       0      0      100      0       0      0      0
January, 2034 ................      89       0      0       0      0       89      0       0      0      0
January, 2035 ................      77       0      0       0      0       77      0       0      0      0
January, 2036 ................      64       0      0       0      0       64      0       0      0      0
January, 2037 ................       0       0      0       0      0        0      0       0      0      0
Weighted Average Life in
   Years to Maturity .........   28.89   10.01   5.12    4.27   2.93    28.89   9.96    5.07   4.10   2.78
Weighted Average Life in
   Years to Optional Clean-Up
   Call ......................   28.88    9.20   4.66    3.98   2.72    28.88   9.20    4.64   3.82   2.59


                                      B-2-6

       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES OUTSTANDING AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION

                                        CLASS M-7 CERTIFICATES                CLASS M-8 CERTIFICATES
                                 ------------------------------------   ----------------------------------
DISTRIBUTION DATE                  0%     50%     100%   150%    200%     0%     50%    100%   150%   200%
-----------------                -----   -----   -----   ----   -----   -----   -----   ----   ----   ----
Initial Percentage ...........     100%   100%    100%    100%   100%     100%    100%   100%   100%   100%
January, 2008 ................     100    100     100     100    100      100     100    100    100    100
January, 2009 ................     100    100     100     100    100      100     100    100    100    100
January, 2010 ................     100    100     100     100     17      100     100    100    100     17
January, 2011 ................     100    100      52      22      8      100     100     52     22      0
January, 2012 ................     100     90      37      13      0      100      90     37     13      0
January, 2013 ................     100     76      27       6      0      100      76     27      0      0
January, 2014 ................     100     65      19       0      0      100      65     19      0      0
January, 2015 ................     100     55      14       0      0      100      55     14      0      0
January, 2016 ................     100     47      10       0      0      100      47      7      0      0
January, 2017 ................     100     39       2       0      0      100      39      0      0      0
January, 2018 ................     100     33       0       0      0      100      33      0      0      0
January, 2019 ................     100     28       0       0      0      100      28      0      0      0
January, 2020 ................     100     24       0       0      0      100      24      0      0      0
January, 2021 ................     100     20       0       0      0      100      20      0      0      0
January, 2022 ................     100     17       0       0      0      100      17      0      0      0
January, 2023 ................     100     14       0       0      0      100      14      0      0      0
January, 2024 ................     100     12       0       0      0      100      12      0      0      0
January, 2025 ................     100     10       0       0      0      100       7      0      0      0
January, 2026 ................     100      7       0       0      0      100       0      0      0      0
January, 2027 ................     100      0       0       0      0      100       0      0      0      0
January, 2028 ................     100      0       0       0      0      100       0      0      0      0
January, 2029 ................     100      0       0       0      0      100       0      0      0      0
January, 2030 ................     100      0       0       0      0      100       0      0      0      0
January, 2031 ................     100      0       0       0      0      100       0      0      0      0
January, 2032 ................     100      0       0       0      0      100       0      0      0      0
January, 2033 ................     100      0       0       0      0      100       0      0      0      0
January, 2034 ................      89      0       0       0      0       89       0      0      0      0
January, 2035 ................      77      0       0       0      0       77       0      0      0      0
January, 2036 ................      64      0       0       0      0       64       0      0      0      0
January, 2037 ................       0      0       0       0      0        0       0      0      0      0
Weighted Average Life in
   Years to Maturity .........   28.89   9.89    5.01    3.94   2.67    28.89    9.79   4.94   3.82   2.56
Weighted Average Life in
   Years to Optional Clean-Up
   Call ......................   28.88   9.20    4.63    3.70   2.50    28.88    9.20   4.62   3.61   2.42


                                      B-2-7

       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE OF THE OFFERED CERTIFICATES OUTSTANDING AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION

                                        CLASS B-1 CERTIFICATES                CLASS B-2 CERTIFICATES
                                 ------------------------------------   ----------------------------------
DISTRIBUTION DATE                  0%     50%     100%   150%    200%     0%     50%    100%   150%   200%
-----------------                -----   -----   -----   ----   -----   -----   -----   ----   ----   ----
Initial Percentage ...........     100%    100%    100%   100%    100%    100%   100%    100%   100%   100%
January, 2008 ................     100     100     100    100     100     100    100     100    100    100
January, 2009 ................     100     100     100    100     100     100    100     100    100    100
January, 2010 ................     100     100     100    100      17     100    100     100    100     12
January, 2011 ................     100     100      52     22       0     100    100      52     22      0
January, 2012 ................     100      90      37     12       0     100     90      37      0      0
January, 2013 ................     100      76      27      0       0     100     76      27      0      0
January, 2014 ................     100      65      19      0       0     100     65      19      0      0
January, 2015 ................     100      55      14      0       0     100     55       1      0      0
January, 2016 ................     100      47       0      0       0     100     47       0      0      0
January, 2017 ................     100      39       0      0       0     100     39       0      0      0
January, 2018 ................     100      33       0      0       0     100     33       0      0      0
January, 2019 ................     100      28       0      0       0     100     28       0      0      0
January, 2020 ................     100      24       0      0       0     100     24       0      0      0
January, 2021 ................     100      20       0      0       0     100     20       0      0      0
January, 2022 ................     100      17       0      0       0     100     11       0      0      0
January, 2023 ................     100      14       0      0       0     100      2       0      0      0
January, 2024 ................     100       5       0      0       0     100      0       0      0      0
January, 2025 ................     100       0       0      0       0     100      0       0      0      0
January, 2026 ................     100       0       0      0       0     100      0       0      0      0
January, 2027 ................     100       0       0      0       0     100      0       0      0      0
January, 2028 ................     100       0       0      0       0     100      0       0      0      0
January, 2029 ................     100       0       0      0       0     100      0       0      0      0
January, 2030 ................     100       0       0      0       0     100      0       0      0      0
January, 2031 ................     100       0       0      0       0     100      0       0      0      0
January, 2032 ................     100       0       0      0       0     100      0       0      0      0
January, 2033 ................     100       0       0      0       0     100      0       0      0      0
January, 2034 ................      89       0       0      0       0      89      0       0      0      0
January, 2035 ................      77       0       0      0       0      77      0       0      0      0
January, 2036 ................      64       0       0      0       0      64      0       0      0      0
January, 2037 ................       0       0       0      0       0       0      0       0      0      0
Weighted Average Life in
   Years to Maturity .........   28.88    9.64    4.86   3.70    2.47   28.88   9.42    4.71   3.56   2.37
Weighted Average Life in
   Years to Optional Clean-Up
   Call ......................   28.88    9.20    4.62   3.54    2.36   28.88   9.20    4.60   3.48   2.32


                                      B-2-8

                                     ANNEX C

                           INTEREST RATE SWAP SCHEDULE

DISTRIBUTION DATE   NOTIONAL AMOUNT ($)
-----------------   -------------------
  February 2007        218,240,000.00
    March 2007         212,763,209.27
    April 2007         206,268,457.10
     May 2007          198,781,510.15
    June 2007          190,361,219.77
    July 2007          181,090,112.47
   August 2007         171,241,795.19
  September 2007       161,056,110.38
   October 2007        150,790,928.12
  November 2007        140,663,160.46
  December 2007        130,852,879.99
   January 2008        121,469,014.52
  February 2008        112,508,579.27
    March 2008         103,899,110.58
    April 2008          95,494,304.43
     May 2008           94,915,000.00
    June 2008           94,915,000.00
    July 2008           94,915,000.00
   August 2008          94,915,000.00
  September 2008        94,915,000.00
   October 2008         94,915,000.00
  November 2008         94,915,000.00
  December 2008         94,915,000.00
   January 2009         94,915,000.00
  February 2009         94,915,000.00
    March 2009          94,915,000.00
    April 2009          94,915,000.00
     May 2009           94,915,000.00
    June 2009           94,915,000.00
    July 2009           94,915,000.00

DISTRIBUTION DATE   NOTIONAL AMOUNT ($)
-----------------   -------------------
    August 2009         94,915,000.00
  September 2009        94,915,000.00
   October 2009         94,915,000.00
   November 2009        87,759,218.34
   December 2009        83,113,817.40
   January 2010         80,116,697.56
   February 2010        77,228,853.35
    March 2010          74,446,217.40
    April 2010          71,265,067.25
     May 2010           68,711,455.05
     June 2010          66,249,940.87
     July 2010          63,877,156.70
    August 2010         61,589,860.73
  September 2010        59,304,174.75
   October 2010         57,183,492.35
   November 2010        55,138,986.84
   December 2010        53,167,891.87
   January 2011         51,267,543.61
   February 2011        49,435,376.79
    March 2011          47,668,920.95
    April 2011          45,965,796.81
     May 2011                    0.00

Prospectus

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of Bond Securitization, L.L.C., the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

No market will exist for the securities of any series before the securities are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

                           Bond Securitization, L.L.C.
                                    Depositor
                             Asset Backed Securities
                              (Issuable in Series)

                                   ----------

Bond Securitization, L.L.C. may periodically establish trusts which will issue securities. The securities may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation.

Each series of securities will:

- be backed by one or more pools of mortgage loans, manufactured housing contracts or mortgage backed securities; and

-    consist of one or more classes of securities.

Each class of securities:

- will be entitled to all, some or none of the interest payments and principal payments on the assets of the trust;

-    may be senior or subordinate in right of payment to other classes; and

- may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

September 29, 2006

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

     (a) this prospectus, which provides general information, some of which may not apply to your series of securities and

     (b) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 160 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Risk Factors ............................................................      7
   Yield is Sensitive to Rate of Principal Prepayment ...................      7
   Limited Resale Market for Securities Could Adversely Affect Your
   Ability to Liquidate Your Investment .................................      8
   Protection Against Losses is Limited Since Securities Will Receive
   Payments Only From Specified Sources .................................      9
   Nature of Mortgages Securing the Loans May Delay Receipt of, or Result
   in Shortfalls in Proceeds Payable on a Loan ..........................     10
   You Could Be Adversely Affected By Violations of Consumer Protection
   Laws .................................................................     12
   You Could Be Adversely Affected By Violations of Environmental Laws ..     13
   Value of Trust Assets May Be Less Than Outstanding Principal Balance
   of the Related Securities ............................................     13
   Weighted Average Net Mortgage Rate on the Loans May Limit Interest
   Rate on the Securities ...............................................     13
   Risks Related to Loans with Interest-only Payments ...................     14
   High Balance Loans Increase Risk of Default ..........................     14
   Simultaneous Second Lien Risk ........................................     14
   Geographic Concentration of Loans Could Adversely Affect Your
   Investment ...........................................................     15
   Military Action and Terrorist Attacks May Impact the Return on Your
   Security .............................................................     15
   Book-Entry System for Certain Classes May Decrease Liquidity and
   Delay Payment ........................................................     15
   Bankruptcy and Insolvency Risks ......................................     16
   Borrower May be Unable to Make Balloon Payment .......................     16
   High Loan-to-Value Ratios Increase Risk of Loss ......................     17
   Mortgage Loans Originated According to Non-Agency Underwriting
   Guidelines May Have Higher Expected Delinquencies ....................     17
   A Transfer of Servicing May Result in Increased Losses and
   Delinquencies on the Loans ...........................................     18
   The Recording of the Mortgages in the Name of MERS May Affect the
   Yield on the Securities ..............................................     18
   Risks Related to the Residual Interest Securities ....................     19

The Trust Fund ..........................................................     19
   General ..............................................................     19
   The Loans ............................................................     22
   Underwriting Standards ...............................................     28
   Modification of Loans ................................................     29
   Agency Securities ....................................................     29
   Private Mortgage-Backed Securities ...................................     36

   Representations by Sellers or Originators; Repurchases ...............     38
   Substitution of Trust Fund Assets ....................................     41

Use of Proceeds .........................................................     41

The Depositor ...........................................................     41

The Sponsor .............................................................     42
   General ..............................................................     42

Description of the Securities ...........................................     42
   General ..............................................................     43
   Distributions on Securities ..........................................     45
   Advances .............................................................     47
   Reports to Securityholders ...........................................     48
   Categories of Classes of Securities ..................................     49
   Indices Applicable to Floating Rate and Inverse Floating Rate
   Classes ..............................................................     53
   Book-Entry Registration of Securities ................................     60
   Exchangeable Securities ..............................................     64
   Purchase Obligations .................................................     66
   Mandatory Auctions ...................................................     67

Credit Enhancement ......................................................     67
   General ..............................................................     67
   Subordination ........................................................     68
   Letter of Credit .....................................................     69
   Insurance Policies, Surety Bonds and Guaranties ......................     69
   Over-Collateralization ...............................................     70
   Spread Account .......................................................     70
   Reserve Accounts .....................................................     70
   Pool Insurance Policies ..............................................     72
   Cross-Collateralization ..............................................     74
   Other Insurance, Surety Bonds, Guaranties, and Letters of Credit .....     74
   Derivative Products ..................................................     75

Yield and Prepayment Considerations .....................................     75

The Agreements ..........................................................     78
   Servicing ............................................................     78
   Assignment of the Trust Fund Assets ..................................     79
   No Recourse to Sellers, Originators, Depositor or Master Servicer ....     82
   Payments on Loans; Deposits to Security Account ......................     82
   Pre-Funding Account ..................................................     84
   Hazard Insurance .....................................................     86
   Realization Upon Defaulted Loans .....................................     89
   Servicing and Other Compensation and Payment of Expenses .............     90
   Evidence as to Compliance ............................................     91

   Matters Regarding the Master Servicer and the Depositor ..............     91
   Events of Default; Rights Upon Event of Default ......................     92
   Amendment ............................................................     95
   Termination; Optional Termination ....................................     96
   The Trustee ..........................................................     97
   The Securities Administrator .........................................     97

Material Legal Aspects of the Loans .....................................     97
   General ..............................................................     97
   Foreclosure/Repossession .............................................     99
   Environmental Risks ..................................................    102
   Rights of Redemption .................................................    103
   Anti-deficiency Legislation and Other Limitations on Lenders .........    103
   Due-on-Sale Clauses ..................................................    104
   Enforceability of Prepayment and Late Payment Fees ...................    105
   Applicability of Usury Laws ..........................................    106
   The Contracts ........................................................    106
   Installment Contracts ................................................    109
   Servicemembers Civil Relief Act ......................................    110
   Junior Mortgages; Rights of Senior Mortgagees ........................    110
   Commercial Loans .....................................................    111
   The Title I Program ..................................................    113
   Consumer Protection Laws .............................................    117

Material Federal Income Tax Consequences ................................    117
   General ..............................................................    117
   Taxation of Debt Securities ..........................................    119
   Taxation of the REMIC and Its Holders ................................    125
   REMIC Expenses; Single Class REMICS ..................................    126
   Taxation of the REMIC ................................................    127
   Taxation of Holders of Residual Interest Securities ..................    128
   Administrative Matters ...............................................    133
   Tax Status as a Grantor Trust ........................................    133
   Sale or Exchange .....................................................    136
   Miscellaneous Tax Aspects ............................................    137
   Tax Treatment of Foreign Investors ...................................    137
   Tax Characterization of the Trust Fund as a Partnership ..............    139
   Tax Consequences to Holders of the Notes .............................    139
   Tax Consequences to Holders of the Certificates ......................    142

State Tax Considerations ................................................    147

ERISA Considerations ....................................................    147
   General ..............................................................    147
   Prohibited Transactions ..............................................    148
   Plan Asset Regulation ................................................    148
   Prohibited Transaction Class Exemption 83-1 ..........................    149

   The Underwriter's Exemption ..........................................    151
   Insurance Company Purchasers .........................................    153
   Consultation with Counsel ............................................    153

Legal Investment ........................................................    153

Method of Distribution ..................................................    156

Legal Matters ...........................................................    157

Financial Information ...................................................    157

Rating ..................................................................    157

Where You Can Find More Information .....................................    159

Incorporation Of Certain Documents By Reference .........................    159

Static Pool Information .................................................    159

Glossary ................................................................    160

                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

YIELD IS SENSITIVE TO RATE OF PRINCIPAL PREPAYMENT

The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. The rate of principal payments will be affected by:

          -    the amortization schedules of the loans;

          - the extent of prepayments of the loans, including partial prepayments and full prepayments resulting from:

                    -    refinancing by borrowers;

                    - liquidations of defaulted loans by a servicer and the receipt of liquidation proceeds in connection therewith; and

                    - repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

          - the allocation of principal, interest and/or other payments among the classes of securities of a series as specified in the related prospectus supplement;

          -    the exercise of any right of optional termination; and

          - the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

The rate of prepayments on loans is influenced by a number of economic, geographic, social and other factors, including:

          -    prevailing market interest rates for the particular asset;

          -    local and national interest rates;

          -    homeowner mobility; and

          -    the ability of the borrower to obtain refinancing.

For example, if interest rates for similar loans fall below the interest rates on the loans in the trust, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the loans in the trust, the rate of prepayment would generally be expected to decrease. Borrowers may prepay their loans in whole or in part at any time; however, some or all of the loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by loan originators, including the seller and its affiliates, a servicer or any master servicer.

We cannot predict the rate at which borrowers will repay their loans. Please consider the following:

          - if you purchase a security at a discount, especially a principal-only security, your yield may be lower than expected if principal payments on the related loans occur at a slower rate than you expected;

          - if you purchase a security at a premium, especially an interest-only security, your yield may be lower than expected if principal payments on the related loans occur at a faster rate than you expected, and you could lose your initial investment;

          - if the rate of default and the amount of losses on the loans in the trust are higher than you expect, then your yield may be lower than you expect, and you could lose all or a portion of your initial investment;

          - the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any security at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

          - the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior securities relative to the classes of subordinate securities.

LIMITED RESALE MARKET FOR SECURITIES COULD ADVERSELY AFFECT YOUR ABILITY TO LIQUIDATE YOUR INVESTMENT

     No market will exist for the securities of any series before they are issued and no underwriter will be required to assist investors in resales of their securities. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities. There have been times in the past when the absence of a liquid resale market for similar asset backed securities has rendered investors unable to sell their securities at all or at other than a significant loss. Consequently, at a time when you desire to sell your securities, you may not be able to do so. Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities. The market values of securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you. The secondary market for mortgage pass-through securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severe adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

PROTECTION AGAINST LOSSES IS LIMITED SINCE SECURITIES WILL RECEIVE PAYMENTS ONLY FROM SPECIFIED SOURCES

     The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

     The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The originator or other seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the originator, the seller, the depositor, the master servicer or the servicers if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

     Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Additional credit enhancement in the form of one or more derivative agreements may be provided to alleviate the effect of the application of any cap on the interest rate of the securities equal to the net mortgage rate of the related loans on the payments of interest to the securities. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement such as insurance policies or derivative agreements could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

     You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

NATURE OF MORTGAGES SECURING THE LOANS MAY DELAY RECEIPT OF, OR RESULT IN SHORTFALLS IN PROCEEDS PAYABLE ON A LOAN

          - Decline in Property Values May Increase Loan Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

          - Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys payable to you. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to securityholders.

     We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency Legislation and other Limitations on Lenders" for additional information.

          - Junior Liens Satisfied After Senior Liens. The trust may contain loans that are in a junior lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

          - Regulated by Consumer Protection Laws. Most states have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or a servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or servicer's ability to collect interest or principal on a loan may result in a loss to you.

     The loans may also be governed by federal laws relating to the origination and underwriting of loans. These laws:

          - require specified disclosures to the borrowers regarding the terms of the loans;

          - prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

          - regulate the use and reporting of information related to the borrower's credit experience;

          - require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

          - permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

          - limit the ability of the master servicer to collect full amounts of interest on some loans and interfere with the ability of the master servicer to foreclose on some properties.

     If particular provisions of these federal laws are violated, the master servicer or servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

     We refer you to "Material Legal Aspects of the Loans" for additional information.

          - Non-Owner Occupied Properties. The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than mortgage loans secured by a primary residence.

     Some pools may include a small portion of commercial mortgage loans. Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency and foreclosure, and risks of loss. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor. The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, a diversity of types of business operated by them. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property. By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

     Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor. Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

     Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the loans in the trust. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the loans in the trust, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

     The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the loans in the trust, could subject the trust as an assignee of the loans, to monetary penalties and could result in the borrowers rescinding such loans against the trust fund. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The seller will warranted that the loans in the trust do not include any mortgage loan in violation of HOEPA or similar state laws. However, if the trust fund should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable.

     See "Material Legal Aspects of the Loans" for additional information.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS

     Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

     We refer you to "Material Legal Aspects of the Loans--Environmental Risks" for additional information.

VALUE OF TRUST ASSETS MAY BE LESS THAN OUTSTANDING PRINCIPAL BALANCE OF THE RELATED SECURITIES

     There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders. As a result, you may not receive the full amount of interest and principal due on your security.

     If specified in the related prospectus supplement, the securities may benefit from credit enhancement from one or more external credit enhancement providers, such as primary mortgage insurers, financial guaranty insurance providers or derivative providers. If the ratings assigned by a rating agency to the securities of a series are dependent upon the financial strength of any such credit enhancement provider, any qualification, reduction or withdrawal of the financial strength ratings assigned to such credit enhancement provider could result in the reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

WEIGHTED AVERAGE NET MORTGAGE RATE ON THE LOANS MAY LIMIT INTEREST RATE ON THE SECURITIES

     As specified in the related prospectus supplement, the interest rate payable on your security may be limited by the interest paid on the loans and other assets of the trust fund, net of certain fees and expenses of the trust fund. The loans in a trust fund will have interest rates that are either fixed or adjustable based on an index, as described in the related prospectus supplement.

     Any adjustable rate loans may have interest rates that are fixed for an initial period after origination and may have periodic or annual limits on adjustments to their interest rates. As a result, the securities may accrue less interest than if the related loans accrued interest based solely on the related index and margin.

     The interest rates on the securities may adjust based on an index different from the index on which the interest rate of the related loans adjust or at different times. As a result, the limits on the interest rates on the securities may prevent increases in those interest rates for an extend period of time during a period of rising interest rates. The interest rates on adjustable rate loans may respond to different economic and market factors than those factors affecting the interest rates on the related securities. It is possible that the interest rates on your securities may react more slowly, more quickly or in a different direction than the interest rates on the loans, which may result in the application of the limit on the interest rates on the securities. In addition, delinquencies, defaults or prepayments on the loans may make it more likely that the interest rate limit on the securities will apply.

RISKS RELATED TO LOANS WITH INTEREST-ONLY PAYMENTS

     If specified in the related prospectus supplement, some of the loans in the related trust fund may provide for payments of interest at the related interest rate, but no payments of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment will be increased to an amount sufficient to amortize the principal balance of the loan over the remaining term and to pay interest at the applicable interest rate.

     Such interest-only loans will, absent other considerations, result in longer weighted average lives of the related securities when compared to securities backed by non-interest-only loans. If you purchase a security at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only term of the loan as a disincentive to prepayment.

     If the monthly payment after the interest-only term is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

HIGH BALANCE LOANS INCREASE RISK OF DEFAULT

     If specified in the related prospectus supplement, a trust fund may include loans that have a principal balance as of the applicable cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the related trust fund.

SIMULTANEOUS SECOND LIEN RISK

     The originator or other lender may have originated a second lien mortgage loan which is not included in the trust fund to the borrower on a first lien mortgage loan that is included in the trust fund. In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans. With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan, even though the first lien loan is current, which would constitute a default on the first lien loan.

     In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund. Borrowers may be more likely to refinance the first lien when any secondary mortgage financing becomes due in full, and consequently you should be aware that the rate of prepayment of the first lien mortgage loans in a trust fund may be affected by any second lien on the related mortgage properties.

GEOGRAPHIC CONCENTRATION OF LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

     The yield to maturity on your securities may be affected by the geographic concentration of the mortgaged properties securing the loans in the related trust fund. Any significant concentration of the mortgaged properties in particular geographic regions subject to adverse economic conditions or special hazards, such as earthquakes, hurricanes, windstorms, wildfires, mudslides, hurricanes or tornadoes, might increase the rate of delinquencies, defaults and losses on the related loans. Consequently, the geographic concentration of the loans in a trust fund could result in shortfalls in distributions due on your securities or losses on your securities greater than would be the case if the mortgaged properties were more geographically diversified.

MILITARY ACTION AND TERRORIST ATTACKS MAY IMPACT THE RETURN ON YOUR SECURITY

     The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action, may have on the performance of the loans or on the values of mortgaged properties cannot be determined at this time. You should consider the possible effects on delinquency, default, loss and prepayment experience of the loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of a Relief Act and any comparable state law, and neither a master servicer nor any other servicers will be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of the Relief Act or comparable state law. Interest payable to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of a Relief Act or comparable state law in the manner specified in the prospectus supplement.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks.
     Therefore:

          - the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

          - your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

          - you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members. DTC will then be required to credit the distributions to the accounts of the participating organizations. Only then will the distributions be credited to your account either directly or indirectly through Securities Intermediaries.

     See "Description of the Securities--Book-Entry Registration of Securities" in this prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

     Each transfer of a loan from a seller to the depositor and from the depositor to the trust fund will be intended to be an absolute and unconditional sale of that loan rather than a secured financing for purposes of federal and state law. However, in the event of the bankruptcy or insolvency of a prior owner of a loan, a bankruptcy trustee or receiver or one of the creditors of the insolvent party might challenge this conclusion and argue that the transfer of the loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the securities. If such an attempt were successful, it is possible that the affected loans could be sold in order to liquidate the assets of the insolvent entity. There can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

BORROWER MAY BE UNABLE TO MAKE BALLOON PAYMENT

     If specified in the related prospectus supplement, certain loans in a trust fund may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on the borrower's ability to:

          -    timely refinance the loan; or

          -    timely sell the related mortgaged property.

     A number of factors will affect a borrower's ability to accomplish either of these goals, including:

          - the level of available mortgage rates at the time of sale or refinancing;

          -    the borrower's equity in the related residential property;

          -    the financial condition of the borrower; and

          -    the tax laws.

     A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

     If specified in the related prospectus supplement, certain of the loans included in a trust fund may have loan-to-value ratios greater than 80%. Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80% or below. Even if the related loans have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those loans.

     The determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the loans for the purpose of determining whether primary mortgage insurance is required may differ from the appraised value of such mortgaged properties for loans obtained for the purpose of acquiring the related mortgaged property. Loan-to-value ratios for loans are generally determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, although this calculation may vary depending on the state in which the mortgaged property is located.

MORTGAGE LOANS ORIGINATED ACCORDING TO NON-AGENCY UNDERWRITING GUIDELINES MAY HAVE HIGHER EXPECTED DELINQUENCIES

     If specified in the related prospectus supplement, the loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of loans are sometimes referred to as "subprime," "non-prime" or "non-conforming" mortgage loans. Whereas "prime" loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower's credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

     Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. Loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

     Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other loans of relatively low credit quality than on loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related loans.

     If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to "Alternative-A" or "Alt-A" underwriting guidelines. Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) are likely to have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

     Consequently, loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher than those experienced by loans underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

A TRANSFER OF SERVICING MAY RESULT IN INCREASED LOSSES AND DELINQUENCIES ON THE LOANS

     If specified in the related prospectus supplement, the servicing responsibilities with respect to certain of the loans will be transferred to a new servicer shortly after the related closing date. In addition, servicing of the loans may be transferred in the future to other servicers in accordance with provisions of the trust agreement or pooling and servicing agreement, as applicable. Investors should note that when the servicing of loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the related securities.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE SECURITIES

     The mortgages or assignments of mortgage for some of the loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the related trustee, then any related expenses will be paid by the related trust and will reduce the amount available to pay principal of and interest on the securities.

     The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to securityholders and increase the amount of losses on the loans.

RISKS RELATED TO THE RESIDUAL INTEREST SECURITIES

     The holders of the Residual Interest Securities must include the taxable income or loss of the related REMIC in determining their federal taxable income. Prospective investors are cautioned that the residual interest securityholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders thereof must have sufficient sources of funds to pay such tax liability. It is not anticipated that the residual interest securityholders will receive distributions from the trust. Furthermore, prospective investors in the Residual Interest Securities should expect that all of the related REMIC's income includible by the holders of the Residual Interest Securities will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction. Under the provisions of the Internal Revenue Code of 1986 relating to REMICs, it is likely that the Residual Interest Securities will be considered to be "non-economic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. See "Material Federal Income Tax Consequences--Taxation of Owners of Residual Interest Securities".

                                 THE TRUST FUND

GENERAL

     The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following (referred to herein as the "Assets"):

     (a) residential mortgage loans, including

     - mortgage loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

     - closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

     - home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and

     - manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

     (b) commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

     (c) mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

     (d) privately issued mortgaged-backed securities representing interests in any of the above asset types; and

     (e) all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

     The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     The Assets will be acquired by the depositor, either directly or through affiliates, from the sponsor. The sponsor may be an affiliate of the depositor. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under "The Loans--Underwriting Standards" or otherwise in accordance with the standards set forth in the prospectus supplement. The depositor will cause the Assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

     Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

     As used in this prospectus, "agreement" means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund--Representations by Sellers or Originators; Repurchases" and "The Agreements--Servicing" and "--Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities--Advances."

     The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

THE LOANS

     General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts. If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

     In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

     - Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

     - Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity--a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

     - Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     - Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

     - The loans may provide for payments of interest at the related interest rate, but no payments of principal, for a specified period following origination. Following the applicable interest-only period, the monthly payment will be increased to an amount sufficient to amortize the principal balance of the loan over the remaining term and to pay interest at the applicable interest rate.

     A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units--single-family properties--or mixed-use properties. Any mixed-use property will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Properties may include vacation and second homes, investment properties, leasehold interests and commercial properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

     The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either
(1) the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or (2) a finding that the address of the underlying property is the borrower's mailing address.

     Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

     The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months.

     Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

     Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

     The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

     Commercial Loans. The trust fund assets for a series may include commercial loans, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets. The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of (1) primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space, (2) multifamily properties, (3) retail stores and establishments, (4) office buildings, or (5) hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land. The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

     Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

     Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services. Tenant leases may have a base rent component and an additional component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

     Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

     - the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

     - the type of property securing the loan--e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

     -    the original terms to maturity of the loans,

     - the largest principal balance and the smallest principal balance of any of the loans,

     - the earliest origination date and latest maturity date of any of the loans,

     - the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

     - the loan interest rates or range of loan interest rates borne by the loans,

     -    the maximum and minimum per annum loan interest rates, and

     -    the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

     No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

     Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

UNDERWRITING STANDARDS

     Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. See "The Trust Fund--The Loans--Underwriting Standards" in this prospectus.

     A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs. These programs are designed to facilitate the loan approval process. Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender's standard underwriting criteria.

     From time to time, exceptions to a lender's underwriting policies may be made. Such exceptions may be made on a loan-by-loan basis at the discretion of the lender's underwriter. Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

MODIFICATION OF LOANS

     The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement. However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

AGENCY SECURITIES

     Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of HUD.
Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

     If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

     -    fixed-rate level installment conventional mortgage loans;

     - fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

     -    adjustable rate conventional mortgage loans; or

     - adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

     Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

     Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

     Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

     Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the


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

guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans,


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

interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

     Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

     Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related


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

prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

     Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

     The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PMBS issuer may be an affiliate of the depositor. If the PMBS issuer is not an affiliate of the depositor, the related private mortgage-backed security:

     - will be acquired in the secondary market and not pursuant to an initial offering of the securities,

     - the related PMBS issuer will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences, and

     - will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

     - no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

     - the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

     - the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

     - the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title Insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, derivative agreements, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

     Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

     (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

     (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

     (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

     (5) the pass-through or certificate rate of the private mortgage-backed securities;

     (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

     (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

     (8) characteristics of credit support, if any, such as reserve funds, insurance policies, derivative agreements, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

     (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

REPRESENTATIONS BY SELLERS OR ORIGINATORS; REPURCHASES

     Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator. Unless otherwise specified in the related prospectus supplement, the representations and warranties typically include the following:

     - The information set forth in the schedule relating to the loans attached to the applicable sale agreement is true and correct in all material respects;

     - Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the


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

          date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

     - The seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

     - Each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

     -    There were no delinquent tax or assessment liens against the property;

     - No required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement;

     - Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects;

     - The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

     - The related mortgaged property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to materially affect adversely the value of the mortgaged property;

     - The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the mortgage loan in the event that the related mortgaged property is sold or transferred without the prior written consent of the mortgagee;

     - All provisions of any primary mortgage insurance policies have been and are being complied with; and

     - The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the related mortgage property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

     If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the closing date or the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

     The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either (1) to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or (2) substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement. If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

     Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of Trust Fund Assets."

SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     -    to purchase the related trust fund assets;

     - to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

     - to pay the costs of structuring and issuing the securities, consisting generally of legal, accounting and rating agency fees and the costs of obtaining any credit enhancement as described under "Credit Enhancement".

     The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

     Bond Securitization, L.L.C., a Delaware limited liability company formed on June 18, 2001, is a direct, wholly-owned subsidiary of Banc One Financial LLC and will act as the depositor for the trust with respect to each series of securities. The principal executive offices of the depositor are located at 270 Park Avenue, New York, New York 10017. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. Its telephone number is (212) 270-8863.

     The depositor has been engaged in the securitization of loans, contracts and mortgage-backed securities since its incorporation. The depositor is generally engaged in the business of acting as depositor of one or more trusts that issues series of notes, bonds or other evidence or indebtedness and certificates that are secured by or represent interests in the assets of a trust fund. The depositor is also generally engaged in acquiring, owning, holding and pledging as collateral and otherwise dealing with loans and mortgaged-backed securities. The depositor acquires the loans and mortgaged-backed securities for inclusion in a securitization from the sponsor, or if specified in the prospectus supplement, from another seller, in each case in privately negotiated transactions.

     The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to issuing and selling one or more series of securities, acquiring and selling loans and mortgage-backed securities, serving as depositor of the trusts and engaging in activities incidental to the foregoing.

     The depositor will have limited obligations with respect to a series of securities. The depositor will obtain representations and warranties from the originators, sponsor or other sellers regarding the assets included in the related trust fund. The depositor will also assign to the trustee for the related series the depositor's rights with respect to those representations and warranties. See "The Agreements -Assignment of the Trust Fund Assets." In addition, after the issuance of a series of securities, the depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a trustee's securities interest or lien on the related assets, appointing a successor master servicer, securities administrator, trustee or other transaction participant that resigns or is otherwise removed, preparation of any reports filed under the Exchange Act and providing notices and other information to certain parties under the operative agreements.

     The depositor does not have, nor is it expected in the future to have, any significant assets. Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                   THE SPONSOR

GENERAL

     Any entity that acts as sponsor will be described in the related prospectus supplement. A sponsor will organize and initiate a securitization by selling or otherwise transferring assets directly or indirectly, through an affiliate, to the depositor for sale or transfer to a trust.

                          DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each series of securities and the applicable prospectus supplement.

GENERAL

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

     - the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

     - the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The Agreements--Payments on Loans; Deposits to Security Account";

     - property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

     - any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest up to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

     The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

     As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied. As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates. Distributions on any class of securities in a series may also be made from amounts received in respect of any derivative agreement with respect to such class.

     Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the interest rate specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement--Subordination."

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

ADVANCES

     If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee. The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement. Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

     If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "--Distributions on Securities" above.

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

     - the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in that distribution;

     - the amount of the distribution allocable to interest and how it was calculated;

     -    the amount of any unpaid interest shortfall;

     -    the amount of any advance;

     - the aggregate amount (1) otherwise allocable to the subordinated securityholders on that distribution date, or (2) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

     - the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

     - the outstanding principal balance for any pool and the principal balance of the loans in any pool at the end of the related prepayment period, and the applicable net mortgage rate of the loans in any pool at the beginning of the related due period;

     - the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

     - the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

     - the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     - the number and aggregate principal balances of loans that are either delinquent, but not in foreclosure or are in foreclosure, (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding that distribution date;

     - with respect to any pool, the cumulative amount of realized losses incurred since the closing date;

     - the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     - the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

     - if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

     - the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

     - any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report (a) as to the aggregate of amounts reported pursuant to (1) and (2) above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and (b) any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The securities of any series may be comprised of one or more classes. Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes

Principal Types

Accretion Directed ...........   A class that receives principal payments from
                                 the accreted interest from specified accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying trust fund assets for the
                                 related series.

Component Securities .........   A class consisting of components. The
                                 components of a class of component securities
                                 may have different principal and/or interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component securities may be identified as
                                 falling into one or more of the categories in
                                 this chart.

Lockout/NAS Securities .......   A class that will not be entitled to payments
                                 of principal for a specified number of
                                 distribution dates following the related
                                 closing date.

Notional Amount Securities ...   A class having no principal balance and bearing
                                 interest on a notional amount. The notional
                                 amount is used for purposes of the
                                 determination of interest distributions.

Planned Principal Class or       A class that is designed to receive principal
PACs .........................   payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 trust fund assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of securities may be
                                 subdivided into different categories--e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes and so forth--having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal class of a series of securities will
                                 be narrower than that for the primary planned
                                 principal class of that series.

Scheduled Principal Class ....   A class that is designed to receive principal
                                 payments using a predetermined principal

                                 balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying trust fund assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support Class .........   A class of senior securities that will be
                                 allocated any realized losses that would
                                 otherwise be allocated to the related Super
                                 Senior Class until the principal balance of
                                 such Senior Support Class has been reduced to
                                 zero.

Sequential Pay Class .........   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of securities may be identified as a sequential
                                 pay class.

Strip ........................   A class that receives a constant proportion, or
                                 "strip," of the principal payments on the
                                 underlying trust fund assets.

Super Senior Class ...........   A class of senior securities for which any
                                 realized losses that would otherwise be
                                 allocated to such class will instead be
                                 allocated to the related Senior Support Class
                                 until the principal balance of such Senior
                                 Support Class has been reduced to zero.

Support Class or Companion       A class that receives principal payments on any
Class ........................   distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes and/or
                                 scheduled principal classes on that
                                 distribution date.

Targeted Principal Class or      A class that is designed to receive principal
TACs .........................   payments using a predetermined principal
                                 balance schedule derived by assuming a single

                                 constant prepayment rate for the underlying trust fund assets.

Interest Types

Fixed Rate ...................   A class with an interest rate that is fixed
                                 throughout the life of that class.

Floating Rate ................   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in that index
                                 as specified in the related prospectus
                                 supplement. Interest payable to a floating rate
                                 class on a distribution date may be subject to
                                 a cap based on the amount of funds available to
                                 pay interest on that distribution date.

Inverse Floating Rate ........   A class with an interest rate that resets
                                 periodically based upon a designated index as
                                 specified in the related prospectus supplement
                                 and that varies inversely with changes in that
                                 index.

Variable Rate ................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments--e.g., the loan
                                 rates borne by the underlying loans.

Auction Rate .................   A class with an interest rate that resets
                                 periodically to an auction rate that is
                                 calculated on the basis of auction procedures
                                 described in the related prospectus supplement.

Interest Only ................   A class that receives some or all of the
                                 interest payments made on the underlying trust
                                 fund assets or other assets of the trust fund
                                 and little or no principal. Interest only
                                 classes have either a nominal principal balance
                                 or a notional amount. A nominal principal
                                 balance represents actual principal that will
                                 be paid on the class. It is referred to as
                                 nominal since it is extremely small compared to
                                 other classes. A notional amount is the amount
                                 used as a reference to calculate the amount of
                                 interest due on an interest only class that is
                                 not entitled to any distributions in respect of
                                 principal.

Principal Only ...............   A class that does not bear interest and is
                                 entitled to receive distributions in respect of
                                 principal only.

Partial Accrual ..............   A class that accretes a portion of the amount
                                 of accrued interest with respect to that class.
                                 The accreted interest will not be distributed
                                 but will instead be added to the principal
                                 balance of that class on each applicable
                                 distribution date, with the remainder of the
                                 accrued interest to be distributed currently as
                                 interest on that class. This partial accrual
                                 without distribution may continue until a
                                 specified event has occurred or until the
                                 partial accrual class is retired.

Accrual ......................   A class that accretes the full amount of
                                 accrued interest with respect to that class.

                                 The accreted interest will not be distributed but will instead be added as principal to the principal balance of that class on each applicable distribution date. This accrual without distribution may continue until some specified event has occurred or until the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

     The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, the Federal Funds Rate, the CMT Rate, in each case calculated as described in this prospectus or any other index on debt described in the related prospectus supplement; provided however, that no index will be a commodities or securities index.

LIBOR

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month, six-month or one-year, as applicable, United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBOR Page, as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters

Screen LIBOR Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

     LIBOR will be established as follows:

     (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

     (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of (1) LIBOR as determined on the previous LIBOR determination date or (2) the reserve interest rate, which is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

     (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank (1) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (2) shall not control, be controlled by, or be under common control with the calculation agent; and (3) shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan

Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

          -    savings deposits,

          -    time deposits,

          -    FHLBSF advances,

          -    repurchase agreements, and

          -    all other borrowings.

     Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. In addition, the


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Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Treasury Index

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551,


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

(202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

Prime Rate

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Federal Funds Rate

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Federal Funds Rate, the calculation agent designated in the prospectus supplement will ascertain the Federal Funds Rate for the related interest accrual period. The Federal Funds Rate for an interest accrual period will be the rate for U.S. Dollar Federal funds, as published in H.15(519) for that day opposite the caption "Federal Funds (Effective)" as that rate is displayed on that date on Moneyline Telerate Page 120 under the heading "Federal Funds Rate". The calculation agent will observe the following procedures if the Federal Funds Rate cannot be determined as described above:

     - If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal


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

          Funds Rate for the relevant interest accrual period will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds (Effective)".

     - If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, the Federal Funds Rate for that interest accrual period will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the administrator, on that interest determination date.

     - If fewer than three brokers selected by the calculation agent are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the date specified in the related prospectus supplement.

     The calculation agent's determination of the Federal Funds Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

U.S. Treasury Constant Maturity Rate

     On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the U.S. Treasury constant maturity rate (which is referred to as the "CMT Rate"), the calculation agent designated in the prospectus supplement will ascertain the CMT Rate for the related interest accrual period. The CMT Rate for an interest accrual period will be the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 p.m.," under the column for:

     - if the Designated CMT Moneyline Telerate Page is 7051, the rate on the date specified in the related prospectus supplement, or

     - if the Designated CMT Moneyline Telerate Page is 7052, the average for the week, or the month, as specified in the related prospectus supplement, ended immediately before the week or month, as applicable, of the date specified in the related prospectus supplement occurs.

     The following procedures will apply if the CMT Rate cannot be determined as described above:

     - If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate is available from that source at that time on that date, then the CMT Rate will be the Treasury constant maturity


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

          rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

     - If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determine to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519).

     - If the rate described in the prior paragraph cannot be determined, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the date specified in the related prospectus supplement, reported, according to their written records, by leading primary United States government securities dealers in New York City. The calculation agent will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury (which we refer to as Treasury Notes) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

     - If the calculation agent cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the calculation agent will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the date specified in the related prospectus supplement, of leading primary United States government securities dealers in New York City. In selecting these offered rates, the calculation agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.


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

     - If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the date specified in the related prospectus supplement will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

     If fewer than three leading primary United States government securities dealers selected by the calculation agent are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on the date specified in the related prospectus supplement.

     The calculation agent's determination of the CMT Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities--the security owners--will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking (formerly Cedelbank) or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream Banking and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream Banking or Euroclear, as appropriate.

     Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to


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

make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners. Accordingly, although security owners will not possess certificates, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

     Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing the participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

     Because of time zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Banking participants on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the European depositaries.


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

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream Banking holds securities for its participants, or participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking participants through electronic book-entry changes in accounts of Clearstream Banking participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 37 currencies, including United States dollars. Clearstream Banking provides to As Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a licensed bank, Clearstream Banking is regulated by the Luxembourg Monetary Institute. Clearstream Banking participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Euroclear Bank, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to


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

specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

     Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

     DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for reregistration, the issuer will issue and the trustee will authenticate definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

     Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.


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     None of the master servicer, the servicers, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

EXCHANGEABLE SECURITIES

     General

     If specified in the related prospectus supplement, a series of securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

     If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

     The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

     Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

     - the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

     - the aggregate amount of interest payable on any distribution date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the exchanged securities; and


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

     - the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

     There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

     - A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

     - An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class in distributions that have identical amounts and identical timing.

     - Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

     In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

     - A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

     - A class of exchangeable securities that is a Planned Principal Class or Targeted Principal Class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Principal Class or Targeted Principal Class, as applicable, may be exchangeable,


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          together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

     A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

     Procedures

     The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee in advance of the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

     The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

PURCHASE OBLIGATIONS

     If specified in the related prospectus supplement, some classes of securities of any series may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. Each purchase obligation may be a secured or unsecured obligation of the provider of that purchase obligation, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an


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instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation will be payable solely to the trust fund. Each purchase obligation will be payable directly to the holders of the related securities. The purchase obligations will not be an asset of any trust fund. or a part of the securities. Rather, securities subject to a purchase obligation will be offered to the initial investors subject to an overriding purchase arrangement, under which the securities will at the same time be offered to the provider of the purchase obligation on a forward basis.

MANDATORY AUCTIONS

     If specified in the related prospectus supplement, some classes of securities of any series may be subject to a mandatory auction that would take place on a specified date, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. Such classes would be auctioned by an auction administrator, which may be the trustee or the securities administrator, to third-party investors. The terms and conditions of any such mandatory auction, including any minimum purchase price, the timing of the auction and the auction procedures, will be described in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, with respect to classes of securities subject to a mandatory auction, the auction administrator may enter into a swap contract with a swap counterparty pursuant to which (i) the swap counterparty will be required to pay to the auction administrator, for the benefit of the holders of the auctioned securities, the excess, if any, of the sum of the outstanding principal balance of those securities on the auction date plus accrued interest over the price at which the securities are sold in the auction and (ii) the auction administrator will be required to pay to the swap counterparty the excess, if any, of the price at which the securities are sold in the auction over the sum of the outstanding principal balance of those securities on the auction date plus accrued interest. The obligation of the swap counterparty to make the payment described above may be a secured or unsecured obligation of the swap counterparty.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.


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SUBORDINATION

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:

     - reducing the ownership interest, if applicable, of the related subordinated securities;

     -    a combination of the immediately preceding sentence and the above; or

     -    another method described in the related prospectus supplement.

     If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

     If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.


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     As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

     -    in the order of their scheduled final distribution dates;

     -    in accordance with a schedule or formula;

     -    in relation to the occurrence of events; or

     -    by another method as specified in the related prospectus supplement.

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cutoff date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--Termination; Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:


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     -    maintaining timely payments or providing additional protection against losses on the trust fund assets;

     -    paying administrative expenses; or

     - establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

     Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

SPREAD ACCOUNT

     If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

RESERVE ACCOUNTS

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

     The reserve account for a series will be funded:

     - by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

     - by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or


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     -    in any other manner as may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

          (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

          (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

          (3) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

          (4) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency for such series, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

          (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

          (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

          (7) repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

          (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States


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     or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

          (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

          (10) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.

     Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies


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against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy. Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

     The pool insurance policy may provide that no claims may be validly presented unless:

     - any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

     - hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     - if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

     - the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

     If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (1) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

     The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or (2) failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related


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

seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

     The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

CROSS-COLLATERALIZATION

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by (1) the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or (2) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, AND LETTERS OF CREDIT

     If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:


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     -    maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

     -    paying administrative expenses; or

     - establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

DERIVATIVE PRODUCTS

     If specified in the related prospectus supplement, a trust fund may also include a derivative arrangement with respect to the securities of any series or any class or classes of a series of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement or an interest rate or currency swap agreement, in each case as described in the related prospectus supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected substantially by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as


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long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

     Collections on revolving credit line loans may vary because, among other things, borrowers may (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     As specified in the related prospectus supplement, conventional loans may or may not contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-- Collection Procedures" and "Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed


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up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective


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yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

     Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination."

     The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

SERVICING

     Customary servicing functions with respect to loans constituting the Assets in the trust fund will be provided, as specified in the prospectus supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable agreement for a series and services the loans directly or through one or more subservicers. In general, descriptions of the rights and obligations of a master servicer in this prospectus will also be applicable to any servicer.

     If the master servicer services the loans through servicers, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers.

     Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer's


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rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

     Unless otherwise specified in the related prospectus supplement, within the time period specified in the related poololing and servicing agreement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:

          (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

          (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

          (3) an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

          (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses (1) through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

     If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real


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property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

     If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage Electronic Registration Systems, Inc., or MERS(R), or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Contracts."

     Unless otherwise specified in the related prospectus supplement, the trustee or its custodian will review the loan documents delivered to it within the time period specified in the related pooling and servicing agreement or custodial agreement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

     If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or


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originator will be obligated to either (1) purchase the related loan from the trust fund at the purchase price or (2) if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement; provided, however, that such substitution is permitted only within two years after the related closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in a prohibited transaction tax under the Code. Unless otherwise specified in the related prospectus supplement, any replacement loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the loan being replaced (the amount of any shortfall to be deposited in the distribution account in the month of substitution), (ii) have a maximum mortgage rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the loan being replaced, (iii) have a gross margin not less than that of the loan being replaced, (iv) have a loan-to-value ratio equal to or less than that of the loan being replaced, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the loan being replaced, (vi) have the same adjustment date as that of the related loan being replaced, (vii) have a minimum rate not less than that of the loan being replaced n, (viii) have the same index as that of the loan being replaced and (ix) comply with all of the applicable representations and warranties.

     There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund--Representations by Sellers or Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.


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

NO RECOURSE TO SELLERS, ORIGINATORS, DEPOSITOR OR MASTER SERVICER

     As described above under "--Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse. However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "--Assignment of the Trust Fund Assets" and under "The Trust Fund--Representations by Sellers or Originators; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

     - maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

     - an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

     - an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

     -    an account or accounts otherwise acceptable to each rating agency.

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may


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be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

     - all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     - all payments on account of interest on the loans, net of applicable servicing compensation;

     - all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     - all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The Trust Funds--Representations by Sellers or Originators; Repurchases" or under "--Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "--Termination; Optional Termination" below;

     - all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

     - any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     - all other amounts required to be deposited in the security account pursuant to the agreement.


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The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

     - to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

     - to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

     - to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

     - to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     - to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

     - to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

     - to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

     - to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

     - to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-


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funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the earlier of (a) the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date and (b) the date on which the amount on deposit in the prefunding account is reduced to $10,000 or less.

     The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Following the purchase of subsequent loans by the Trust Fund, the loans, including the subsequent loans, will have the characteristics set forth in the related prospectus supplement. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.


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     In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

HAZARD INSURANCE

     Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of (1) the maximum insurable value of the improvements securing the loan or (2) the greater of (y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and


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exclusions in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See "Credit Enhancement."

     In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

     If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.


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     If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See "Credit Enhancement."

     In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

     - first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;

     - second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

     - third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

     -    fourth, as a recovery of principal of that loan.


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     The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

REALIZATION UPON DEFAULTED LOANS

     General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and (2) the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

     The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

     Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required. Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing


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Act of 1937, as amended. In addition to the Title I Program of the FHA, see
"Material Legal Aspects of the loans--The Title I Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

     Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities and will be equal to the amount set forth in the related prospectus supplement. The master servicing fee may include a percentage per annum, if any, of the outstanding principal balance of each loan retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and/or any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

     The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.


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EVIDENCE AS TO COMPLIANCE

     The related agreement for each series will require the trustee, any securities administrator, any master servicer and any other party that is participating in the servicing function of the Assets to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before the date specified in the related agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party's assessment of compliance. In addition, the related agreement will require each of the trustee, any securities administrator, any master servicer and any other party that is participating in the servicing function of the assets to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party's activities during the reporting period and of its performance under the related agreement has been made under such officer's supervision and (b) to the best of that officer's knowledge, based on such review, such party has fulfilled all of its obligations under the related agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

     Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In


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addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

     Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

     - failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

     - any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

     - any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

     - events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.


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

     If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

     No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

     Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

     - a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

     - failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     - events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or


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

     - any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

     If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

     (a) the holders of 100% of the voting interests of the notes of that series consent to the sale;

     (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

     (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.

     In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

     Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.


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

     In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

     -    to cure any ambiguity;

     - to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

     - to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.


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

     Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66 2/3% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

     Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Internal Revenue Code.


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

     Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

     In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

     The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

THE SECURITIES ADMINISTRATOR

     If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a commercial bank, savings and loan association or trust company. The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates. The securities administrator may also act as a master servicer or a servicer for a series of securities.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

GENERAL

     The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property


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securing the loan is located. Deeds of trust are used almost exclusively in
California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real


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property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure/ Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE/REPOSSESSION

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other


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court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

     Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of


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both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.


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ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest--the "secured creditor exclusion"--but without "participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

     The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

     A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA. The Asset Conservation,


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Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these limitations, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security;


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however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

     The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

     The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Act,


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subject to exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to particular categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.


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APPLICABILITY OF USURY LAWS

     Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE CONTRACTS

     General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home


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improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

     Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate


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laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

     In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, reregistration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

     Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy


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conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.


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SERVICEMEMBERS CIVIL RELIEF ACT

     Generally, under the terms of the Servicemembers Civil Relief Act, or the Relief Act, a borrower who enters military service after the origination of that borrower's loan including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender that a servicemember's ability to pay a higher rate is not materially affected due to the servicemember's military service. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan of this type goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.


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     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

COMMERCIAL LOANS

     The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the


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tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is not default. Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that: hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements. Mortgaged properties which are multifamily residential properties may be subject


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to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

     The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants. Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

THE TITLE I PROGRAM

     General. Some of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

     There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision


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permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed


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in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (1) the amount of the FHA insurance claims approved for payment relating to the insured loans and (2) the amount of insurance coverage attributable to insured loans sold by the lender, and the insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in


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accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to the lesser of 10% of the actual purchase price and the net unpaid principal balance of that loan. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:


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     (a) the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

     (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

     (c) the uncollected court costs;

     (d) the attorney's fees not to exceed $500; and

     (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement. The summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types


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of investors who are the subject of special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to holders of securities will vary depending on whether:

     (1) the securities of a series are classified as indebtedness;

     (2) an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the Internal Revenue Code;

     (3) the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

     (4) the trust fund relating to a particular series of certificates is treated as a partnership.

     McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, for federal income tax purposes:

          -    securities issued as notes will be treated as indebtedness;

          - securities issued as certificates will be treated as one of the following:

               --   indebtedness;

               -- beneficial ownership interests in the related trust fund or in its assets; or

               --   "REMIC regular interests" or "REMIC residual interests".

The last treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under "--Taxation of the REMIC and Its Holders". Each prospectus supplement will specify which of these treatments applies to the securities being issued. McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the opinion that REMIC "regular interests" will be treated as indebtedness issued by the REMIC.

     In all cases, each trust fund will be structured to not be subject to an entity level tax, and McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the opinion that each trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

     The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series. Prior to issuance of each series of securities, the


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depositor shall file with the SEC a Current Report on Form 8-K on behalf of the related trust fund containing an opinion of counsel to the depositor with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

TAXATION OF DEBT SECURITIES

     General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. At the time those securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect.

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

     Debt Securities that are Compound Interest Securities--generally, securities all or a portion of the interest on which is not paid currently--will, and some of the other Debt Securities may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the "OID regulations") regulations issued thereunder on February 2, 1994. A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt


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Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

     Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:


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     (1) the interest is unconditionally payable at least annually at a "current value" of the index;

     (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

     (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

     (4) the principal payments are not contingent.

     In the case of Compound Interest Securities, some Interest Weighted Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     In addition, the IRS has issued regulations the ("Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section 1272(a)(6), such as the Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code
Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a Pay-Through Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of
(a) the present


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value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a class of Regular Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

     Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security's issue price, to offset the OID by comparable economic accruals of portions of that excess.

     Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a trust fund asset default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.


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     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of those Debt Securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of "market discount"--generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price--will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of
(a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or


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accrued to purchase or carry a security, or, in the case of a Pass-Through
Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.


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     The Internal Revenue Service proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

     The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC IOs"), high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect and to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Securities will be


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designated as "Regular Interests" or "Residual Interests" in a REMIC, as
specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets. If less than 95% of the REMIC's assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.

     Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of the REMIC.

     Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"). The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing


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Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules. In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC. As described above, the regular interests are generally taxable as debt of the REMIC.

     The American Jobs Creation Act of 2004 (the "Jobs Act") allows REMICs to hold reverse mortgages, home equity line of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a "reverse mortgage," is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, any additional tax consequences will be discussed in the prospectus supplement offering interests in that REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984.


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Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount--i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "Material Federal Income Tax Consequences--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

     (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

     (4) the receipt of any fees or other compensation for services rendered by the REMIC.

     It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that

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holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount--if this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of a payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations which have not yet been


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issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "--Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a
Section 593 institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1995, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of
(1) 120% of the long term applicable Federal Rate on the startup day multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term Federal Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.


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     Under the REMIC Regulations, in some circumstances, transfers of Residual
Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by a "Disqualified Organization." Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988, in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described in this prospectus, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar type of limitation exists with respect to transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the


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transferee or another U.S. taxpayer; and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations.

     A transfer to an "eligible corporation", generally a domestic corporation, will satisfy the asset test if: (i) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, (ii) the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and (iii) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

     A transfer of a noneconomic residual interest will not qualify under the "formula test" unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated withholding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to applicable federal rate for short term debt interest. If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

     The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to general taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC,


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determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

     Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest


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in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act").

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount


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of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

     Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the


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trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

     Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss,


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assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable Federal Rate as of the beginning of the holder's holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

     (1) fails to furnish the trustee with its taxpayer identification number;

     (2) furnishes the trustee an incorrect taxpayer identification number;

     (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     (4) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

     Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business


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conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or
(2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

     Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Interest Securities--Excess Inclusions."


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TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related agreement and related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion generally to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes--i.e.--any excess of the principal amount of the notes over their issue price--does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.


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     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a short-term note--with a fixed maturity date of not more than one year from the issue date of that note--may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to


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withhold U.S. tax with respect to the notes with an appropriate statement on
Form W-8 BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W 8 BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.


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TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

     The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement--here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

     (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

     (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

     (3) prepayment premium payable to the holders of certificates for that month; and


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     (4) any other amounts of income payable to the holders of certificates for that month.

     The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

     Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

     If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.


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     Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.


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     Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a certificate represents an interest will constitute a securitization partnership for this purpose.

     Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.


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     The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at the highest rate of tax applicable to their domestic counterparts in the case of foreign holders that are taxable as corporations and all other foreign holders, respectively. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8 BEN, IRS Form W 9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W 8 BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as


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guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

     Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

     Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of


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ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PROHIBITED TRANSACTIONS

     Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies. Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example,

     - Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

     - PTCE 95-60, which exempts certain transactions by insurance company general accounts;

     - PTCE 91-38, which exempts certain transactions by bank collective investment funds;

     - PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

     - PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

PLAN ASSET REGULATION

     The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. (29 C.F.R. Section 2510.3-101.) The Plan Asset Regulations describe the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulations, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the


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entity. However, the Plan Asset Regulations provide that, if a Plan acquires an
"equity interest" in an entity that is neither a "publicly-offered security"--defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934--nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund. In that event, the trustee and other persons, in providing services with respect to the trust fund's assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

     Under the Plan Asset Regulations, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulations, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the Plan Asset Regulation.

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

     In Prohibited Transaction Class Exemption 83-1, the DOL exempted from ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTCE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTCE 83-1 are satisfied, investments by a Plan in Single Family Securities will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons


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independent of the pool sponsor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a "mortgage pass-through certificate" for purposes of PTCE 83-1.

     PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

     (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

     (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

     (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

     The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

     Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific


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conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

THE UNDERWRITER'S EXEMPTION

     The DOL has granted to J.P. Morgan Securities Inc. an administrative exemption from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including securities, issued by entities, including trusts, holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Exemption and for which J.P. Morgan Securities Inc. is the sole underwriter, the manager or co-manager of the underwriting syndicate, or a placement agent.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

     (1) the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction") the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

     (3) the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one Rating Agency;

     (4) the trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

     (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

     (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

     The trust fund must also meet the following requirements:

     (a) the investment pool must consist solely of assets of the type that have been included in other investment pools;


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     (b) securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a Rating Agency for at least one year prior to the Plan's acquisition of the securities; and

     (c) securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

     The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and meet the conditions of the Exemption. Generally, mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date.

     The Exemption permits the Trust Fund to hold certain types of interest rate swap agreements, yield supplement agreements or cap agreements, subject to the conditions of the Exemption. In the event securityholders receive payments under such agreements, these conditions will be described in the related prospectus supplement.

     Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust containing receivables on which that person, or its affiliate, is obligor, provided that, among other requirements:

     (1) neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

     (2) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

     (3) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

     (4) a Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

     (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.


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     The Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Exemption are met, including those within the control of the investor.

INSURANCE COMPANY PURCHASERS

     Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the Exemption or such other exemption were satisfied, that the Exemption or such other exemption would apply to all transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

     Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Exemption and the availability of exemptive relief under any class exemption.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of offered securities constitute "mortgage related securities" ("SMMEA Securities") for


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purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"). Generally, the only classes of offered securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those offered securities, may be subject to significant interpretive uncertainties. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

     As "mortgage related securities", the SMMEA Securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for "mortgage related securities", but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities: without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has


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amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

     All depository institutions considering an investment in the offered securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related security", should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-


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assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the offered securities as "mortgage related securities," no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

     The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

     Alternatively, the prospectus supplement may specify that securities will be distributed by J. P. Morgan Securities Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If JPMorgan acts as agent in the sale of securities, JPMorgan will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that JPMorgan elects to purchase securities as principal, JPMorgan may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

     If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

     The depositor will indemnify JPMorgan and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMorgan and any other underwriters may be required to make in respect of those civil liabilities.

     The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

     As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                  LEGAL MATTERS

     The validity of the securities of each series, and the material federal income tax consequences with respect to that series will be passed upon for the depositor by McKee Nelson LLP or any other counsel identified in the prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. In the case where the trust fund is formed as a statutory business trust, the trust's financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.

                                     RATING

     It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.


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

     Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

     There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined in accordance with criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.


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

                       WHERE YOU CAN FIND MORE INFORMATION

     The depositor, as originator of each trust, has filed with the SEC a registration statement under the Securities Act of 1933, with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement includes additional information. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 100 F Street, N.E., Washington, D.C. 20548. In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.

     Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities.

                             STATIC POOL INFORMATION

     The depositor shall make available any of the sponsor's material static pool information as required under the SEC's rules and regulations. The static pool information for a particular series will be available online at an Internet website specified in the applicable prospectus supplement.

     The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.


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

                                    GLOSSARY

     Whenever used in this prospectus, the following terms have the following meanings:

     "401(c) Regulations" means the published proposed regulations published by DOL on December 22, 1997 pursuant to Section 401(c) of ERISA.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities--Categories of Classes of Securities".

     "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

     "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

     "DOL" means the Department of Labor.

     "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exemption" means the administrative exemption that the DOL has granted to
J. P. Morgan Securities Inc.

     "FHA Loan" means a mortgage loan insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949.

     "Interest Weighted Security" means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Pass-Through Securities.

     "JPMorgan" means J.P. Morgan Securities Inc.

     "OID" means with respect to any security, "original issue discount" under the Code with respect to the issuance of that security.

     "Parties in Interest" means, collectively, "disqualified persons" within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

     "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.


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

     "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

     "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

     "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3 101).

     "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

     "Property Improvement Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

     "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

     "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the Code.

     "Relief Act" means the Servicemembers Civil Relief Act.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the Code.

     "Restricted Group" means, for any series, the seller, the depositor, J.P. Morgan Securities Inc. and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, each counterparty in an eligible swap agreement or any affiliate of any of those parties.

     "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

     "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

     "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

     "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

     "VA Loan" means a mortgage loan partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.



C-BASS LOGO                                                         RADAR VIEWER LOGO


                                  $574,673,000
                                  (APPROXIMATE)

                              C-BASS 2007-CB1 TRUST
                                 ISSUING ENTITY

         C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-CB1

               CREDIT-BASED ASSET SERVICING AND SECURITIZATION LLC
                               SPONSOR AND SELLER

                           BOND SECURITIZATION, L.L.C.
                                    DEPOSITOR

                                  ------------
                              PROSPECTUS SUPPLEMENT

                                  ------------

                                    JPMORGAN
                                  LEAD MANAGER

MERRILL LYNCH & CO.                                    RABO SECURITIES USA, INC.

                                   CO-MANAGERS

                                JANUARY 26, 2007

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB1 in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB1 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the C-BASS Mortgage Loan Asset Backed Certificates, Series 2007-CB1 will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.